            THE DATE OF THIS FREE WRITING PROSPECTUS IS APRIL 9, 2008

                           LB-UBS COMMERCIAL MORTGAGE
                                  TRUST 2008-C1

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2008-C1

                       CLASSES A-1, A-AB, A-2, A-M AND A-J

                                  $874,927,000
                      (APPROXIMATE TOTAL PRINCIPAL BALANCE)

[LEHMAN BROTHERS LOGO]                                [UBS Investment Bank LOGO]
   Co-Lead Manager                                          Co-Lead Manager

                         BANC OF AMERICA SECURITIES LLC
                                   Co-Manager

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141638) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Website at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

                                                                  LB-UBS 2008-C1
--------------------------------------------------------------------------------

IMPORTANT NOTICE RELATING TO THIS FREE WRITING PROSPECTUS AND THE RELATED OFFER

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR
SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING
PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND
WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING
PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY
SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY
PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR
SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS
AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN
CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING
PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT,
AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED
CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN
ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES
OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY
CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE
BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY
JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS
OR SALES, AND NEITHER THE DEPOSITOR NOR ANY OF THE UNDERWRITERS HAVE ANY
RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED
ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS
SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED
AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL
AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION
REGARDING THE OFFERED CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT
BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY
NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY
FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY
DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE
TEXT OF, AT THE TOP OR BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO
WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR
IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT
APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS
REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR
RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS;
(II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING
INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE
REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING
THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A
SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS
PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI)
A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR
CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL
AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER
NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING
BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE "SUBJECT SECURITIES") HAVE
NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF
KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR
INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE
REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF
KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF
LEHMAN BROTHERS INC., UBS SECURITIES LLC, ANY OTHER UNDERWRITER OF THE SUBJECT
SECURITIES OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH
RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE
SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA,
INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF
KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES
REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS
PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF
THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY
RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY
RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES
HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT
SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT
SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN
ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE
PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY
REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN
EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT
SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE
RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH
RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES
UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR
PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY
REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

EACH UNDERWRITER HAS CONFIRMED THAT IT IS AWARE THAT NO GERMAN SALES PROSPECTUS
(VERKAUFSPROSPEKT) HAS BEEN OR WILL BE PUBLISHED IN RESPECT OF THE OFFERING OF
THE LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1, COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2008-C1 (THE "CERTIFICATES") AND EACH UNDERWRITER HAS
REPRESENTED AND AGREED THAT IT WILL COMPLY WITH THE GERMAN SECURITIES SALES
PROSPECTUS ACT (WERTPAPIER - VERKAUFSPROSPEKTGESETZ) AND ANY OTHER LAWS
APPLICABLE IN GERMANY GOVERNING THE ISSUE, OFFERING AND SALE OF THE
CERTIFICATES. IN PARTICULAR, EACH UNDERWRITER HAS UNDERTAKEN NOT TO ENGAGE IN A
PUBLIC OFFERING (OFFENTLICHES ANGEBOT) IN GERMANY WITH RESPECT TO ANY OF THE
CERTIFICATES OTHERWISE THAN IN ACCORDANCE WITH THE GERMAN SECURITIES SALES
PROSPECTUS ACT AND ANY OTHER ACT REPLACING OR SUPPLEMENTING IT AND ALL OTHER
APPLICABLE LAWS AND REGULATIONS. NO CERTIFICATES PURCHASED BY ANY PERSON THAT
WISHES TO OFFER THEM FOR SALE OR RESALE MAY BE OFFERED IN ANY JURISDICTION IN
CIRCUMSTANCES WHICH WOULD RESULT IN THE DEPOSITOR BEING OBLIGATED TO REGISTER
ANY FURTHER PROSPECTUS OR CORRESPONDING DOCUMENT RELATING TO THE CERTIFICATES IN
SUCH JURISDICTION.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

CONTACT INFORMATION                                               LB-UBS 2008-C1
--------------------------------------------------------------------------------

LEHMAN BROTHERS, INC.

David Nass
(212) 526-8829
david.nass@lehman.com

Kee Chan
(212) 526-1528
kchan@lehman.com

Justin Driscoll
(212) 526-1793
jdriscol@lehman.com

Sujatha Yarlagadda
(212) 526-2061
sujatha.yarlagadda@lehman.com

Nicholas Cerulo
(212) 526-2360
nicholas.cerulo@lehman.com

David Cheong
(212) 526-5610
david.cheong@lehman.com

UBS SECURITIES LLC

Mark Green
(212) 713-2750
mark.green@ubs.com

Nicholas Galeone
(212) 713-8832
nicholas.galeone@ubs.com

Michael Grant
(212) 713-9717
michael.grant@ubs.com

Jeremy Freyer
(212) 713-8367
jeremy.freyer@ubs.com

Billy Chan
(212) 713-9067
billy-f.chan@ubs.com

Michael Franzoni
(212) 713-3349
michael.franzoni@ubs.com

LEHMAN BROTHERS                                               UBS SECURITIES LLC

TRANSACTION HIGHLIGHTS                                            LB-UBS 2008-C1
--------------------------------------------------------------------------------

ADDITIONAL INFORMATION

THIS FREE WRITING PROSPECTUS CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE
OFFERED CERTIFICATES IDENTIFIED ABOVE AND RELATED MATTERS. THIS FREE WRITING
PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN
MAKING AN INVESTMENT DECISION. THE DEPOSITOR (AS IDENTIFIED BELOW) HAS FILED A
REGISTRATION STATEMENT, INCLUDING A PROSPECTUS DATED APRIL 8, 2008 (THE "BASE
PROSPECTUS"), WITH THE SEC (SEC FILE NO. 333-141638) FOR THE OFFERING TO WHICH
THIS FREE WRITING PROSPECTUS RELATES. IN ADDITION, THE DEPOSITOR WILL PREPARE
ANOTHER MORE DETAILED FREE WRITING PROSPECTUS TO BE DATED APRIL 9, 2008 (THE
"OFFERING PROSPECTUS") THAT RELATES TO THE OFFERED CERTIFICATES, REFERS TO
ITSELF THEREIN AS "THIS OFFERING PROSPECTUS" AND IS ACCOMPANIED BY THE BASE
PROSPECTUS. YOU SHOULD READ CAREFULLY THE OFFERING PROSPECTUS AND THE BASE
PROSPECTUS IN FULL. CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS BUT
NOT OTHERWISE DEFINED HEREIN WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THOSE
TERMS IN THE GLOSSARY TO THE OFFERING PROSPECTUS. A COPY OF THE OFFERING
PROSPECTUS AND BASE PROSPECTUS CAN BE OBTAINED BY CONTACTING JUSTIN DRISCOLL AT
212-526-1793.

ISSUING ENTITY:                  LB-UBS Commercial Mortgage Trust 2008-C1 (The
                                 "Trust").

SERIES AND CLASS DESIGNATION:    Commercial Mortgage Pass-Through Certificates,
                                 Series 2008-C1 (the "Certificates"), to be
                                 issued in multiple classes (each, a "Class").
                                 The Certificates will include: (a) the Class
                                 A-1, A-AB, A-2, A-2FL, A-M, A-MFL, A-J, A-JFL,
                                 B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and
                                 T Certificates (the "Principal Balance
                                 Certificates"); (b) the Class X Certificates
                                 (the "Interest Only Certificates"); and (c) the
                                 Class R-I, R-II and R-III Certificates (the
                                 "Residual Interest Certificates"). The
                                 Certificates will, directly or indirectly,
                                 evidence the entire beneficial ownership of the
                                 assets of the Trust (such assets, collectively,
                                 the "Trust Fund").

 OFFERED CERTIFICATES:           The Offered Certificates will consist of the
                                 Class A-1, A-AB, A-2, A-M and A-J Certificates.
                                 The Offered Certificates are the only
                                 securities offered by the Offering Prospectus
                                 and these materials. The Offered Certificates
                                 will have an initial total principal balance of
                                 approximately $874,927,000.

NON-OFFERED CERTIFICATES:        The Non-Offered Certificates will include the
                                 Class A-2FL, A-MFL, A-JFL, X, B, C, D, E, F, G,
                                 H, J, K, L, M, N, P, Q, S, T, R-I, R-II and
                                 R-III Certificates. The Non-Offered
                                 Certificates will either be retained by the
                                 Depositor (as identified below) or transferred
                                 in transactions that do not require
                                 registration under the Securities Act of 1933,
                                 as amended. The Non-Offered Certificates will
                                 have an initial total principal balance of
                                 approximately $132,184,098.

FLOATING RATE CERTIFICATES:      The subject securitization transaction will
                                 involve multiple interest rate swap agreements
                                 that relate to the A-2FL, A-MFL and A-JFL
                                 Classes, respectively. Each of those Classes
                                 will represent undivided interests in, among
                                 other things: (a) a regular interest in a REMIC
                                 (as defined below), which REMIC regular
                                 interest will have the same alphabetic or
                                 alphanumeric class designation as the subject
                                 Class; and (b) the rights and obligations under
                                 the related swap agreement. For so long as it
                                 is in effect, the swap agreement related to
                                 each of those Classes will provide, among other
                                 things, that amounts payable by the issuing
                                 entity as interest with respect to the REMIC
                                 regular interest corresponding to the subject
                                 Class will be exchanged for floating amounts
                                 payable as interest by the swap provider under
                                 the related swap agreement, with regularly
                                 scheduled payments to be made between the
                                 issuing entity and the swap counterparty on a
                                 net basis. Amounts payable as interest by the
                                 swap provider under each swap agreement will
                                 accrue at a LIBOR-based rate on a notional
                                 amount equal to the total principal balance of
                                 the applicable Class of Certificates
                                 outstanding from time to time. Accordingly, the
                                 A-2FL, A-MFL and A-JFL Classes constitute the
                                 "Floating Rate Classes". The total principal
                                 balance of each Floating Rate Class at any time
                                 will equal the total principal balance of the
                                 REMIC regular interest corresponding to such
                                 Floating Rate Class. With respect to any
                                 Floating Rate Class, amounts payable as
                                 principal with respect to the corresponding
                                 REMIC regular interest will, in turn, be
                                 distributable on that Floating Rate Class.

MORTGAGE POOL:                   The primary asset of the Trust will be a
                                 segregated pool (the "Mortgage Pool") of
                                 approximately 62 mortgage loans (the "Mortgage
                                 Loans") that back the Offered Certificates and
                                 that have a total Cut-Off Date Balance (an
                                 "Initial Mortgage Pool Balance") of
                                 approximately $1,007,111,098, subject to a
                                 variance of plus or minus 5%. The "Cut-Off Date
                                 Balance" of each Mortgage Loan will equal the
                                 unpaid principal balance of that Mortgage Loan
                                 as of the Cut-Off Date (as specified below)
                                 after application of all monthly debt service
                                 payments due on or before that date, whether or
                                 not received.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                        1

TRANSACTION HIGHLIGHTS                                            LB-UBS 2008-C1
--------------------------------------------------------------------------------

CO-LEAD MANAGERS / CO-BOOK       Lehman Brothers Inc. and UBS Securities LLC.
   RUNNERS:

CO-MANAGER:                      Banc of America Securities LLC.

RATING AGENCIES:                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. ("S&P") and
                                 Moody's Investors Service, Inc. ("Moody's").

DEPOSITOR:                       Structured Asset Securities Corporation II.

SPONSORS:                        Lehman Brothers Holdings Inc. ("LBHI") and UBS
                                 Real Estate Securities Inc. ("UBSRESI").

TRUSTEE:                         LaSalle Bank National Association.

MASTER SERVICER:                 Wachovia Bank, National Association.

SPECIAL SERVICER:                CWCapital Asset Management, LLC.

CUT-OFF DATE:                    April 11, 2008.

DETERMINATION DATE:              11th day of each month or, if such day is not a
                                 business day, then the following business day.

DISTRIBUTION DATE:               4th business day after the Determination Date
                                 in each month, commencing in May 2008.

EXPECTED SETTLEMENT DATE:        April 29, 2008.

INTEREST ACCRUAL PERIOD:         With respect to the Offered Certificates for
                                 any Distribution Date, the period commencing on
                                 the 11th day of the month preceding the month
                                 in which that Distribution Date occurs and
                                 ending on the 10th day of the month in which
                                 that Distribution Date occurs.

TAX:                             The Offered Certificates will evidence regular
                                 interests in, and generally be treated as debt
                                 obligations of, a real estate mortgage
                                 investment conduit (a "REMIC") under the
                                 applicable provisions of the Internal Revenue
                                 Code of 1986 (the "Internal Revenue Code").

ERISA:                           The Depositor anticipates that, subject to
                                 satisfaction of the conditions referred to
                                 under "ERISA Considerations" in the Offering
                                 Prospectus, retirement plans and other employee
                                 benefit plans and arrangements subject to (a)
                                 Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or
                                 (b) section 4975 of the Internal Revenue Code,
                                 will be able to invest in the Offered
                                 Certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Lehman Brothers
                                 Inc. by the U.S. Department of Labor.

SMMEA:                           The Offered Certificates will be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended ("SMMEA").

SETTLEMENT:                      Through the book-entry facilities of The
                                 Depository Trust Company ("DTC") in the case of
                                 all Offered Certificates.

DENOMINATIONS:                   $10,000 minimum for the Offered Certificates.

BLOOMBERG/TREPP/INTEX:           It is expected that cash flows will be modeled
                                 on Bloomberg/Trepp/Intex.

LEHMAN BROTHERS CMBS             It is expected that the Offered Certificates
   INDEX:                        will be included in the Lehman Brothers CMBS
                                 Index.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                        2

STRUCTURAL HIGHLIGHTS                                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

BOND STRUCTURE

OFFERED CERTIFICATES

         TOTAL PRINCIPAL
       BALANCE OR NOTIONAL     RATINGS     INITIAL CREDIT  PASS-THROUGH RATE  WTD. AVG. LIFE
CLASS        AMOUNT ($)     (S&P/MOODY'S)    SUPPORT(4)       DESCRIPTION       (YEARS)(11)   PRINCIPAL WINDOW(11)
------------------------------------------------------------------------------------------------------------------

 A-1      $ 47,990,000         AAA/Aaa       30.000%(5)           TBD(8)           2.88            05/08-04/13
 A-AB     $ 50,023,000         AAA/Aaa       30.000%(5)           TBD(8)           6.77            04/13-09/16
 A-2      $606,964,000(1)      AAA/Aaa       30.000%(5)           TBD(8)           9.44            09/16-02/18
 A-M      $100,711,000(1)      AAA/Aaa       20.000%(6)           TBD(8)           9.86            02/18-03/18
 A-J      $ 69,239,000(1)      AAA/Aaa       13.125%(7)           TBD(8)           9.88            03/18-03/18

NON-OFFERED CERTIFICATES (3)

         TOTAL PRINCIPAL
       BALANCE OR NOTIONAL     RATINGS     INITIAL CREDIT  PASS-THROUGH RATE  WTD. AVG. LIFE
CLASS        AMOUNT ($)     (S&P/MOODY'S)    SUPPORT(4)       DESCRIPTION       (YEARS)(11)   PRINCIPAL WINDOW(11)
--------------------------------------------------------------------------------------------------------------------

A-2FL         TBD(1)           AAA/Aaa        30.000%(5)       Floating(9)           9.44          09/16-02/18
A-MFL         TBD(1)           AAA/Aaa        20.000%(6)       Floating(9)           9.86          02/18-03/18
A-JFL         TBD(1)           AAA/Aaa        13.125%(7)       Floating(9)           9.88          03/18-03/18
  X      $1,007,111,098(2)     AAA/Aaa           N/A         Variable IO(10)       9.49(12)        05/08-11/26 (13)
  B      $   13,848,000        AA+/Aa1         11.750%           TBD(8)              9.88          03/18-03/18
  C      $   11,330,000        AA/Aa2          10.625%           TBD(8)              9.88          03/18-03/18
  D      $    7,553,000        AA-/Aa3          9.875%           TBD(8)              9.88          03/18-03/18
  E      $    8,813,000         A+/A1           9.000%           TBD(8)              9.88          03/18-03/18
  F      $    7,553,000         A/A2            8.250%           TBD(8)              9.88          03/18-03/18
  G      $   11,330,000         A-/A3           7.125%           TBD(8)             10.11          03/18-02/19
  H      $   11,330,000       BBB+/Baa1         6.000%           TBD(8)             11.58          02/19-09/20
  J      $   12,589,000       BBB/Baa2          4.750%           TBD(8)             13.04          09/20-09/21
  K      $    8,812,000       BBB-/Baa3         3.875%           TBD(8)             13.93          09/21-10/22
  L      $    8,812,000        BB+/Ba1          3.000%           TBD(8)             14.99          10/22-10/23
  M      $    5,036,000        BB/Ba2           2.500%           TBD(8)             15.78          10/23-05/24
  N      $    2,518,000        BB-/Ba3          2.250%           TBD(8)             16.20          05/24-08/24
  P      $    1,258,000         B+/B1           2.125%           TBD(8)             16.41          08/24-10/24
  Q      $    2,518,000         B/B2            1.875%           TBD(8)             16.60          10/24-01/25
  S      $    2,518,000         B-/B3           1.625%           TBD(8)             16.86          01/25-04/25
  T      $   16,366,098         NR/NR            N/A             TBD(8)             17.80          04/25-11/26

----------
See footnotes on next page.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                        3

STRUCTURAL HIGHLIGHTS                                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

----------
(1)  The allocations of total principal balance between the A-2 and A-2FL
     Classes, between the A-M and A-MFL Classes and between the A-J and A-JFL
     Classes, respectively, will be determined by market demand up to the amount indicated for the respective class of Offered Certificates.

(2)  Represents total notional amount. The total notional amount of the Class X
     Certificates will equal 100% of the total principal balance of the
     Principal Balance Certificates outstanding from time to time. The Class X
     Certificates do not have principal balances. See "Description of the
     Offered Certificates--General" in the Offering Prospectus.

(3)  The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered
     Certificates also include the Class R-I, R-II and R-III Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates. The Class R-I, R-II and R-III
     Certificates are REMIC residual interest certificates, and holders thereof are not expected to receive any material distributions.

(4)  Represents the total principal balance of all more subordinate Classes of
     Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance, except that the credit support provided by or to a Floating Rate Class is based solely on the corresponding REMIC regular interest. Payments by the swap provider under the swap agreement for any Floating Rate Class will not be available to offset a loss or shortfall on any Class of Certificates other than the
     Floating Rate Class of Certificates related to the subject swap agreement, and no other Class of Certificates will provide credit support to any
     Floating Rate Class for a default on the part of the swap provider under any swap agreement.

(5)  Presented on an aggregate basis for the Class A-1, A-AB, A-2 and A-2FL
     Certificates.

(6)  Presented on an aggregate basis for the Class A-M and A-MFL Certificates.

(7)  Presented on an aggregate basis for the Class A-J and A-JFL Certificates.

(8)  To be determined ("TBD"). The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the weighted average from time to time of certain net interest rates on the Mortgage Loans (the "Pool
     WAC"); (c) the Pool WAC minus a specified percentage; and (d) the lesser of
     (i) the Pool WAC and (ii) a specified fixed rate. See "Description of the
     Offered Certificates--Payments--Calculation of Pass-Through Rates" in the
     Offering Prospectus.

(9)  For so long as the swap agreement for any Floating Rate Class is in effect and there is no event of default thereunder, that Floating Rate Class will accrue interest on an Actual/360 Basis at a LIBOR-based rate. Otherwise, that Floating Rate Class will convert to accruing interest on a 30/360 basis at the same pass-through rate for the corresponding REMIC regular interest. Each REMIC regular interest corresponding to a Floating Rate
     Class will accrue interest at one of the pass-through rates described in footnote (8) above; however, the effective pass-through rate with respect to any Floating Rate Class may be reduced as a result of shortfalls allocated to the corresponding REMIC regular interest.

(10) The Class X Certificates will accrue interest on their notional amount at the weighted average of the respective strip rates at which interest accrues on the respective components of the total notional amount of the
     Class X Certificates from time to time.. See "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in the Offering
     Prospectus.

(11) Calculated assuming, among other things, 0% CPR and no defaults or losses.
     Also based on Modeling Assumptions set forth in glossary to the Offering
     Prospectus. Any deviation from these assumptions can result in a different
     (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

(12) Represents the weighted average life of each dollar reduction in notional amount.

(13) Represents period over which the notional amount will be reduced to zero.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                        4

STRUCTURAL HIGHLIGHTS                                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

SENIOR/SUBORDINATE STRUCTURE:    The respective Classes of the Certificates
                                 (exclusive of the REMIC Residual Certificates)
                                 will entitle holders to varying degrees of
                                 seniority for purposes of

                                 o    receiving payments of interest and, if and
                                      when applicable, payments of principal out
                                      of collections on the Mortgage Loans, and

                                 o    bearing the effects of losses on the
                                      Mortgage Loans, as well as default-related
                                      and other unanticipated expenses of the
                                      Trust.

                                 In connection therewith: (a) the Class A-1,
                                 A-AB, A-2, A-2FL and X Certificates
                                 (collectively, the "Senior Certificates") will
                                 be the most senior Classes of the Certificates;
                                 (b) after the Senior Certificates, the Class
                                 A-M and A-MFL Certificates will be the next
                                 most senior Classes of the Certificates; (c)
                                 after the Senior Certificates and the Class A-M
                                 and A-MFL Certificates, the Class A-J and A-JFL
                                 Certificates will be the next most senior
                                 Classes of the Certificates; and (d)
                                 thereafter, the Class B, C, D, E, F, G, H, J,
                                 K, L, M, N, P, Q, S and T Certificates will, in
                                 the case of each of those Classes, be senior to
                                 each other such Class, if any, with a later
                                 alphabetic Class designation.

                                 With respect to the Floating Rate Classes, the
                                 foregoing discussion regarding relative
                                 seniority relates to the corresponding REMIC
                                 regular interests and the payments thereon.

SEQUENTIAL PAY STRUCTURE:        Distributions of principal and/or interest with
                                 respect to the respective Classes of the
                                 Interest Only Certificates and the Principal
                                 Balance Certificates (or, in the case of the
                                 Floating Rate Classes, with respect to the
                                 corresponding REMIC regular interests) will be
                                 made in a generally sequential order reflecting
                                 the relative seniority of those Classes. See
                                 "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in the Offering Prospectus.

INTEREST DISTRIBUTIONS:          Each Class of Offered Certificates will be
                                 entitled, on each Distribution Date, subject to
                                 available funds and the applicable payment
                                 priorities, to interest accrued during the
                                 related Interest Accrual Period at the
                                 applicable pass-through rate on the total
                                 principal balance of that Class outstanding
                                 immediately prior to that Distribution Date,
                                 together with any unpaid interest with respect
                                 to that Class from any prior Distribution
                                 Dates. Interest on the Offered Certificates
                                 will be calculated on the basis of a 360-day
                                 year assumed to consist of twelve 30-day
                                 months. Distributions of interest with respect
                                 to the Offered Certificates may be reduced in
                                 connection with certain interest shortfalls
                                 arising out of prepayments on the Mortgage
                                 Loans. See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in the Offering Prospectus.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                        5

STRUCTURAL HIGHLIGHTS                                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTIONS:         In general, subject to available funds and the
                                 applicable payment priorities, payments of
                                 principal will be made on each Distribution
                                 Date with respect to the respective Classes of
                                 Principal Balance Certificates (in the case of
                                 a Floating Rate Class, through the
                                 corresponding REMIC regular interest) in the
                                 following order and amounts:

                                 o    first, with respect to the Class A-AB
                                      Certificates up the lesser of (a) the
                                      total distributable principal for the
                                      applicable Distribution Date and (b) the
                                      amount necessary to reduce the total
                                      principal balance of that Class to a
                                      scheduled total principal balance
                                      applicable for that Class and Distribution
                                      Date;

                                 o    second, with respect to (1) the Class A-1
                                      Certificates, (2) the Class A-AB
                                      Certificates and (3) the Class A-2 and
                                      A-2FL Certificates (on a pro rata basis by
                                      principal balance), in that order, in the
                                      case of each such Class or pair of Classes
                                      up to the lesser of (a) the remaining
                                      portion of the total distributable
                                      principal for the applicable Distribution
                                      Date and (b) the remaining total principal
                                      balance of the subject Classes;

                                 o    third, with respect to (1) the Class A-M
                                      and A-MFL Certificates (on a pro rata
                                      basis by principal balance) and (2) the
                                      Class A-J and A-JFL Certificates (on a pro
                                      rata basis by principal balance), in that
                                      order, in the case of each such class up
                                      to the lesser of (a) the remaining portion
                                      of the total distributable principal for
                                      the applicable Distribution Date and (b)
                                      the remaining total principal balance of
                                      the subject Classes; and

                                 o    then, with respect to the remaining
                                      Classes of Principal Balance Certificates,
                                      sequentially in alphabetic order of class
                                      designation (beginning with the Class B
                                      Certificates and ending with the Class T
                                      Certificates), in the case of each such
                                      class up to the lesser of (a) the
                                      remaining portion of the total
                                      distributable principal for the applicable
                                      Distribution Date and (b) the remaining
                                      total principal balance of the subject
                                      Class.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 and "--Payments-- Priority of Payments" in the
                                 Offering Prospectus.

                                 Because of losses on the Mortgage Loans and/or
                                 default-related or other unanticipated expenses
                                 of the Trust, the total principal balance of
                                 the Class A-M, A-MFL, A-J, A-JFL, B, C, D, E,
                                 F, G, H, J, K, L, M, N, P, Q, S and T
                                 Certificates could be reduced to zero at a time
                                 when the Class A-1, A-AB, A-2 and A-2FL
                                 Certificates, or any two or more Classes of
                                 those Senior Certificates, remain outstanding.
                                 Under these circumstances, and in any event on
                                 the final Distribution Date, and
                                 notwithstanding the discussion above, any
                                 payments of principal on the outstanding Class
                                 A-1, A-AB, A-2 and A-2FL Certificates will be
                                 made among those Classes of Senior Certificates
                                 (in the case of the A-2FL Certificates, through
                                 the corresponding REMIC regular interest) on a
                                 pro rata basis in accordance with their
                                 respective total principal balances.

                                 In general, the maximum amount of principal to
                                 be distributed on any given Distribution Date
                                 with respect to the Principal Balance
                                 Certificates (in the case of the Floating Rate
                                 Classes, through the corresponding REMIC
                                 regular interests), subject to available funds,
                                 will equal the Total Principal Distribution
                                 Amount described in the glossary to the
                                 Offering Prospectus. However, on the final
                                 Distribution Date, subject to available funds
                                 and the applicable payment priorities, the
                                 holders of each Class of Principal Balance
                                 Certificates will be entitled to receive (in
                                 the case of a Floating Rate Class, through the
                                 corresponding REMIC regular interest) principal
                                 up to the remaining unpaid principal balance of
                                 that Class.

LOSSES:                          Losses realized on the Mortgage Loans and
                                 certain default-related and other unanticipated
                                 expenses, if any, will be allocated (in the
                                 case of a Floating Rate Class, through the
                                 corresponding REMIC regular interest): (1) to
                                 the T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C
                                 and B Classes, in that order, in each case
                                 until the total principal balance of the
                                 subject Class is reduced to zero; (2) then to
                                 the A-J and A-JFL Classes, on a pro rata basis
                                 in accordance with the respective total
                                 principal balances of those Classes, until the
                                 total principal balance of those Classes is
                                 reduced to zero; (3) then to the A-M and A-MFL
                                 Classes, on a pro rata basis in accordance with
                                 the respective total principal balances of
                                 those Classes, until the total principal
                                 balance of those Classes is reduced to zero;
                                 and (4) then to the A-1, A-AB, A-2 and A-2FL
                                 Classes on a pro rata basis in accordance with
                                 the respective total principal balances of
                                 those Classes.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                        6

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

PREPAYMENT PROVISIONS(1)

   PREPAYMENT
   PROVISIONS     APR-08   APR-09  APR-10  APR-11  APR-12  APR-13  APR-14  APR-15  APR-16  APR-17  APR-18
----------------------------------------------------------------------------------------------------------

LOCK-OUT/DEF.(2)   98.26%   96.65%  92.51%  92.35%  86.12%  85.44%  85.41%  85.38%  85.35%  69.63%   0.00%

YIELD MAINT.(3)     1.74%    3.35%   7.49%   7.65%  13.88%  14.56%  14.59%  14.62%  14.65%  19.33% 100.00%
----------------------------------------------------------------------------------------------------------
SUB-TOTAL         100.00%  100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%  88.96% 100.00%

  PERCENTAGE
    PENALTY
----------------------------------------------------------------------------------------------------------
>=5.0%                --       --   --         --      --      --      --      --      --      --      --
4.0%                  --       --   --         --      --      --      --      --      --      --      --
3.0%                  --       --   --         --      --      --      --      --      --      --      --
2.0%                  --       --   --         --      --      --      --      --      --      --      --
1.0%                  --       --   --         --      --      --      --      --      --      --      --
OPEN                0.00%    0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%   0.00%  11.04%   0.00%
----------------------------------------------------------------------------------------------------------
TOTAL             100.00%  100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
----------------------------------------------------------------------------------------------------------

----------
(1)  Represents percentage of then outstanding principal balance of Mortgage
     Pool as of the date shown assuming, among other things, no prepayments, defaults or losses.

(2)  Includes Mortgage Loans with Initial Lock-out or Initial Lock-out followed by Defeasance for the indicated period based on assumptions in footnote 1 above.

(3)  Includes Mortgage Loans in a Yield Maintenance period for the indicated
     period based on assumptions in footnote 1 above. Includes Mortgage Loans as to which borrower may defease or prepay with yield maintenance during a portion of the loan term.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       7

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

CALL PROTECTION(1)(2)

                                                               STATISTICAL
                                                               DATA(3)(4)
                                                              -------------

Mortgage Loans with Initial Lock-Out & Defeasance
   Period Thereafter                                              72.7%

Mortgage Loans with Initial Lock-Out & Yield Maintenance
   Period Thereafter                                              22.8%

Mortgage Loans with Initial Yield Maintenance Followed by
   a Yield Maintenance or Defeasance Period                        1.7%

Mortgage Loans with Initial Lock-Out Followed by a Yield
   Maintenance Followed by a Yield Maintenance or Defeasance       1.6%

Mortgage Loans with Initial Lock-Out Followed by a Yield
   Maintenance Followed by a Defeasance Period                     1.2%

Weighted Average Remaining Lock-Out                           100 months(5)

Weighted Average Open Period                                    4 months(6)

OPEN PREPAYMENT PERIOD AT END OF MORTGAGE LOAN(6)   NUMBER OF MORTGAGE LOANS   PERCENT OF INITIAL MORTGAGE POOL BALANCE
-----------------------------------------------------------------------------------------------------------------------

None                                                           23                               14.9%
1 Month                                                         3                                1.0
2 Months                                                        2                                1.3
3 Months                                                       31                               60.0
4 Months                                                        1                                1.7
6 Months                                                        1                               13.9
12 Months                                                       1                                7.3
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                         62                              100.0%
-----------------------------------------------------------------------------------------------------------------------

----------
(1)  See "Description of the Mortgage Pool--Terms and Conditions of the
     Underlying Mortgage Loans--PrepaymenT Provisions" in the Offering
     Prospectus.

(2)  Prepayments could occur in limited circumstances even during Initial
     Lock-out Period or Lock-out & Defeasance Period.

(3)  As of the Cut-Off Date.

(4)  Percentages shown reflect percent of Initial Mortgage Pool Balance.

(5)  Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

(6)  Prior to maturity.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       8

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

POOL COMPOSITION

                           NUMBER OF MORTGAGE
                                  LOANS        TOTAL CUT-OFF DATE BALANCE   PERCENT OF INITIAL MORTGAGE POOL BALANCE
--------------------------------------------------------------------------------------------------------------------

Investment Grade Loans(1)            3               $  276,628,806                          27.5%
Conduit Loans                       59                  730,482,292                          72.5
--------------------------------------------------------------------------------------------------------------------
TOTAL:                              62               $1,007,111,098                         100.0%
--------------------------------------------------------------------------------------------------------------------

----------
(1)  Includes Mortgage Loans that S&P and Moody's have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       9

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

LOAN COMBINATIONS

                                        RELATED             RELATED             CUT-OFF DATE U/W NCF      CUT-OFF DATE U/W NCF
                                      PARI PASSU          SUBORDINATE          DSCR, U/W NCF DSCR AND    DSCR, U/W NCF DSCR AND
 MORTGAGE LOANS THAT ARE PART OF A     NON-TRUST           NON-TRUST         CUT-OFF DATE LTV OF TRUST     CUT-OFF DATE LTV OF
         LOAN COMBINATION             LOAN(S)(1)          LOAN(S)(2)                 LOAN(S)             ENTIRE LOAN COMBINATION
--------------------------------------------------------------------------------------------------------------------------------
               CUT-OFF      % OF
 MORTGAGED      DATE       INITIAL       ORIGINAL          ORIGINAL          CUT-OFF    U/W   CUT-OFF    CUT-OFF   U/W   CUT-OFF
  PROPERTY    PRINCIPAL    MORTGAGE     PRINCIPAL          PRINCIPAL         DATE U/W   NCF     DATE    DATE U/W   NCF     DATE
    NAME       BALANCE    POOL BAL.      BALANCE            BALANCE          NCF DSCR  DSCR     LTV     NCF DSCR  DSCR     LTV
--------------------------------------------------------------------------------------------------------------------------------

Westin       $75,250,000     7.5%    $109,750,000(3)          N/A              1.47x   1.25x   74.0%      1.47x   1.25x   74.0%
Charlotte
Kettering     28,000,000     2.8          N/A            $  7,500,000(4)       1.51    1.27    49.9       1.19    1.00    63.3
Tower
Sears Tower   20,000,000     2.0      490,000,000(5)(6)   270,000,000(5)(6)    1.98    1.98    41.8       1.29    1.29    63.9
Best
Western-
Clearwater    19,100,000     1.9          N/A               2,000,000(4)       1.49    1.32    67.0       1.35    1.20    74.0

----------
(1)  Reflects those Non-Trust Loans (the "Pari Passu Non-Trust Loans") that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.

(2)  Reflects those Non-Trust Loans (the "Subordinate Non-Trust Loans") that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis relative to the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject
     Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default
     Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.

(3)  The related Pari Passu Non-Trust Loan is currently held by the UBS Mortgage
     Loan Seller, however, such Pari Passu Non-Trust Loan is anticipated to be included in a separate commercial mortgage loan securitization and/or may be further subdivided at any time into additional loans evidenced by multiple notes.

(4)  May be transferred to a third party institutional noteholder.

(5)  The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A note mortgage loans or groups of mortgage loans -- the
     Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note
     A-2 Sub-Loan Combination of $66,670,000 and the Sears Tower Note A-3
     Sub-Loan Combination of $273,330,000 (which includes the Sears Tower Note
     A-3-A Sub-Loan Combination, which includes the Sears Tower Mortgage Loan)
     -- and a B-note Non-Trust Loans of $100,000,000. The Sears Tower Note A-1
     Non-Trust Loan was contributed to the LB-UBS series 2007-C2 commercial mortgage securitization. The Sears Tower Note A-2 Sub-Loan Combination was
     bifurcated into a senior component of $50,000,000 (which was contributed to the LB-UBS series 2007-C7 commercial mortgage securitization) and a junior component of $16,670,000 (the Sears Tower Note A-2-B Non-Trust Loan). The
     Sears Tower Note A-3 Sub-Loan Combination was bifurcated into a senior component of $205,000,000 (the Sears Tower Note A-3-A Sub-Loan Combination)
     and a junior component of $68,330,000 (the Sears Tower Note A-3-B Non-Trust
     Loan). The Sears Tower Note A-3-A Sub-Loan Combination was split into pari passu components of $20,000,000 (the Sears Tower Mortgage Loan (evidenced by note A-3-A-1)) and $185,000,000 (the Sears Tower Note A-3-A-2 Non-Trust
     Loan). The Sears Tower Mortgage Loan (evidenced by Note A-3-A-1), the Sears
     Tower Note A-3-A-2 Non-Trust Loan and the Sears Tower Note A-3-A Sub-Loan
     Combination (of which the Sears Tower Mortgage Loan is a part) as a whole are generally pari passu in right of payment with the proportionate share of the Sears Tower Note A-1 Non-Trust Loan and the entire principal balance of the Sears Tower Note A-2-A Non-Trust Loan. The Sears Tower Note A-3
     Sub-Loan Combination is, as a whole, generally pari passu to the entire principal balances of the Sears Tower Note A-1 Non-Trust Loan and the Sears
     Tower Note A-2 Sub-Loan Combination, as a whole. The Sears Tower Note A-2-B
     Non-Trust Loan is generally subordinate to the Sears Tower Note A-2-A
     Non-Trust Loan. The Sears Tower Note A-3-B Non-Trust Loan is generally subordinate to the Sears Tower Note A-3-A Sub-Loan Combination. The Sears
     Tower Note B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Mortgage Loan, the
     Sears Tower Note A-2 Sub-Loan Combination, the Sears Tower Note A-3-A-2
     Non-Trust Loan and the Sears Tower Note A-3-B Non-Trust Loan.

(6)  The Sears Tower Note A-1 Non-Trust Loan of $340,000,000 is included in the
     LB-UBS series 2007-C2 commercial mortgage securitization. The Sears Tower
     Note A-2-A Non-Trust Loan of $50,000,000 is included in the LB-UBS series
     2007-C7 commercial mortgage securitization. The Sears Tower Note A-3-A-2
     Non-Trust Loan of $185,000,000 is currently held by the UBS Mortgage Loan
     Seller. Each of the Sears Tower Note A-2-B Non-Trust Loan of $16,670,000,
     the Sears Tower Note A-3-B Non-Trust Loan of $68,330,000 and the Sears
     Tower Note B Non-Trust Loan of $100,000,000 is currently held by a third party institutional noteholder. The UBS Mortgage Loan Seller or such third party institutional noteholders may transfer such notes at any time to a third party institutional noteholder, include one or more of such notes in a commercial mortgage securitization or further subdivide one or more of such notes at any time into additional loans evidenced by multiple notes.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       10

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

CONDUIT ORIGINATION PROGRAM:     o    U/W NCF, U/W NCF DSCR and Cut-Off Date U/W
                                      NCF DSCR on all loans is based on certain
                                      underwriting assumptions made by the
                                      mortgage loan seller, including those
                                      assumptions more specifically set forth in
                                      the glossary to the Offering Prospectus.

                                 o    U/W NCF DSCR for all loans with partial
                                      interest-only periods is calculated based
                                      on annual debt service payments during the
                                      amortization term or, in some cases, based
                                      on an average monthly debt service payment
                                      during the amortization term.

                                 o    U/W NCF DSCR for all loans that provide
                                      for payments of interest only until the
                                      related stated maturity date is based upon
                                      the actual interest-only payments due
                                      during the 12-month period following its
                                      Cut-Off Date.

                                 o    Cut-Off Date U/W NCF DSCR for all loans
                                      with partial interest-only periods is
                                      calculated based on U/W NCF and the sum of
                                      the interest-only payments that will be
                                      due during the 12-month period following
                                      the Cut-Off Date, based on the related
                                      mortgage interest rate and Cut-Off Date
                                      principal balance.

                                 o    Sponsor/principal due diligence is
                                      performed for all loans using any
                                      combination of Lexis/Nexis, bank
                                      references, Equifax, TRW reports,
                                      litigation searches and other types of
                                      credit history and background checks.

                                 o    Appraisals are prepared in accordance with
                                      USPAP standards by approved vendors and
                                      substantially all are prepared in
                                      accordance with FIRREA.

                                 o    Most borrowers under Mortgage Loans with
                                      principal balances greater than $5,000,000
                                      are special purpose entities.

                                 o    Non-consolidation opinions have generally
                                      been obtained with respect to the related
                                      borrower for substantially all Mortgage
                                      Loans with principal balances greater than
                                      $25 million.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       11

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

GENERAL POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

Initial Mortgage Pool Balance                                                                                     $1,007,111,098
Contributors of Collateral                                                                        Lehman: 48.7%(1) UBS: 51.3%(1)
Number of Mortgage Loans                                                                                                      62
Number of Mortgaged Real Properties                                                                                           75
Percent Investment Grade Loans                                                                                          27.5%(1)
Single Tenant Properties(2)                                                                                             11.0%(1)
Acquisition Financing                                                                                                   45.3%(1)
Gross Weighted Average Coupon                                                                                            6.3497%
Weighted Average Original Term to Maturity                                                                            135 Months
Weighted Average Remaining Term to Maturity                                                                           128 Months
Average Mortgage Loan Cut-Off Date Balance                                                                           $16,243,727
Average Mortgage Property Cut-Off Date Balance                                                                       $13,428,148
Average Conduit Loan Cut-Off Date Balance (excluding the Investment Grade Loans)                                     $12,381,056
Average Conduit Property Cut-Off Date Balance (excluding the Investment Grade Loans)                                 $10,145,587
Largest Mortgage Loan                                                                                               $140,000,000
Weighted Average Cut-Off Date U/W NCF DSCR(3)(4)                                      Aggregate Pool: 1.47x; Conduit Only: 1.37x
Weighted Average U/W NCF DSCR(4)                                                      Aggregate Pool: 1.38x; Conduit Only: 1.24x
Weighted Average Cut-Off Date LTV(4)                                                  Aggregate Pool: 63.7%; Conduit Only: 70.2%
Weighted Average Maturity Date LTV(4)                                                 Aggregate Pool: 60.9%; Conduit Only: 63.4%
Geographic Diversity                                                                                                   23 States

----------
(1)  Expressed as a percentage of the Initial Mortgage Pool Balance.

(2)  Includes office, retail and industrial/warehouse properties leased to one tenant that occupies 90.0% or more of the particular property and excludes the Computer Sciences Building Mortgage Loan, representing approximately
     7.3% of the Initial Mortgage Pool Balance, which is leased to a single tenant. The single tenant currently leases 84.6% of the net leasable area at the related mortgaged property and contributes 100% of the mortgage property's total revenue. The tenant has the exclusive right, but not the obligation, to expand into the remaining net leasable area at the related mortgaged property, which is currently vacant, through the end of its lease term.

(3)  Cut-Off Date U/W NCF DSCR is equal to the U/W NCF DSCR for amortizing and full-term interest only loans, and for any loan that provides for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity, Cut-Off Date U/W NCF DSCR is equal to the underwritten net cash flow for the related property, divided by the sum of the actual interest-only payments that would accrue during the IO monthly period following the Cut-Off Date based on the Cut-Off Date principal balance and the interest rate.

(4)  One (1) Mortgage Loan, representing 2.0% of the Initial Mortgage Pool
     Balance, provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Weighted
     Average Cut-Off Date LTV, Weighted Average Maturity Date LTV, Weighted
     Average Cut-Off Date U/W NCF DSCR and Weighted Average U/W NCF DSCR does not reflect these additional amortization payments.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       12

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

                                      [MAP OMITTED]

ILLINOIS
4 properties
$44,981,247
4.5% of total

INDIANA
8 properties
$157,450,000
15.6% of total

OHIO
4 properties
$53,551,909
5.3% of total

PENNSYLVANIA
4 properties
$26,347,635
2.6% of total

NEW YORK
3 properties
$20,399,000
2.0% of total

NEW HAMPSHIRE
1 property
$5,804,000
0.6% of total

MAINE
1 property
$6,596,000
0.7% of total

MASSACHUSETTS
4 properties
$34,347,000
3.4% of total

NEW JERSEY
2 properties
$32,697,452
3.2% of total

MARYLAND
2 properties
$189,871,806
18.9% of total

NORTH CAROLINA
3 properties
$85,700,000
8.5% of total

GEORGIA
1 property
$2,900,000
0.3% of total

FLORIDA
8 properties
$76,124,914
7.6% of total

KENTUCKY
1 property
$997,515
0.1% of total

ALABAMA
1 property
$91,000,000
9.0% of total

TENNESSEE
9 properties
$36,100,000
3.6% of total

MISSISSIPPI
1 property
$2,294,410
0.2% of total

TEXAS
7 properties
$27,830,316
2.8% of total

OKLAHOMA
1 property
$2,925,000
0.3% of total

NEW MEXICO
1 property
$6,385,552
0.6% of total

ARIZONA
1 property
$11,980,000
1.2% of total

CALIFORNIA
5 properties
$74,867,441
7.4% of total

UTAH
3 properties
$15,959,901
1.6% of total

[LEGEND OMITTED]
[ ]>10.0% of Initial Mortgage Pool Balance
[ ]>5.0 - 10.0% of Initial Mortgage Pool Balance
[ ]>1.0 - 5.0% of Initial Mortgage Pool Balance
[ ]<=1.0% of Initial Mortgage Pool Balance

                                   [PIE CHART OMITTED]

                       DISTRIBUTION OF PROPERTY TYPES (1)

Retail                 43.5%
Office                 23.2%
Hotel                  13.4%
Mixed Use              12.6%
Industrial/Warehouse    4.1%
Multifamily             1.6%
Parking Garage          1.1%
Self Storage            0.3%

(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       13

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

INFORMATION REGARDING ESCROWS OR RELATED PAYMENT OBLIGATIONS AND SEASONING

TYPE OF ESCROW OR RELATED   PERCENT OF INITIAL TOTAL
PAYMENT OBLIGATION(1)        CONDUIT LOAN BALANCE(2)
-----------------------------------------------------
Real Estate Taxes(3)                   95.6%
Insurance Premiums(4)                  85.5%
Capital Replacements                   73.1%
TI/LC (Office)                         65.7%
TI/LC (Industrial)                     64.8%
TI/LC (Retail)                         46.6%

                        NUMBER OF         CUT-OFF      PERCENT OF INITIAL
SEASONING             MORTGAGE LOANS   DATE BALANCE   MORTGAGE POOL BALANCE
---------------------------------------------------------------------------
1 Month                      9        $  150,123,247           14.9%
2 Months                     6            30,482,768            3.0
3 Months                    16           297,527,193           29.5
4 Months                     5           103,578,000           10.3
5 Months                     9            90,696,762            9.0
7 Months                     3            24,301,884            2.4
8 Months                     1            13,390,000            1.3
11 Months                    3            38,850,000            3.9
12 Months or greater        10           258,161,243           25.6
---------------------------------------------------------------------------
TOTAL:                      62        $1,007,111,098          100.0%
Min:                         1
Max:                        20
Weighted Average:            7

----------
(1)  Escrows and related payment obligations are generally in the form of either upfront reserves, periodic cash deposits, letters of credit, guarantees from sponsor or related tenant obligations. No representation is made as to the investment grade nature or creditworthiness generally of any such sponsor or tenant.

(2)  As of the Cut-Off Date. Excludes the Investment Grade Loans.

(3)  In some instances where there are no actual tax escrows, certain tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

(4)  In some instances where there are no actual insurance escrows, certain tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above. For Mortgage Loans where there are no actual insurance escrows and the underlying Mortgaged
     Properties are insured by the respective borrower's blanket insurance policy, such Mortgage Loans are deemed to have escrows in the table above.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       14

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

CUT-OFF DATE BALANCE ($)

                                                         % OF INITIAL
                              NUMBER      CUT-OFF DATE     MORTGAGE
                          OF PROPERTIES      BALANCE       POOL BAL
---------------------------------------------------------------------
997,515 - 6,000,000             24       $   88,504,156       8.8%
6,000,000 - 14,000,000          24          212,902,682      21.1
14,000,000 - 40,000,000          9          209,582,454      20.8
60,000,000 - 100,000,000         3          239,493,000      23.8
>=100,000,000                    2          256,628,806      25.5
---------------------------------------------------------------------
TOTAL:                          62       $1,007,111,098     100.0%
---------------------------------------------------------------------
Min:                       $    997,515
Max:                       $140,000,000
Average:                   $ 16,243,727

STATE(1)

                                                         % OF INITIAL
                              NUMBER      CUT-OFF DATE     MORTGAGE
                          OF PROPERTIES      BALANCE       POOL BAL
---------------------------------------------------------------------
MD                              2        $  189,871,807      18.9%
IN                              8           157,450,000      15.6
AL                              1            91,000,000       9.0
NC                              3            85,700,000       8.5
FL                              8            76,124,914       7.6
CA                              5            74,867,441       7.4
OH                              4            53,551,909       5.3
IL                              4            44,981,247       4.5
Other(2)                       40           233,563,781      23.2
---------------------------------------------------------------------
TOTAL:                         75        $1,007,111,098     100.0%
---------------------------------------------------------------------

PROPERTY TYPE(1)

                                                         % OF INITIAL
                             NUMBER       CUT-OFF DATE     MORTGAGE
                          OF PROPERTIES      BALANCE       POOL BAL
---------------------------------------------------------------------

Retail                         41        $  438,437,006      43.5%
   Anchored Retail             25           238,626,753      23.7
   Regional Mall                1           140,000,000      13.9
   Unanchored Retail           15            59,810,252       5.9
Office                          6           233,793,000      23.2
Hotel                           7           135,436,699      13.4
Mixed Use                       3           127,279,378      12.6
Industrial/Warehouse           11            41,750,000       4.1
Multifamily                     5            16,230,015       1.6
Other                           1            11,000,000       1.1
Self Storage                    1             3,185,000       0.3
---------------------------------------------------------------------
TOTAL:                         75        $1,007,111,098     100.0%
---------------------------------------------------------------------

MORTGAGE RATE (%)

                                                         % OF INITIAL
                             NUMBER       CUT-OFF DATE     MORTGAGE
                          OF PROPERTIES      BALANCE       POOL BAL
---------------------------------------------------------------------
5.501 - 5.750                     3      $   58,036,911       5.8%
5.751 - 6.000                    12         133,883,336      13.3
6.001 - 6.250                    10         284,046,074      28.2
6.251 - 6.500                     9         147,762,500      14.7
6.501 - 6.750                     7         162,051,921      16.1
6.751 - 7.000                    13         171,265,136      17.0
7.001 - 7.250                     8          50,065,220       5.0
---------------------------------------------------------------------
TOTAL:                           62      $1,007,111,098     100.0%
---------------------------------------------------------------------
Min:                          5.600
Max:                          7.170
Weighted Average:             6.350

ORIGINAL TERM TO STATED MATURITY (MONTHS)

                                                         % OF INITIAL
                             NUMBER       CUT-OFF DATE     MORTGAGE
                          OF PROPERTIES      BALANCE       POOL BAL
---------------------------------------------------------------------
109 - 120                       57       $  767,447,766      76.2%
121 - 132                        3          116,180,452      11.5
169 - 180                        1            6,854,074       0.7
229 - 240                        1          116,628,806      11.6
---------------------------------------------------------------------
TOTAL:                          62       $1,007,111,098     100.0%
---------------------------------------------------------------------
Min:                           120
Max:                           240
Weighted Average:              135

REMAINING TERM TO STATED MATURITY (MONTHS)

                                                         % OF INITIAL
                             NUMBER       CUT-OFF DATE     MORTGAGE
                          OF PROPERTIES      BALANCE       POOL BAL
---------------------------------------------------------------------
97 - 108                         6       $   91,740,911        9.1%
109 - 120                       54          791,887,307       78.6
157 - 168                        1            6,854,074        0.7
217 - 228                        1          116,628,806       11.6
---------------------------------------------------------------------
TOTAL:                          62       $1,007,111,098      100.0%
---------------------------------------------------------------------
Min:                           101
Max:                           223
Weighted Average:              128

----------
(1)  Percentages based on allocated loan amount per property.

(2)  No other state represents more than 3.6% of the Initial Mortgage Pool
     Balance.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       15

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(1)

                                                      % OF INITIAL
                           NUMBER      CUT-OFF DATE     MORTGAGE
                       OF PROPERTIES      BALANCE       POOL BAL
------------------------------------------------------------------
41.8 - 55.0                    9      $  330,743,560      32.8%
55.1 - 65.0                    8          77,766,886       7.7
65.1 - 70.0                   13         256,921,118      25.5
70.1 - 75.0                   14         189,847,013      18.9
75.1 - 80.0                   14         121,928,521      12.1
80.1 - 84.0                    4          29,904,000       3.0
------------------------------------------------------------------
TOTAL:                        62      $1,007,111,098     100.0%
------------------------------------------------------------------
Min:                        41.8
Max:                        84.0
Weighted Average:           63.7

MATURITY DATE LOAN-TO-VALUE RATIO (%)(1)

                                                      % OF INITIAL
                          NUMBER       CUT-OFF DATE     MORTGAGE
                       OF PROPERTIES      BALANCE       POOL BAL
------------------------------------------------------------------
Fully Amortizing             1        $  116,628,806       11.6%
37.5 - 40.0                  1             6,854,074        0.7
40.1 - 45.0                  4            61,377,783        6.1
45.1 - 50.0                  2             5,882,896        0.6
50.1 - 55.0                  5           204,696,886       20.3
55.1 - 60.0                  8           116,596,708       11.6
60.1 - 65.0                 13           246,940,916       24.5
65.1 - 70.0                  9            83,277,028        8.3
70.1 - 75.0                 10           100,810,000       10.0
75.1 - 80.0                  5            34,142,000        3.4
80.1 - 84.0                  4            29,904,000        3.0
------------------------------------------------------------------
TOTAL:                      62        $1,007,111,098      100.0%
------------------------------------------------------------------
Min:                      37.5(2)
Max:                      84.0
Weighted Average:         60.9(2)

U/W NCF DSCR (X)(1)

                                                      % OF INITIAL
                          NUMBER       CUT-OFF DATE     MORTGAGE
                       OF PROPERTIES     BALANCE        POOL BAL
------------------------------------------------------------------
1.03 - 1.09                  4        $   66,650,000       6.62%
1.10 - 1.19                 19        $  185,688,775      18.44%
1.20 - 1.29                 19           324,473,271      32.22%
1.30 - 1.39                  9            97,494,794       9.68%
1.40 - 1.49                  7           156,853,941      15.57%
1.50 - 1.59                  1             4,950,316       0.49%
1.60 - 1.89                  1            11,000,000       1.09%
>=1.90                       2           160,000,000      15.89%
------------------------------------------------------------------
TOTAL:                      62        $1,007,111,098     100.00%
------------------------------------------------------------------
Min:                      1.03
Max:                      1.98
Weighted Average:         1.38

CUT-OFF DATE U/W NCF DSCR (X)(1)(3)

                                                      % OF INITIAL
                          NUMBER       CUT-OFF DATE     MORTGAGE
                       OF PROPERTIES     BALANCE        POOL BAL
------------------------------------------------------------------
1.10 - 1.19                 10        $   67,378,275       6.7%
1.20 - 1.29                 16           142,285,819      14.1
1.30 - 1.39                 16           191,055,294      19.0
1.40 - 1.49                 14           398,591,393      39.6
1.50 - 1.59                  2            32,950,316       3.3
1.60 - 1.89                  1             3,850,000       0.4
>=1.90                       3           171,000,000      17.0
------------------------------------------------------------------
TOTAL:                      62        $1,007,111,098     100.0%
------------------------------------------------------------------
Min:                      1.10
Max:                      2.15
Weighted Average:         1.47

AMORTIZATION TYPES(4)

                                                      % OF INITIAL
                           NUMBER      CUT-OFF DATE     MORTGAGE
                       OF PROPERTIES      BALANCE       POOL BAL
------------------------------------------------------------------
Amortizing Balloon(5)       44        $  629,516,292      62.5%
Interest Only               17           260,966,000      25.9
Fully Amortizing             1           116,628,806      11.6
------------------------------------------------------------------
TOTAL:                      62        $1,007,111,098     100.0%
------------------------------------------------------------------

----------
(1)  One (1) Mortgage Loan, representing 2.0% of the Initial Mortgage Pool
     Balance, provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to Wtd. Avg.
     Cut-Off Date LTV, Wtd. Avg. Maturity Date LTV, Wtd. Avg. Cut-Off Date U/W
     NCF DSCR and Wtd. Avg. U/W NCF DSCR does not reflect these additional amortization payments.

(2)  Excludes the Chevy Chase Center Mortgage Loan, which is fully amortizing.

(3)  Cut-Off Date U/W NCF DSCR is equal to the U/W NCF DSCR for amortizing and full-term interest only loans, and for any loan that provides for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity, Cut-Off Date U/W NCF DSCR is equal to the underwritten net cash flow for the related property, divided by the sum of the actual interest-only payments that would accrue during the IO monthly period following the Cut-Off Date based on the Cut-Off Date principal balance and the interest rate.

(4)  One (1) Mortgage Loan, 2.0% of the Initial Mortgage Pool Balance, provides that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Amortization Types does not reflect these additional amortization payments.

(5)  Includes 51.6% of Mortgage Loans (by Cut-Off Date balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans,
     95.1% (by Cut-Off Date balance) have three years or less of interest-only payments.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       16

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LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       17

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS(1)

                                                                  % OF INITIAL  CUT-OFF DATE    U/W    CUT-OFF
                             PROPERTY   NUMBER OF  CUT-OFF DATE  MORTGAGE POOL     U/W NCF      NCF     DATE
           NAME               TYPE     PROPERTIES    BALANCE        BALANCE        DSCR(2)    DSCR(3)   LTV(4)  S&P/MOODY'S(5)
------------------------------------------------------------------------------------------------------------------------------

Westfield Southlake           Retail        1      $140,000,000       13.9%         1.98x      1.98x    50.7%        A/Baa2
Chevy Chase Center          Mixed Use       1       116,628,806       11.6          1.43       1.43     42.6        AAA/Baa1
Regions Harbert Plaza         Office        1        91,000,000        9.0          1.41       1.23     70.0         NR/NR
Westin Charlotte              Hotel         1        75,250,000        7.5          1.47       1.25     74.0         NR/NR
Computer Sciences Building    Office        1        73,243,000        7.3          1.31       1.16     67.2         NR/NR
Charleston Plaza              Retail        1        39,695,002        3.9          1.37       1.37     61.1         NR/NR
Kettering Tower               Office        1        28,000,000        2.8          1.51       1.27     49.9         NR/NR
Sutton Plaza                  Retail        1        26,937,452        2.7          1.48       1.25     74.8         NR/NR
Memphis Retail Portfolio      Retail        5        25,600,000        2.5          1.25       1.09     80.0         NR/NR
Chicago Hotel Portfolio       Hotel         3        24,981,247        2.5          1.26       1.26     68.6         NR/NR
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         --         16      $641,335,507       63.7%         1.53X      1.43X    60.1%          --

----------
(1)  For additional information regarding each of the Ten Largest Mortgage
     Loans, please refer to the "Significant Underlying Mortgage Loans" section.

(2)  Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the U/W NCF DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

(3)  Calculated based on in-place U/W NCF, and debt service constant or interest rate, as applicable.

(4)  Calculated based on Cut-Off Date balance and the related appraised value.

(5)  S&P and Moody's have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       18

COLLATERAL POOL HIGHLIGHTS                                        LB-UBS 2008-C1
--------------------------------------------------------------------------------

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LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       19

SIGNIFICANT UNDERLYING MORTGAGE LOANS                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

                    I. THE WESTFIELD SOUTHLAKE MORTGAGE LOAN

                                [3 PHOTOS OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       20

SIGNIFICANT UNDERLYING MORTGAGE LOANS                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

                    I. THE WESTFIELD SOUTHLAKE MORTGAGE LOAN

                                 [MAP OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       21

SIGNIFICANT UNDERLYING MORTGAGE LOANS                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

                    I. THE WESTFIELD SOUTHLAKE MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $140,000,000
LOAN PER SQUARE FOOT:                 $209(1)
% OF INITIAL MORTGAGE POOL BALANCE:   13.9%
SHADOW RATING (S&P/MOODY'S):          A/Baa2
LOAN PURPOSE:                         Refinance
MORTGAGE INTEREST RATE:               6.020% per annum
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   February 11, 2008
AMORTIZATION TERM:                    Interest Only
ANTICIPATED REPAYMENT DATE:           NAP(2)
HYPERAMORTIZATION:                    NAP(2)
MATURITY DATE:                        January 11, 2018
MATURITY BALANCE:                     $140,000,000
BORROWER:                             Southlake Indiana LLC
SPONSORS:                             Westfield Group
DEFEASANCE/PREPAYMENT:                Defeasance permitted two years after Issue
                                      Date. Prepayment permitted, in whole only,
                                      without penalty six months prior to
                                      maturity date.
UP-FRONT RESERVES:                    NAP(2)
ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                      Replacement and Rollover Reserve(4)
LOCKBOX:                              Hard(5)
OTHER SECURED DEBT:                   NAP(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Regional Mall
LOCATION:                             Merrillville, Indiana
YEAR BUILT:                           1974
YEAR RENOVATED:                       1998-1999
GROSS SQUARE FEET:                    1,372,889(6)
COLLATERAL SQUARE FEET:               669,109(7)
OVERALL OCCUPANCY:                    94.7%(8)
IN-LINE OCCUPANCY:                    79.8%
OCCUPANCY DATE:                       February 1, 2008
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Westfield, LLC, a Delaware limited
                                      liability company, an affiliate of the
                                      Borrower
IN-LINE/OUTPARCEL SALES PSF:          $399(9)
IN-LINE/OUTPARCEL COST OF
   OCCUPANCY:                         $12.1%(9)
U/W NCF:                              $16,927,982
U/W NCF DSCR:                         1.98x
CUT-OFF DATE U/W NCF DSCR:            1.98x
APPRAISED VALUE:                      $276,000,000
APPRAISAL AS OF DATE:                 November 8, 2007
CUT-OFF DATE LTV RATIO:               50.7%
MATURITY LTV RATIO:                   50.7%
--------------------------------------------------------------------------------

(1)  Based on collateral square feet of the Westfield Southlake Mortgaged
     Property.

(2)  NAP means not applicable.

(3)  The Westfield Southlake Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes and one-twelfth of an amount which would be sufficient to pay insurance premiums. Notwithstanding the foregoing, so long as the Westfield Southlake Borrower provides evidence of a blanket insurance policy covering the Westfield Southlake
     Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required. In lieu of making deposits into the tax and insurance reserve account, Westfield America Limited Partnership, an affiliate of the Westfield Southlake Borrower, on behalf of the Westfield
     Southlake Borrower, may provide one or more letters of credit in an amount that would have been held in the tax and insurance reserve account for the next 12-month period had the Westfield Southlake Borrower been making deposits into the tax and insurance reserve account.

(4)  From and after the occurrence of an event of default, the Westfield
     Southlake Borrower is required to make monthly deposits in the replacement and rollover reserve account in the amount of one-twelfth of the product of
     $1.20 and the gross rentable square feet of in-line tenant space at the
     Westfield Southlake Mortgaged Property. Upon the cure of the event of default, lender will disburse to the Westfield Southlake Borrower all the funds in the replacement and rollover reserve account deposited by Borrower in connection with the event of default. The Westfield Southlake Borrower is also required to deposit into the replacement and rollover reserve account all payments received in excess of $50,000.00 from any tenant leasing more than 20,000 square feet of gross leasable area of the
     Westfield Southlake Mortgaged Property in connection with the termination or cancellation of a lease

LEHMAN BROTHERS                                               UBS SECURITIES LLC

                                       22

SIGNIFICANT UNDERLYING MORTGAGE LOANS                             LB-UBS 2008-C1
--------------------------------------------------------------------------------

     more than one year prior to its expiration date, including fees, penalties and commissions. In lieu of making deposits into the replacement and rollover reserve account, Westfield America Limited Partnership, an affiliate of the Westfield Southlake Borrower, on behalf of the Westfield
     Southlake Borrower, may provide one or more letters of credit in an amount that would have been held in the replacement and rollover reserve account for the next 12-month period had the Westfield Southlake Borrower been making deposits into the replacement and rollover reserve account.

(5)  See "--Lockbox" below.

(6)  Reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral. Gross square feet comprising the Westfield Southlake Mall consists of 776,697 square feet of anchor space, 124,441 square feet of mini-major space, 358,355 square feet of in-line space, 67,920 square feet of outparcels, and a
     45,476 square-foot movie theater.

(7)  Collateral square feet comprising the Westfield Southlake Mortgaged
     Property consists of 166,145 square feet of JC Penney anchor space, 124,441 square feet of mini-major space, 358,355 square feet of in-line space and
     20,168 square feet of outparcels.

(8)  Overall occupancy reflects the actual physical occupancy based on the rent roll dated February 1, 2008. Overall occupancy includes 520,196 square feet occupied by Sears (216,982 square feet), Macy's (164,574 square feet) and
     Carson Pirie Scott & Co. (138,640 square feet), which own their stores and pads and are not part of the collateral. Overall occupancy also includes
     Kohl's (90,356 square feet) which owns its store and leases its pad from the Westfield Southlake Borrower, as well as eight outparcels (aggregating
     47,752 square feet) which own their stores and lease their pads from the
     Westfield Southlake Borrower. Collateral occupancy of the Westfield
     Southlake Mortgaged Property is 89.2%.

(9)  Comparable in-line/outparcel sales per square foot and in-line/outparcel cost of occupancy, as reported by the Westfield Southlake Borrower, for the trailing 12 months ending January 31, 2008 reflect tenants occupying less than 10,000 square feet.

                       GROSS LEASABLE AREA (GLA) OVERVIEW

                                                        APPROXIMATE    AS %                    LEASE
              STORE                PRINCIPAL BUSINESS   SQUARE FEET   OF GLA   RATINGS(1)   EXPIRATION
--------------------------------   ------------------   -----------   ------   ----------   ----------

MAJOR TENANTS
   Sears(2) ....................    Department Store       216,982      15.8%     BB/Ba1      NAP(3)
   JC Penney....................    Department Store       166,145      12.1    BBB-/Baa3    9/30/2014
   Macy's(2)....................    Department Store       164,574      12.0    BBB-/Baa2     NAP(3)
   Carson Pirie Scott & Co.(2)..    Department Store       138,640      10.1       B/B2       NAP(3)
   Kohl's(4)....................    Department Store        90,356       6.6    BBB+/Baa1    2/28/2013
                                                         ---------     -----
TOTAL MAJOR TENANTS SPACE.......                           776,697      56.6
Mini Major Tenants..............                           124,441       9.1
Theater.........................                            45,476       3.3
In-Line.........................                           358,355      26.1
Outparcels(5)...................                            67,920       4.9
                                                         ---------     -----
TOTAL GLA.......................                         1,372,889     100.0%
                                                         =========     =====

(1)  Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

(2)  Sears, Macy's, and Carson Pirie Scott & Co. each owns its respective store and pad and are not part of the collateral.

(3)  NAP means not applicable as tenant owns its store and pad which are not part of the collateral.

(4)  Kohl's owns its store and leases its pad from the Westfield Southlake
     Borrower. The pad, but not the store, is part of the collateral.

(5)  Comprised of a total of 17 outparcels, of which the collateral consists of
     20,168 square feet of outparcel improvements and the nine related outparcel pads on which these improvements are situated. Collateral also consists of eight outparcel pads but not the 47,752 square feet of improvements on those outparcel pads.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                    MINI MAJOR AND THEATER TENANT INFORMATION

                                       APPROXIMATE        LEASE
               TENANT                  SQUARE FEET   EXPIRATION DATE
------------------------------------   -----------   ---------------
Dick's Sporting Goods...............      50,000        1/31/2022
Kerasotes Showplace Theater.........      45,476          NAP(1)
Gander Mountain.....................      39,996        1/31/2015
Borders Books Music Movies..........      23,183        1/31/2022
New York & Company..................      11,262        6/30/2008
                                         -------
TOTAL...............................     169,917
                                         =======

(1)  NAP means not applicable as tenant owns its store and pad which are not part of the collateral.

              HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1)

                               2005   2006   2007
                              ------ ------ ------
                              $10.58 $10.43 $12.13

(1)  The effective annual rent based on base rent information provided by the
     Westfield Southlake Borrower.

                          LEASE EXPIRATION INFORMATION

                       APPROXIMATE   APPROXIMATE   AS % OF   CUMULATIVE   APPROXIMATE     AS % OF     CUMULATIVE
                           # OF        EXPIRING     TOTAL    % OF TOTAL     EXPIRING       TOTAL      % OF TOTAL
                         EXPIRING       SQUARE      SQUARE     SQUARE         BASE          BASE         BASE
        YEAR             TENANTS       FEET(1)     FEET(1)     FEET(1)    REVENUES(2)   REVENUES(2)   REVENUES(2)
--------------------   -----------   -----------   -------   ----------   -----------   -----------   -----------

2008................        16          48,799        4.9%       4.9%     $ 1,414,012        9.1%         9.1%
2009................        11          23,594        2.4        7.3%         796,259        5.1         14.2%
2010................        21          40,940        4.1       11.4%       1,588,812       10.2         24.4%
2011................        13          26,375        2.7       14.1%       1,178,416        7.6         31.9%
2012................        15          40,116        4.0       18.1%       1,240,025        8.0         39.9%
2013................        13         122,923       12.4       30.5%       1,536,303        9.9         49.8%
2014................         9         185,780       18.7       49.3%       1,139,713        7.3         57.1%
2015................        12          74,641        7.5       56.8%       1,289,440        8.3         65.3%
2016................        10          19,744        2.0       58.8%         858,646        5.5         70.9%
2017................        12          26,969        2.7       61.5%       1,040,552        6.7         77.5%
2018 and beyond.....        18         309,072       31.2       92.7%       3,501,996       22.5        100.0%
Vacant..............        --          72,380        7.3      100.0%               0         --        100.0%
                           ---         -------      -----                 -----------      -----
TOTAL...............       150         991,333      100.0%                $15,584,174      100.0%
                           ===         =======      =====                 ===========      =====

(1)  Reflects expiring square feet of the Westfield Southlake Mortgaged Property including square footage attributed to Carson Pirie Scott & Co. and all outparcel improvements, and excluding the square footage attributed to
     Sears and Macy's which are not part of the collateral.

(2)  Based on underwritten base rental revenues.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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     The Borrower and Sponsor. The Westfield Southlake Borrower is Southlake
Indiana LLC, a Delaware limited liability company, whose sponsor is the
Westfield Group. The Westfield Group is the largest retail property group in the world by equity market capitalization and the ninth largest entity listed on the
Australian Stock Exchange. Operating on a global platform, the Westfield Group is an internally managed, vertically integrated shopping center group, undertaking ownership, development, design, construction, funds and asset management, property management, leasing and marketing employing in excess of
5,000 staff worldwide. The Westfield Group reports that it has interests in an investment portfolio of 118 shopping centers valued in excess of A$63.2 billion located in Australia, the United States, New Zealand and the United Kingdom.

     The Mortgage Loan. The Westfield Southlake Mortgage Loan was originated on
December 20, 2007 and has a cut-off date principal balance of $140,000,000. The
Westfield Southlake Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2018. The Westfield Southlake Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of
6.020% per annum. On the eleventh day of each month to but excluding the stated
maturity date, the Westfield Southlake Borrower is required to make interest-only payments on the Westfield Southlake Mortgage Loan. The principal balance of the Westfield Southlake Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

     The Westfield Southlake Borrower is prohibited from voluntarily prepaying the Westfield Southlake Mortgage Loan, in whole or in part, at any time prior to
July 11, 2017. From and after such date, the Westfield Southlake Mortgage Loan may be prepaid in whole, but not in part, without any prepayment penalty or premium.

     The Westfield Southlake Borrower may defease the Westfield Southlake
Mortgage Loan, in whole only, at any time after two years following the Issue
Date and prior to July 11, 2017, and by doing so obtain the release of the
Westfield Southlake Mortgaged Property. A defeasance will be effected by the
Westfield Southlake Borrower's pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended (including non-callable and non-redeemable obligations of any agency of the United States of America all of whose obligations are unconditionally guaranteed by the United
States of America), that produce payments which replicate the payment obligations of the Westfield Southlake Borrower under the Westfield Southlake
Mortgage Loan and are sufficient to pay off the Westfield Southlake Mortgage
Loan in its entirety on the date occurring six months prior to the stated
maturity date. The Westfield Southlake Borrower's right to defease the entire
Westfield Southlake Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Westfield Southlake Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Westfield
Southlake Borrower in the Westfield Southlake Mortgaged Property, which is comprised of a portion of the Westfield Southlake Mall, an anchored regional mall located in Merrillville, Indiana. The Westfield Southlake Mall was built in
1974 and renovated in 1998 and 1999. The Westfield Southlake Mall is anchored by five stores with an aggregate of 776,697 square feet comprised of Sears, JC
Penney, Macy's, Carson Pirie Scott & Co. and Kohl's. Kohl's owns its store and leases its pad from the related borrower, therefore the pad, but not the store, is part of the collateral which makes up the Westfield Southlake Mortgaged
Property. Sears, Macy's and Carson Pirie Scott & Co. each owns its respective store and pad and are not part of the collateral. The Westfield Southlake
Mortgaged Property totals 669,109 square feet of collateral, consisting of
166,145 square feet of JC Penney anchor space, 124,441 square feet of mini major space, 358,355 square feet of in-line space and 20,168 square feet of outparcel space. The in-line space is occupied by 94 tenants which include retailers such as Express and Express Men, Abercrombie & Fitch, Lane Bryant, Victoria's Secret
and Champs. As of February 1, 2008, collateral occupancy was 89.2%, in-line occupancy was 79.8% and overall physical occupancy at the Westfield Southlake
Mall was 94.7%.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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     Based on historical financial information provided by the Westfield
Southlake Borrower, the net operating income for the Westfield Southlake Mall was $19,286,041 for fiscal year 2007 and $2,802,187 for the interim period from
January 2008 through February 2008.

     The following is an occupancy chart for the Westfield Southlake Mall, as reported by the Westfield Southlake Borrower.

                        HISTORICAL OCCUPANCY INFORMATION

                                YEAR               OCCUPANCY(1)
                    ------------------------------ ------------
                    2007..........................    91.3%
                    2006..........................    88.5%
                    2005..........................    86.5%
                    2004..........................    86.4%
                    2003..........................    89.4%

(1)  Reflects historical occupancy as reported by the Westfield Southlake
     Borrower for the Westfield Southlake Mortgaged Property, including square footage attributed to in-line, mini major, theater, outparcel and the food court space. Anchors, kiosks, ATMs, trash pads and carousels have been excluded.

     The Market. According to information in the appraisal performed in connection with the origination of the Westfield Southlake Mortgage Loan, the
Westfield Southlake Mortgaged Property is located in Lake County, Indiana, within the greater Merrillville area. The Merrillville area generally includes the city of Hobart as well as the city of Schererville. Generally, the boundaries of the immediate area include approximately a 1.5 mile radius around the subject property. Most of the major commercial developments are located near the Westfield Southlake Mortgaged Property, and the nearby full interchange with
Interstate 65 (1/2 mile west of the subject). The Central Business District
(Chicago) is located 32 miles northwest of the subject property. According to the appraisal, Merrillville has become a regional economic and information hub, in part due to a high concentration of businesses along US Route 30. According to the appraiser, the subject is in an attractive environment, with little direct competition within the immediate trade area as the primary retail destination serving a broad area, with good demographic characteristics.

     Lockbox. The Westfield Southlake Borrower is obligated to establish and maintain a segregated eligible account (the "Westfield Southlake Lockbox
Account") under the control of the lender. The Westfield Southlake Borrower is required to cause all tenants at the Westfield Southlake Mortgaged Property to deposit all rents directly into the Westfield Southlake Lockbox Account on or before the date such rent is due. If the Westfield Southlake Borrower, its affiliates or the property manager receives any rents directly, the Westfield
Southlake Borrower is required to hold such rents in trust for the benefit of the lender, and deposit, or cause to be deposited, all such rents into the
Westfield Southlake Lockbox Account within one business day. Prior to an event of default, all funds on deposit in the Westfield Southlake Lockbox Account are required to be transferred daily by the Westfield Southlake Lockbox Bank into an account designated by the Westfield Southlake Borrower. During an event of default and until the event of default is cured, all amounts deposited into the
Westfield Southlake Lockbox Account are required to be transferred daily into a cash management account established by the Westfield Southlake Borrower. After the occurrence of an event of default and until the event of default is cured
(and provided that no other event of default shall have occurred and be continuing), on each business day and until such time as the deposits required under the deposit account agreement have been made in full, the cash management bank is required to disburse all funds on deposit in the cash management account, in the amounts specified by the lender, in the following order of priority: (i) first, to fund the reserves established for taxes, charges or insurance premiums on the Westfield Southlake Mortgaged Property; (ii) second, to pay the cash management bank any fees owed to the cash management bank for services performed by the cash management bank under the deposit account agreement; (iii) third, to fund the debt service reserve account; (iv) fourth, to fund any operating expenses

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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incurred by the Westfield Southlake Borrower following the occurrence of an event of default which (x) are included in the operating budget for the current month for the Westfield Southlake Mortgaged Property; (y) are for electric, gas, oil, water, sewer or other utility service to the Westfield Southlake Mortgaged
Property or management fees payable under the Westfield Southlake Management
Agreement for the current month for the Westfield Southlake Mortgaged Property;
or (z) were approved by the lender, which approval shall not be unreasonably withheld or delayed; (v) fifth, to fund the replacement and rollover reserve account; and (vi) sixth, to an account held by the lender until the related event of default is cured.

     Windstorm and Terrorism Insurance. The Westfield Southlake Borrower is
required under the related loan documents to maintain, along with other insurance coverages and requirements, comprehensive all risk insurance, including windstorm insurance (including named windstorm allowing for deductibles of 5% of the property insurable value), commercial general liability insurance, business interruption insurance and insurance against certain acts of terrorism. Regarding terrorism insurance coverage, if such policies contain an exclusion for acts of terrorism, the Westfield Southlake Borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist, in an amount, if commercially available, equal to the then full replacement cost of the Westfield Southlake Mortgaged Property, provided, however that the Westfield
Southlake Borrower will not be required to maintain insurance coverage for acts of terrorism, in excess of the coverage that is available, if any, for an annual premium of $300,000.00.

     Partial Release. The related loan documents permit the partial release of certain vacant, non-income producing portions of the Westfield Southlake
Mortgaged Property to be identified by the Westfield Southlake Borrower and reasonably approved by the lender (individually and collectively, the "Westfield
Southlake Release Parcel") from the lien of the mortgage (the "Westfield
Southlake Land Parcel Release"); upon the satisfaction of certain conditions, including, among other things, that (i) no event of default shall have occurred and be continuing; (ii) the Westfield Southlake Land Parcel Release does not have a materially adverse effect on the use, value and operation of the
Westfield Southlake Mortgaged Property as determined at the time of the requested release (which shall be confirmed at lender's option by a qualified
MAI/FIRREA appraiser), and which Westfield Southlake Land Parcel Release will be at Westfield Southlake Borrower's sole cost and expense; (iii) prior to the
Westfield Southlake Land Parcel Release, the Westfield Southlake Release Parcel
shall be subdivided from the Westfield Southlake Mortgaged Property to form a separate tax lot; (iv) if a secondary market transaction has occurred, such release is not a "significant modification" within the meaning of Treasury
Regulations section 1.860G-2 as reasonably determined by the lender exercising the judgment of a prudent lender; (v) all legal requirements in connection with the foregoing shall have been met and confirmed by evidence from municipal authorities or a title company endorsement or other types of evidence reasonably satisfactory to the lender; and (vi) any easements necessary for the benefit of the Westfield Southlake Mortgaged Property, following such subdivision and conveyance, shall be entered into and recorded, as appropriate.

     Reciprocal Easement Agreement. The Westfield Southlake Mortgaged Property
is subject to a reciprocal easement agreement. See "Risk Factors--The Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special Risks--Retail
Properties" in the accompanying base prospectus.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                    II. THE CHEVY CHASE CENTER MORTGAGE LOAN

                                 [3 PHOTOS OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                    II. THE CHEVY CHASE CENTER MORTGAGE LOAN

                                  [MAP OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                    II. THE CHEVY CHASE CENTER MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $116,628,806
LOAN PER SQUARE FOOT:                $293
% OF INITIAL MORTGAGE POOL BALANCE:  11.6%
SHADOW RATING (S&P/MOODY'S):         AAA/Baa1
LOAN PURPOSE:                        Refinance
MORTGAGE INTEREST RATE:              6.520% per annum
INTEREST CALCULATION:                30/360
FIRST PAYMENT DATE:                  December 1, 2006
AMORTIZATION TERM:                   20 years
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       November 1, 2026
MATURITY BALANCE:                    $630
BORROWER:                            Chevy Chase Center, LLC
SPONSOR:                             The Chevy Chase Land Company of Montgomery
                                     County, Maryland
DEFEASANCE/PREPAYMENT:               Prepayment with the greater of yield
                                     maintenance or 1% of the unpaid principal
                                     balance permitted on and after November 1,
                                     2016. Prepayment without yield maintenance
                                     permitted 90 days prior to maturity date.
UP-FRONT RESERVES:                   Tax Reserve(2)
                                     Tenant Improvement and
                                     Leasing Commission Reserve(3)
                                     Rollover Reserve(4)
                                     Mills Letter of Credit(5)
ONGOING RESERVES:                    Tax Reserve(2)
                                     Rollover Reserve(4)
                                     Free Rent Letters of Credit(6)
LOCKBOX:                             NAP(1)
OTHER SECURED DEBT:                  NAP(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Mixed Use(8)
LOCATION:                            Chevy Chase, Maryland
YEAR BUILT:                          2006
YEAR RENOVATED:                      NAP(1)
SQUARE FEET:                         397,744
OCCUPANCY:                           97.8%(9)
OCCUPANCY DATE:                      January 15, 2008
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 The Chevy Chase Land Company of Montgomery
                                     County, Maryland, the owner of the
                                     mortgaged property and an affiliate of the
                                     borrower.
U/W NCF:                             $15,496,977(9) (10)
U/W NCF DSCR:                        1.43x(9) (10)
CUT-OFF DATE U/W NCF DSCR:           1.43x(9) (10)
APPRAISED VALUE:                     $274,000,000
APPRAISAL AS OF DATE:                June 18, 2007
CUT-OFF DATE LTV RATIO:              42.6%
MATURITY LTV RATIO:                  0.0%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  At closing, the Chevy Chase Center Borrower deposited $190,231 into a tax reserve account. The Chevy Chase Center Borrower is required to make monthly deposits into the tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following twelve months.

(3)  At closing, the Chevy Chase Center Borrower deposited $438,400 into a tenant improvement and leasing commission reserve account in connection with certain unleased and unoccupied space at the Chevy Chase Center
     Mortgaged Property.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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(4)  At closing, the Chevy Chase Center Borrower deposited $100,000 into a rollover reserve account. The Chevy Chase Center Borrower is required to make deposits into the rollover reserve account in the following amounts:
     (i) $20,000 on December 1, 2006; (ii) $30,000 per month commencing January
     1, 2007 through December 31, 2009; (iii) $60,000 per month commencing
     January 1, 2010 through December 31, 2012; (iv) $80,000 per month commencing January 1, 2013 through December 31, 2015; and (v) $160,000 per month commencing January 1, 2016 through April 30, 2018. The rollover reserve funds are required to be used specifically for tenant improvements and leasing commissions with respect to the 202,147 square foot space that is currently leased to The Mills Limited Partnership through April 30, 2019
     (the "Rollover Space"). The Chevy Chase Center Borrower may draw upon the rollover reserve account for tenant improvement costs and leasing commissions in amounts equal to the product of (a) $59.56 and (b) the applicable rentable square feet of Rollover Space that is leased to replacement tenants that have taken occupancy and commenced paying rent.
     All remaining funds in the rollover reserve account are required to be released to the Chevy Chase Center Borrower upon, among other things, 95%
     occupancy of the Rollover Space.

(5)  At closing, the Chevy Chase Center Borrower and the lender entered into a letter of credit agreement, pursuant to which the Chevy Chase Center
     Borrower delivered an irrevocable standby letter of credit to the lender in the amount of $6,787,860 with respect to space being leased to The Mills
     Limited Partnership. Such letter of credit may be released if 100% of such space has been rented and occupied, either by The Mills Limited
     Partnership, a permitted assignee of The Mills Limited Partnership or by a third party tenant(s) for rent that is at least equal to the contracted rent under The Mills Limited Partnership lease.

(6)  To the extent that any future lease of space in the Chevy Chase Center
     Mortgaged Property provides for free rent in excess of $100,000, the Chevy
     Chase Center Borrower is required to deliver to the lender a letter of credit in the full amount of such free rent.

(7)  The Chevy Chase Center Mortgaged Property was encumbered by a subordinate mortgage in favor of Bank of America, N.A. in connection with a subordinate mortgage loan in the maximum principal amount of $10,000,000. Such subordinate mortgage loan has been paid off in full. As of the date hereof, the subordinate mortgage has not yet been extinguished from the applicable records. The removal of the subordinate mortgage from the records is currently in process.

(8)  The Chevy Chase Center Mortgaged Property consists of 223,421 square feet of office space (56.2% of the total space) and 174,323 square feet of retail space (44.8% of the total space).

(9)  Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR
     were calculated including 108,320 square feet of space leased but not currently occupied. One office tenant, The Mills Limited Partnership, does not occupy 84.6% (171,065 square feet) of its total leased space (202,147 square feet), but subleases 116,672 square feet to seven tenants, three of which total 45,194 square feet (The Travel Channel, L.L.C., Bosley, Inc., and MPEG LA, LLC) and have not yet taken occupancy. The total space leased but not occupied by The Mills Limited Partnership or a sublease tenant is
     99,587 square feet. Two retail tenants recently executed leases for 8,733 square feet (6,475 square feet leased to Hela Spa, PLLC and 2,258 square feet leased to NLDC, LLC) but have not yet taken occupancy. Actual in-place occupancy excluding spaces leased but not occupied is 70.6%. Occupancy
     Percentages for the office space and the retail space specifically are
     45.9% (100.0% leased) and 90.8% (95.0% leased), respectively.

(10) The U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR include the amount by which average rent over the remaining term of the lease exceeds the current base rent for Tiffany and Company, J. Choo USA, Inc., LVMH Fashion
     Group Americas, Inc. ("Louis Vuitton"), Gucci America, Inc., Bulgari Retail
     USA, S.r.l., Max East Coast VI, Inc. ("Max Mara"), SBL, Inc. ("Cartier"),
     Barney's, Inc., R.L.Fashions of Maryland, LLC ("Ralph Lauren"), Devanlay
     Retail Group, Inc. ("Lacoste"), Chevy Chase Bank, F.S.B., Giant of Maryland
     LLC ("Giant Food/Drug Store"), EagleBank and Solo Mio, LLC ("The UPS
     Store"). Based on the actual in-place rental payments, the U/W NCF DSCR is
     1.35x and the U/W NCF Cut-off Date DSCR is 1.35x.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                            MAJOR TENANT INFORMATION

                                                                                                                       LEASE
                                    PRINCIPAL       APPROXIMATE    % TOTAL       % TOTAL                            EXPIRATION
           TENANT                    BUSINESS       SQUARE FEET  SQUARE FEET  BASE REVENUES  RENT PSF  RATINGS(1)      DATE
------------------------------  ------------------  -----------  -----------  -------------  --------  ----------  ------------

Office
   The Mills Limited
   Partnership ...............     Real Estate        202,147        50.8%         47.6%      $ 40.69       NR     4/30/2019(2)
   GEF Management
   Corporation ...............  Financial Services     21,274         5.3           4.9       $ 39.67       NR      12/31/2018
                                                      -------       -----         -----
TOTAL OFFICE TENANTS .........                        223,421        56.2%         52.5%
Retail
   Giant of Maryland LLC          Supermarket /
   ("Giant Food/Drug Store")..      Pharmacy           39,752        10.0           9.9       $ 43.00   BBB-/Baa3   2/28/2026
   Clyde's of Chevy Chase,
   Inc. ("Clyde's") ..........     Restaurant          17,885         4.5           1.4       $ 13.68       NR      6/30/2015
   R.L.Fashions of Maryland,
   LLC ("Ralph Lauren") ......  Apparel Retailer       16,045         4.0           4.2       $ 45.46   BBB+/Baa1   1/31/2016
   Barney's, Inc .............  Apparel Retailer       11,400         2.9           4.0       $ 60.00       NR      1/31/2021
   Tiffany and Company .......  Jewelry Retailer        7,480         1.9           4.9       $112.30       NR      2/28/2021
   Major Retail Tenants ......                         92,562        23.3          24.4
   Other Retail Tenants ......                         73,059        18.4          23.1
Vacant .......................                          8,702         2.2            --
                                                      -------       -----         -----
TOTAL RETAIL TENANTS .........                        174,323        43.8          47.5
                                                      -------       -----         -----
TOTAL ALL TENANTS ............                        397,744       100.0%        100.0%
                                                      =======       =====         =====

(1)  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(2)  The Mills Limited Partnership does not occupy 84.6% (171,065 square feet)
     of its total leased space (202,147 square feet), but subleases a total of
     116,672 square feet to seven tenants. 30,612 square feet is subleased to
     The Travel Channel, L.L.C., 29,370 square feet is subleased to American
     Capital Strategies, LTD., 17,858 square feet is subleased to NEA
     Development Corp., 13,000 square feet is subleased to Columbia Partners,
     L.L.C., 11,250 square feet is subleased to Choice Hotels International
     Services Corporation, 8,898 square feet is subleased to MPEG LA, LLC and
     5,684 square feet is subleased to Bosley, Inc. The Travel Channel, L.L.C.,
     Bosley, Inc., and MPEG LA, LLC have not yet taken occupancy.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                          LEASE EXPIRATION INFORMATION

                 APPROXIMATE  APPROXIMATE    AS % OF    CUMULATIVE % OF   APPROXIMATE                  CUMULATIVE %
                 # OF LEASES    EXPIRING      TOTAL      TOTAL SQUARE    EXPIRING BASE  AS % OF TOTAL    OF TOTAL
     YEAR         EXPIRING    SQUARE FEET  SQUARE FEET        FEET          REVENUES    BASE REVENUES  BASE REVENUES
---------------  -----------  -----------  -----------  ---------------  -------------  -------------  -------------

2008...........        1          1,504        0.4%           0.4%                  0         0.0%           0.0%
2009...........        0              0        0.0            0.4%                  0         0.0            0.0%
2010...........        0              0        0.0            0.4%                  0         0.0            0.0%
2011...........        1          2,511        0.6            1.0%            110,572         0.6            0.6%
2012...........        0              0        0.0            1.0%                  0         0.0            0.6%
2013...........        0              0        0.0            1.0%                  0         0.0            0.6%
2014...........        1          2,258        0.6            1.6%            146,770         0.8            1.5%
2015...........        3         24,311        6.1            7.7%            878,840         5.1            6.6%
2016...........       12         51,130       12.9           20.5%          2,674,046        15.5           22.1%
2017...........        1          1,969        0.5           21.0%            118,140         0.7           22.7%
2018...........        2         23,142        5.8           26.9%          1,003,340         5.8           28.5%
2019...........        1        202,147       50.8           77.7%          8,225,412        47.6           76.2%
2020...........        1          6,475        1.6           79.3%            177,415         1.0           77.2%
2021...........        5         30,895        7.8           87.1%          2,041,448        11.8           89.0%
2022...........        0              0        0.0           87.1%                  0         0.0           89.0%
2023...........        0              0        0.0           87.1%                  0         0.0           89.0%
2024...........        0              0        0.0           87.1%                  0         0.0           89.0%
2025...........        0              0        0.0           87.1%                  0         0.0           89.0%
2026 and beyond        2         42,700       10.7           97.8%          1,898,192        11.0          100.0%
Vacant.........       --          8,702        2.2          100.0%                  0          --          100.0%
                     ---        -------      -----                        -----------       -----
TOTAL.........        30        397,744      100.0%                       $17,274,175       100.0%
                     ===        =======      =====                        ===========       =====

              HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1)

                               2005   2006   2007
                              ------ ------ ------
                              NAP(2) $43.02 $43.32

(1)  The effective  annual rent based on base rent  information  provided by the
     Chevy Chase Center Borrower.

(2)  The historical annual rent per square foot for 2005 is not applicable.  The
     Chevy Chase Center Mortgaged Property was built in 2006.

     The Borrower and Sponsor. The Chevy Chase Center Borrower is Chevy Chase
Center, LLC, a Maryland limited liability company. The sponsor of the Chevy
Chase Center Mortgage Loan (the "Chevy Chase Center Sponsor") is The Chevy Chase
Land Company of Montgomery County, Maryland, a Maryland corporation. Under an indemnity deed of trust ("IDOT") structure, the Chevy Chase Center Sponsor is the owner of the Chevy Chase Center Mortgaged Property and guaranteed the obligations of the Chevy Chase Center Borrower under the related promissory note pursuant to an IDOT guaranty agreement. The related mortgage secures the Chevy
Chase Center Sponsor's obligations under such IDOT guaranty agreement. In connection with the IDOT structure of the Chevy Chase Center Mortgage Loan, neither the Chevy Chase Center Borrower nor the Chevy Chase Center Sponsor is a
bankruptcy-remote, special purpose entity. See "Risk Factors--Some Borrowers
Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities" in
this offering prospectus for a discussion of risks with respect to such entity statuses. The Chevy Chase Center Sponsor has been in existence since 1890 and was established by

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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Senator Francis Newlands. The Chevy Chase Sponsor's holdings other than the
Chevy Chase Center Mortgaged Property include the Francis G. Newlands building in downtown Bethesda, Maryland and the Lake East Shopping Center in Chevy Chase,
Maryland. The Chevy Chase Center Sponsor owns, or has an ownership interest in, and manages approximately two million square feet of office, retail and warehouse space within Washington, D.C., Maryland and Northern Virginia. As of
year-end 2007, the Chevy Chase Center Sponsor had assets with an aggregate value of $234,924,030 and liabilities with an aggregate value $172,928,363. See the following table, which presents certain audited financial information relating to the Chevy Chase Center Sponsor:

                         SELECTED FINANCIAL INFORMATION

                                                             AS OF THE YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------------------
SELECTED INCOME STATEMENT DATA(1)               2007          2006          2005          2004         2003
------------------------------------------  ------------  ------------  ------------  ------------  -----------

Operating Income:
   Rental property income.................. $ 49,700,348  $ 41,801,410  $ 27,264,840  $ 25,377,944  $26,574,604
   Rental property expenses................   41,775,007    33,179,127    20,254,900    18,531,966   18,968,086
                                            ------------  ------------  ------------  ------------  -----------
   Net Income From Property................    7,925,341     8,622,283     7,009,940     6,845,978    7,606,518
   Other Operating Income and Expenses.....    1,699,190    (3,739,015)   (3,690,261)   (2,804,132)  (2,337,341)
                                            ------------  ------------  ------------  ------------  -----------
Net Income From Operations................     9,624,531     4,883,268     3,319,679     4,041,846    5,269,177
Other Income..............................       950,802       358,799       212,547     1,313,466      (47,775)
                                            ------------  ------------  ------------  ------------  ------------
Income before provision for income taxes..    10,575,333     5,242,067     3,532,226     5,355,312    5,221,402
Provision for income taxes................     3,949,136     1,817,069     1,397,590     2,194,901    1,993,864
                                            ------------  ------------  ------------  ------------  -----------
NET INCOME................................  $  6,626,197  $  3,424,998    $2,134,636  $  3,160,411  $ 3,227,538
EARNINGS PER COMMON SHARE(2)..............  $      13.46  $       6.96    $     4.34  $       6.42  $      6.56

SELECTED BALANCE SHEET DATA(1)
------------------------------------------
Assets:
   Investments in Rental Property........   $168,634,952  $174,135,142  $ 87,875,303  $ 46,921,398  $46,477,513
                                            ------------  ------------  ------------  ------------  -----------
TOTAL ASSETS..............................  $234,924,030  $221,732,022  $173,261,889  $114,876,228  $89,683,418
Liabilities
   Construction loan payable..............            --     1,527,854    73,290,269    21,744,314           --
   Mortgages payable......................   143,801,356   129,293,233     8,745,256     8,935,679    9,111,265
TOTAL LIABILITIES.........................  $172,928,363  $163,264,167  $115,111,485  $ 56,297,809  $31,835,274
STOCKHOLDERS EQUITY.......................  $ 61,995,667  $ 58,467,855    58,150,404    58,578,419   57,848,144
DIVIDENDS PER COMMON SHARE(2).............  $       6.00  $       5.75  $       5.00  $       5.00  $      5.00

(1)  Based on audited financial statements provided by the Chevy Chase Center
     Sponsor.

(2)  Based on 492,152 shares of common shares (247,031 Class A common shares and
     245,121 Class B common shares).

     The Mortgage Loan. The Chevy Chase Center Mortgage Loan was originated on
October 20, 2006 by Teachers Insurance and Annuity Association of America, a New
York corporation, and acquired by UBS Real Estate Securities Inc. on March 20,
2007. The Chevy Chase Center Mortgage Loan has a cut-off date principal balance of $116,628,806. The Chevy Chase Mortgage Loan is a 240-month fully amortizing loan with a stated maturity date of November 1, 2026. The Chevy Chase Center
Mortgage Loan accrues interest on a 30/360 Basis at an interest rate, in the absence of default, of 6.520% per annum. On the first day of each month to but not including the stated maturity date, the Chevy Chase Center Borrower is required to make monthly debt service payments in the amount of $903,567.50 on the Chevy Chase Center Mortgage Loan. The outstanding balance of the Chevy

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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Chase Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on November 1, 2026.

     The Chevy Chase Center Borrower is prohibited from voluntarily prepaying the Chevy Chase Center Mortgage Loan, in whole or in part, prior to November 1,
2016. Commencing on November 1, 2016, provided there is no event of default under the loan documents, the Chevy Chase Center Borrower may prepay the Chevy
Chase Center Mortgage Loan in whole, but not in part, on the first day of any calendar month upon 90 days' prior notice and upon payment of a yield maintenance premium equal to the greater of yield maintenance or 1% of the unpaid principal balance. From and after August 1, 2026, the Chevy Chase Center
Borrower may prepay the Chevy Chase Center Mortgage Loan in whole without payment of any prepayment consideration.

     The Mortgaged Property. The Chevy Chase Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Chevy Chase
Center Mortgaged Property, which is comprised of an office and retail complex built in 2006 and located in Chevy Chase, Montgomery County, Maryland. There is
currently no proposed plan for renovation or additional future development of the Chevy Chase Center Mortgaged Property. The Chevy Chase Center Mortgaged
Property consists of five buildings totaling 397,744 square feet, which include
223,421 square feet of office space (56.2% of the total space) and 174,323 square feet of retail space (43.8% of the total space).

     The office component is primarily located in an eight-story office tower totaling 202,147 square feet, which is 100% leased through April 2019 by The
Mills Limited Partnership (which was acquired in 2007 by SPG-FCM Ventures, LLC, a joint venture between Simon Property Group, Inc. and funds managed by
Farrallon Capital Management L.L.C.). The Mills Limited Partnership currently occupies approximately 31,082 square feet (15.4% of its leased space, 7.8% of the total space) and subleases 116,672 square feet (57.7% of its leased space,
29.3% of the total space) to seven tenants, with the remaining 54,393 square feet (26.9% of its leased space, 13.7% of the total space) currently dark.

     The retail component consists of various upscale apparel retailers, a Giant
Food/Drug Store, a Clyde's restaurant and a mix of neighborhood retailers and restaurants. The five largest retailers are Ralph Lauren, leasing 16,045 square feet (9.2% of the retail space, 4.0% of the total space), Barney's, Inc., leasing 11,400 square feet (6.5% of the retail space, 2.9% of the total space),
Tiffany and Company, leasing 7,480 square feet (4.3% of the retail space, 1.9%
of the total space), Hela Spa, PLLC, leasing 6,475 square feet (3.7% of the retail space, 1.6% of the total space) and MaxMara Boutique, leasing 5,187 square feet (3.0% of the retail space, 1.3% of the total space).

     As of the rent roll dated January 15, 2008, occupancy at the Chevy Chase
Center Mortgaged Property, based on square footage leased, was 100% for the office component, 95% for the retail component and 97.8% for the total space.
The following table presents historical occupancy information for the Chevy
Chase Center Mortgaged Property as reported by the Chevy Chase Center Borrower:

                      HISTORICAL OCCUPANCY INFORMATION
                      --------------------------------
                          YEAR          OCCUPANCY(1)
                      -------------   ----------------
                         2007             97.8%
                         2006             97.2%
                         2005              NAP(2)
                         2004              NAP(2)
                         2003              NAP(2)

(1)  Occupancy Percentage based on the square footage leased as of December 31 of the respective years.

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(2)  The historical occupancy for 2003 through 2005 is not applicable. The Chevy
     Chase Center Mortgaged Property was built in 2006.

     The Market. The Chevy Chase Center Mortgaged Property is located in Chevy
Chase, Montgomery County, Maryland, approximately six miles north of Washington,
D.C. The Chevy Chase Center Mortgaged Property is located between Wisconsin
Circle and Montgomery Street, on the west side of Wisconsin Avenue, which is a six-lane north/south thoroughfare that runs from Georgetown into central
Maryland and contains a mix of new and old office buildings, hotels, high fashion boutiques, department stores and a shopping mall. According to information provided in the appraisal dated June 18, 2007 and certain information provided by the appraiser on March 27, 2008, the Chevy Chase Center
Mortgaged Property is located within the suburban Maryland market and more specifically, the Bethesda/Chevy Chase submarket. As of the fourth quarter of
2007, the suburban Maryland office market contained 57,376,154 square feet and exhibited a vacancy rate of 11.9% with average asking rents of $31.26 per square foot. Further, the Bethesda/Chevy Chase office submarket, as of the fourth quarter of 2007, contained 8,911,573 square feet of space and exhibited a vacancy rate of 5.7% with average asking rents of $41.74 per square foot. The suburban Maryland retail market as of year-end 2007 contained 31,769,000 square feet and exhibited a vacancy rate of 3.4% with average asking rents of $25.90 per square foot. Five competitive shopping centers are located within the submarket, totaling approximately 910,410 square feet and range in occupancy from 42.0% (with respect to a property that was under construction and pre-leased) to 100.0%. Four of the five competitive shopping centers were 98.5%
to 100.0% occupied. As of year-end 2007, the Bethesda/Chevy Chase retail submarket contained 3,470,000 square feet and exhibited a vacancy rate of 4.9%, with average asking rents of $32.13 per square foot.

     Terrorism Insurance. The Chevy Chase Center Borrower is required to maintain commercially available insurance reasonably required by the lender of the Chevy Chase Center Mortgage Loan in its sole discretion.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                  III. THE REGIONS HARBERT PLAZA MORTGAGE LOAN

                                [3 PHOTOS OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                  III. THE REGIONS HARBERT PLAZA MORTGAGE LOAN

                                 [MAP OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                  III. THE REGIONS HARBERT PLAZA MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $91,000,000
LOAN PER SQUARE FOOT:                $148
% OF INITIAL MORTGAGE POOL BALANCE:  9.0%
SHADOW RATING (S&P/MOODY'S):         NAP(1)
LOAN PURPOSE:                        Acquisition
MORTGAGE INTEREST RATE:              6.490% per annum
INTEREST CALCULATION:                Actual/360
FIRST PAYMENT DATE:                  April 9, 2008
AMORTIZATION TERM:                   30 years(2)
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       March 9, 2018
MATURITY BALANCE:                    $81,537,118
BORROWERS:                           S.L. Regions LLC and NKP Alabama Owner LLC,
                                     as tenants-in-common
SPONSOR:                             Mark Karasick
DEFEASANCE/PREPAYMENT:               Defeasance is permitted two years after the
                                     Issue Date; Prepayment without penalty
                                     permitted on or after December 9, 2017.
UP-FRONT RESERVES:                   Tax and Insurance Reserve(3)
                                     Required Repair Reserve(4)
                                     Rent Concessions Reserve(5)
                                     Rollover Reserve(6)
ONGOING RESERVES:                    Tax and Insurance Reserve(3)
                                     Replacement Reserve(7)
                                     Rollover Reserve(6)
                                     Cash Collateral Reserve(8)
                                     Letter of Credit(9)
LOCKBOX:                             Hard(10)
ADDITIONAL DEBT:                     NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
LOCATION:                            Birmingham, Alabama
YEAR BUILT:                          1989
YEAR RENOVATED:                      NAP(1)
SQUARE FEET:                         613,764
OCCUPANCY:                           97.8%(11)
OCCUPANCY DATE:                      February 29, 2008
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Harbert Realty Services of Alabama, Inc., a
                                     third party management company
U/W NCF:                             $8,460,203(11)
U/W NCF DSCR:                        1.23x(11)
CUT-OFF DATE U/W NCF DSCR:           1.41x(11)
APPRAISED VALUE:                     $130,000,000
APPRAISAL AS OF DATE:                January 28, 2008
CUT-OFF DATE LTV RATIO:              70.0%
MATURITY LTV RATIO:                  62.7%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in March 2010.

(3)  At closing, the Regions Harbert Plaza Borrowers deposited $524,532 into a tax reserve account. The Regions Harbert Plaza Borrowers are required to make monthly deposits into the tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following twelve months.
     At closing, the Regions Harbert Plaza Borrowers deposited $37,895 into an insurance reserve account. The Regions Harbert Plaza Borrowers are required to make monthly deposits into the insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.

(4)  At closing, the Regions Harbert Plaza Borrowers deposited $390,000 into a required repairs reserve account to pay for costs related to certain roof repairs at the Regions Harbert Plaza Mortgaged Property.

(5)  At closing, the Regions Harbert Plaza Borrowers deposited $61,702 into a rent concessions reserve account, which represents four months of free rent associated with 9,092 square feet leased to Maynard Cooper & Gale, P.C.

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(6)  At closing, the Regions Harbert Plaza Borrowers deposited $1,841,843 into a rollover reserve account, which represents the Regions Harbert Plaza
     Borrowers' outstanding tenant improvement obligations to two tenants,
     Regions Bank ($1,834,290) and Snow's Cards and Gifts, Inc. ($7,553). The
     Regions Harbert Plaza Borrowers are required to make monthly deposits in the amount of $37,500 into the rollover reserve account for tenant improvements and leasing commissions, lease cancellation fees, buy-out fees or similar fees that may be incurred at the Regions Harbert Plaza Mortgaged
     Property. The Regions Harbert Plaza Borrowers are also required to deposit any lease termination payments into the rollover reserve account (other than termination payments made by Balsh & Bingham LLP, which termination payments shall be deposited by the Regions Harbert Plaza Borrowers into the cash collateral reserve account, as described in footnote (8) below).

(7)  The Regions Harbert Plaza Borrowers are required to make monthly deposits in the amount of $10,230 into a replacement reserve account for replacements and repairs required to be made to the Regions Harbert Plaza
     Mortgaged Property.

(8)  Upon the occurrence of certain events, all cash available after the payment of principal, interest and reserves will be deposited into a cash collateral reserve account. See "--Lockbox" below.

(9)  The Regions Harbert Plaza Borrowers must deliver a letter of credit on
     December 31, 2016, 12 months prior to Regions Bank lease expiration. In the event that Regions Bank (or its parent entity or entities, if any) is acquired by or merges with, or into, another entity resulting in a change of control of Regions Bank, such letter of credit must be delivered on June
     30, 2016. The letter of credit will be in an amount equal to the difference between (i) $6,500,000 and (ii) the amount of funds then on deposit in the rollover reserve account.

(10) See "--Lockbox" below.

(11) Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR
     were calculated including 72,659 square feet of space leased but not yet occupied by two tenants (54,474 square feet leased to Regions Bank and
     18,185 square feet leased to Maynard, Cooper & Gale, P.C.) and the 18,185 square foot Maynard Expansion Space (as defined in footnote (4) to the
     "Major Tenant Information" table below). Actual in place occupancy excluding such spaces is 83.0%. U/W NCF, U/W NCF DSCR and Cut-off Date U/W
     NCF DSCR includes base rent calculated by (i) averaging base rental payments over the remaining lease term for Regions Bank and (ii) including full unabated rent associated with the Maynard, Cooper & Gale, P.C space
     (see footnote (5) above). Based on the actual in-place rental payments, the
     U/W NCF DSCR is 1.18x and the U/W NCF Cut-off Date DSCR is 1.36x.

                            MAJOR TENANT INFORMATION

                                                          % TOTAL
                                APPROXIMATE    % TOTAL      BASE                               LEASE
             TENANT             SQUARE FEET  SQUARE FEET  REVENUES  RENT PSF  RATINGS(1)  EXPIRATION DATE
------------------------------  -----------  -----------  --------  --------  ----------  ---------------

Regions Bank..................    213,408        34.8%       35.7%   $22.51      A/A2      12/31/2017(2)
Balch & Bingham LLP(3)........    136,444        22.2        22.8    $22.50       NR       10/31/2022
Maynard, Cooper & Gale,
P.C.(4)(5)....................    136,295        22.2        24.8    $24.51       NR       12/31/2019
PricewaterhouseCoopers LLP....     19,492         3.2         3.7    $25.20       NR       12/31/2013
Ernst & Young.................     19,492         3.2         3.6    $25.13       NR       10/31/2011
                                  -------       -----       -----
MAJOR TENANTS.................    525,131        85.6        90.6
Other Tenants.................     74,953        12.2         9.4
Vacant........................     13,680         2.2         --
                                  -------       -----       -----
TOTAL ALL TENANTS.............    613,764       100.0%      100.0%
                                  =======       =====       =====

(1)  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(2)  Regions Bank leases a total of 213,408 square feet under two leases with expiration dates of December 31, 2017 (213,087 square feet) and December
     31, 2009 (321 square feet).

(3)  Balch & Bingham LLP has the right to terminate up to 30.0% of its space, which must be on the upper-most and/or lower-most levels of the then leased space, effective as of October 31, 2017, with 12 months' notice. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.

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(4)  Maynard, Cooper & Gale, P.C. ("Maynard") is obligated to take possession of
     18,185 additional square feet (the "Maynard Expansion Space") on January 1,
     2012 and lease such space through December 31, 2019. Maynard has the option to take possession of the Maynard Expansion Space at any time prior to
     December 31, 2011 at the then-current rent of the other space leased by
     Maynard with 180 days notice. MarRay-ASH Plaza, Inc., an Alabama corporation ("MarRay-ASH") and the seller of the Regions Harbert Plaza
     Mortgaged Property to the Regions Harbert Plaza Borrowers, master leases the Maynard Expansion Space until such time as Maynard takes possession of the Maynard Expansion Space. In connection therewith, MarRay-ASH has delivered to the Regions Harbert Plaza Borrowers a letter of credit in the initial amount of $1,837,048 as security for its required rent payments under the master lease, which letter of credit was collaterally assigned to the lender. The balance of the letter of credit decreases in proportion to the rent payments made by MarRay-ASH to the Regions Harbert Plaza
     Borrowers. The letter of credit expires upon termination of the master lease.

(5)  Maynard has the right to terminate 19,985 square feet, which must be on the upper-most and/or lower-most levels of the then leased space, on either
     December 31, 2010 or December 31, 2016 with 12 months' notice. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.

                         LEASE EXPIRATION INFORMATION(1)

                      APPROXIMATE    AS % OF    CUMULATIVE %   APPROXIMATE                   CUMULATIVE %
                        EXPIRING      TOTAL       OF TOTAL    EXPIRING BASE  AS % OF TOTAL  OF TOTAL BASE
          YEAR        SQUARE FEET  SQUARE FEET  SQUARE FEET      REVENUES    BASE REVENUES     REVENUES
--------------------  -----------  -----------  ------------  -------------  -------------  -------------

2008................     21,570         3.5%         3.5%      $   283,734         2.1%           2.1%
2009................     22,511         3.7          7.2%          135,180         1.0            3.1%
2010................      2,262         0.4          7.6%           33,109         0.2            3.4%
2011................     19,492         3.2         10.7%          489,834         3.6            7.0%
2012................      9,734         1.6         12.3%          228,923         1.7            8.7%
2013................     19,492         3.2         15.5%          491,198         3.7           12.4%
2014................     19,197         3.1         18.6%          568,327         4.2           16.6%
2015................          0         0.0         18.6%                0         0.0           16.6%
2016................          0         0.0         18.6%                0         0.0           16.6%
2017................    213,087        34.7         53.3%        4,796,588        35.7           52.3%
2018 and Beyond.....    272,739        44.4         97.8%        6,410,580        47.7          100.0%
Vacant..............     13,680         2.2        100.0%               --          --          100.0%
                        -------       -----                    -----------       -----
TOTAL...............    613,764       100.0%                   $13,437,474       100.0%
                        =======       =====                    ===========       =====

(1)  Lease expiration dates are based on the actual lease expiration dates and do not reflect early termination options, which are included in certain leases. Including certain of these early termination options in the calculation of square footage of potential leases expiring each year would result in the following totals: 21,570 square feet in 2008, 22,511 square feet in 2009, 138,557 square feet in 2010, 19,492 square feet in 2011,
     9,734 square feet in 2012, 19,492 square feet in 2013, 19,197 square feet in 2014, zero square feet in 2015, zero square feet in 2016, 349,531 square feet in 2017 and zero square feet in 2018 and beyond. Certain other termination options which are more contingent in nature have not been included in this expiration schedule.

     The Borrowers and Sponsors. The Regions Harbert Plaza Borrowers are S.L.
Regions LLC, a Delaware limited liability company and NKP Alabama Owner LLC, a
Delaware limited liability company, as tenants-in-common (collectively, the
"Regions Harbert Plaza Borrowers"). The sponsor of the Regions Harbert Plaza
Mortgage Loan is Mark Karasick, an individual. Mr. Karasick has been a real estate investor in New York City for the past 15 years and has served as a managing member of various LLCs, acquiring interests in more than 25 office buildings nationwide.

     The Mortgage Loan. The Regions Harbert Plaza Mortgage Loan was originated on February 29, 2008 and has a cut-off date principal balance of $91,000,000.
The Regions Harbert Plaza Mortgage Loan is a ten-year loan with a stated
maturity date of March 9, 2018. The Regions Harbert Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.490% per annum. On the ninth day of each

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month to and including the payment date in March 2010, the Regions Harbert Plaza
Borrowers are required to make interest-only payments on the Regions Harbert
Plaza Mortgage Loan. From and including the monthly payment date in April 2010 up to but excluding the stated maturity date, the Regions Harbert Plaza
Borrowers are required to make monthly payments of interest and principal (based on a 30-year amortization schedule) of $574,583.57 on the Regions Harbert Plaza
Mortgage Loan. The outstanding principal balance of the Regions Harbert Plaza
Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on March 9, 2018.

     The Regions Harbert Plaza Borrowers are prohibited from voluntarily prepaying the Regions Harbert Plaza Mortgage Loan, in whole or in part, prior to
December 9, 2017. From and after December 9, 2017, the Regions Harbert Plaza
Borrowers may prepay the Regions Harbert Plaza Mortgage Loan in whole only without payment of any prepayment consideration.

     The Regions Harbert Plaza Borrowers may defease the Regions Harbert Plaza
Mortgage Loan, in whole only, on any date following the date that is two years from the Issue Date, and by doing so obtain the release of the Regions Harbert
Plaza Mortgaged Property. A defeasance will be effected by the Regions Harbert
Plaza Borrowers' pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Regions
Harbert Plaza Borrowers under the Regions Harbert Plaza Mortgage Loan and are sufficient to pay off the Regions Harbert Plaza Mortgage Loan in its entirety on
December 9, 2017. The Regions Harbert Plaza Borrowers' right to defease the entire Regions Harbert Plaza Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Regions Harbert Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Regions
Harbert Plaza Mortgaged Property, a class A office building located in downtown
Birmingham, Alabama, at 1901 Sixth Avenue North. Built in 1989, the Regions
Harbert Plaza Mortgaged Property contains 613,764 square feet of net rentable area on a 1.70-acre land parcel. The Regions Harbert Plaza Mortgaged Property includes a multi-tenant office building containing 569,845 square feet of office space, a 43,919 square foot two-story retail promenade and a below grade parking garage consisting of 530 parking spaces. As of the rent roll dated February 29,
2008, the building was approximately 97.8% leased and 83.0% occupied, with the five largest tenants being Regions Bank (which is rated A/A2 by S&P and Moody's, respectively), leasing approximately 213,408 square feet (34.7% of the total space), Balch & Bingham LLP, leasing approximately 136,444 square feet (22.2% of the total space), Maynard, Cooper & Gale, P.C., leasing approximately 136,295 square feet (22.2% of the total space), PricewaterhouseCoopers LLP, leasing approximately 19,492 square feet (3.2% of the total space), and Ernst & Young, leasing approximately 19,492 square feet (3.2% of the total space).

     Lockbox. The Regions Harbert Plaza Borrowers are required to directly deposit, or cause to be deposited, all rents and other income from the Regions
Harbert Plaza Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are then transferred, on each business day, into an account controlled and maintained by the lender and, on each business day, applied in the following priority: (a) to the tax reserve account in the amount of the monthly deposit for taxes; (b) to the insurance reserve account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the deposit bank in the amount of any outstanding fees and expenses of such bank; (d) to the debt service account in the amount of monthly payment of the debt service; (e) to the debt service account to pay any interest accruing at the default rate, late payment charges and any other amount due under the loan documents; (f) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (g) to the rollover reserve account in the amount of the rollover expenditure deposit; (h) in respect of operating expenses incurred in accordance with the related approved annual budget; (i) in respect of operating expenses or capital expenses incurred that are not set forth in the approved annual budget but are otherwise approved by the lender; (j) during

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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the continuance of a Regions Harbert Plaza Cash Trap Event Period (as defined below) all remaining funds on deposit after the foregoing deposits under clauses
(a) through (i) above to the cash collateral reserve account until such Regions
Harbert Plaza Cash Trap Event Period is no longer in effect; and (k) in the event that there is no Regions Harbert Plaza Cash Trap Event Period in effect, all sums on deposit after the foregoing deposits under clauses (a) through (i)
above will be disbursed to the Regions Harbert Plaza Borrowers. A "Regions
Harbert Plaza Cash Trap Event Period" will occur (i) if an event of default under the Regions Harbert Plaza Mortgage Loan has occurred and is continuing;
(ii) upon the filing or commencement of any insolvency proceeding in which any of the Regions Harbert Plaza Borrowers and/or the manager of the Regions Harbert
Plaza Mortgaged Property is a debtor; (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio (based on annual debt service and the annualized net cash flow for the six full calendar months immediately preceding the last day of such calendar quarter and not including any capital contributions by or on behalf of either Regions Harbert Plaza Borrower) is less than 1.10x; (iv) if Balch & Bingham LLP gives notice on or before November 1,
2016 that it intends to exercise its lease termination option; (v) if Maynard
Cooper & Gale, P.C. gives notice on or before January 1, 2010 or January 1, 2016 that it intends to exercise its lease termination option; (vi) if 50% of the space demised under any major lease is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a major lease shall no longer occupy or shall discontinue its business in more than 50% of the space demised under its lease (i.e., "goes dark") or such tenant gives notice that it intends to (1) surrender, cancel or terminate 50% or more of the space demised under its major lease or (2) no longer occupy or discontinue its business in more than 50% of the space demised under its lease; (vii) upon the filing or commencement of any insolvency proceeding in which any major tenant is a debtor; or (viii) if the credit rating of Regions Bank is downgraded below
"BBB" by S&P or "Baa2" by Moody's (or its functional equivalent by any other rating agency).

     A Regions Harbert Plaza Cash Trap Period will end if (provided that there were no more than three prior occurrences of a Regions Harbert Plaza Cash Trap
Period arising from the matters described in clauses (i), (ii) or (iii) above
(such that, if a fourth Regions Harbert Plaza Cash Trap Period arising from the matters described in clauses (i), (ii) or (iii) commences, such Regions Harbert
Plaza Cash Trap Period will continue for the duration of the term of the Regions
Harbert Plaza Mortgage Loan)): (A) with respect to the matters described in clause (i) above, such event of default under the Regions Harbert Plaza Mortgage
Loan has been cured and no other event of default has occurred and is continuing; (B) with respect to the matters described in clause (ii) above, if the insolvency proceeding is with respect to a manager that is not an affiliated manager, either (x) such insolvency proceeding is dismissed without any material adverse effect on the Regions Harbert Plaza Mortgage Loan or the Regions Harbert
Plaza Mortgaged Property or (y) the Regions Harbert Plaza Borrowers shall have replaced such manager; (C) with respect to the matter described in clause (iii)
above, the lender has determined that the Regions Harbert Plaza Mortgaged
Property has achieved a debt service coverage ratio of at least 1.22x for two consecutive calendar quarters; (D) with respect to the matter described in clause (iv) above, on the date on which either (x) an amount equal to $30.00 for each square foot of space terminated by Balch & Bingham LLP has accumulated in the cash collateral reserve account solely as a result of a Regions Harbert
Plaza Cash Trap Period with respect to the matter described in clause (iv) above
(inclusive of termination payments deposited by Balch & Bingham LLP) or (y) the
Regions Harbert Plaza Borrowers deliver to the lender a letter of credit in the amount that would otherwise have been accumulated pursuant to the foregoing clause (D)(x); (E) with respect to the matter described in clause (v) above, on the date on which $475,000 has been accumulated in the cash collateral reserve account solely as a result of a Regions Harbert Plaza Cash Trap Period with respect to the matter described in clause (v) above; (F) with respect to the matters described in clause (vi) above, the date on which all of the space demised under the subject major lease (or portion thereof) that gave rise to the subject Regions Harbert Plaza Cash Trap Period has been fully leased pursuant to one or more replacement leases approved by Lender; (G) with respect to the matters described in clause (vii) above, if the applicable insolvency proceeding has terminated and the applicable major lease has been affirmed, assumed or assigned in a manner satisfactory to Lender; or (H) with respect to a Regions
Harbert Plaza Cash Trap Period caused by a matter described in clause (viii)
above, upon the credit rating of the applicable major tenant being restored to at least "BBB" by S&P and "Baa2" by Moody's (and its functional equivalent by any other rating agency).

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     Terrorism Coverage. The Regions Harbert Plaza Borrowers are required to maintain an all-risk insurance policy in place at all times during the term of the Regions Harbert Plaza Mortgage Loan, in an amount equal to 100% of the "full replacement cost" providing for no deductible in excess of $10,000, which provides coverage against terrorism, acts of terrorism or similar acts. If such coverage is not available in its all-risk policy, the Regions Harbert Plaza
Borrowers are required, to the extent available, to either obtain an endorsement to such all-risk policy or a separate policy to maintain such coverage. The claims paying ability rating of the insurer is required to be consistent with the requirements of the loan agreement or is otherwise satisfactory to lender.

     Tenant-in-Common Structure. S.L. Regions LLC, an entity controlled by Mark
Karasick, owns an 86.3637% undivided share in the Regions Harbert Plaza
Mortgaged Property, and an unaffiliated entity, NKP Alabama Owner LLC, owns a
13.6363% undivided share in the Regions Harbert Plaza Mortgaged Property, as tenants-in-common. Each of S.L. Regions LLC and NKP Alabama Owner LLC have, among other matters, waived their partition rights with respect to such tenant-in-common structure.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                     IV. THE WESTIN CHARLOTTE MORTGAGE LOAN

                                [3 PHOTOS OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                     IV. THE WESTIN CHARLOTTE MORTGAGE LOAN

                                 [MAP OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                     IV. THE WESTIN CHARLOTTE MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:      $75,250,000 (1)
LOAN PER ROOM:                       $264,286(1)
% OF INITIAL MORTGAGE POOL BALANCE:  7.5%
SHADOW RATING (S&P/FITCH):           NAP(2)
LOAN PURPOSE:                        Refinance
MORTGAGE INTEREST RATE:              6.070% per annum
INTEREST CALCULATION:                Actual/360
FIRST PAYMENT DATE:                  February 11, 2008
AMORTIZATION TERM:                   30 years(3)
ANTICIPATED REPAYMENT DATE:          NAP(2)
HYPERAMORTIZATION:                   NAP(2)
MATURITY DATE:                       January 11, 2018
MATURITY BALANCE:                    $65,402,124
WESTIN CHARLOTTE BORROWER:           Starport Hotel I, LLC
SPONSOR:                             Starport I, LLC
DEFEASANCE/PREPAYMENT:               Defeasance is permitted two years after the
                                     latest issue date in which any component of
                                     the Westin Charlotte Loan Combination is
                                     deposited into a securitization. Prepayment
                                     without penalty permitted on or after three
                                     months prior to the maturity date.
UP-FRONT RESERVES:                   Tax and Insurance Reserve(4)
ONGOING RESERVES:                    Tax and Insurance Reserve(4)
                                     FF&E Reserve(5)
LOCKBOX:                             Hard /Hotel(6)
ADDITIONAL SECURED DEBT:             $109,750,000 Westin Charlotte Non-Trust
                                     Loan(s)(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Hotel
LOCATION:                            Charlotte, North Carolina
YEAR BUILT:                          2001
YEAR RENOVATED:                      NAP(2)
NUMBER OF ROOMS:                     700
OCCUPANCY:                           71.0%(7)
OCCUPANCY DATE:                      February 29, 2008(7)
OWNERSHIP INTEREST:                  Fee/Leasehold(8)
PROPERTY MANAGEMENT:                 Starwood-Charlotte Management, LLC, a third
                                     party management company
ADR:                                 $165.18(9)
REVPAR:                              $117.32(9)
U/W NCF:                             $16,789,034(10)
U/W NCF DSCR:                        1.25x(1)
CUT-OFF DATE U/W NCF DSCR:           1.47x(1)
APPRAISED VALUE:                     $250,000,000
APPRAISAL AS OF DATE:                December 20, 2007
CUT-OFF DATE LTV RATIO:              74.0%(1)
MATURITY LTV RATIO:                  64.3%(1)
--------------------------------------------------------------------------------

(1)  The Westin Charlotte Mortgage Loan is part of the Westin Charlotte Loan
     Combination that also includes one or more Westin Charlotte Pari Passu
     Non-Trust Loan(s) in the aggregate principal amount of $109,750,000. The entire Westin Charlotte Loan Combination is in the principal amount of
     $185,000,000. Loan per Room, U/W NCF DSCR, Cut-off Date U/W NCF DSCR.
     Cut-off Date LTV Ratio, and Maturity LTV Ratio are calculated based on the aggregate principal balance of the Westin Charlotte Loan Combination.

(2)  NAP means not applicable.

(3)  Payments of interest-only are required through and including the payment date in January 2009.

(4)  At closing, the Westin Charlotte Borrower deposited $148,117 into a tax reserve account. Additionally, the Westin Charlotte Borrower is required to make monthly deposits into the tax reserve account in the amount of one-twelfth of the taxes payable, or expected by the lender to be payable, during the following 12 months. At closing, the Westin Charlotte Borrower deposited $333,408 into an insurance reserve account. Additionally, the
     Westin Charlotte Borrower is required to make monthly deposits into the insurance reserve account in the amount of one-twelfth of the insurance premiums lender estimates will be payable for the renewal of its insurance policy.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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(5)  The Westin Charlotte Borrower is required to make ongoing deposits into the
     FF&E reserve account in an amount equal to 4% of gross operating revenue for the immediately preceding calendar month for the annual capital expenditures/FF&E approved by lender (the "Required FF&E Reserve Amount").
     Notwithstanding the foregoing, so long as the property manager is making deposits into a reserve account for the payment of capital expenditures and
     FF&E in accordance with the provisions of the management agreement, then the Westin Charlotte Borrower is not required to make deposits of funds into the FF&E reserve account; provided, however, in the event that the hotel manager is no longer making deposits into an account for the payment of capital expenditures and/or FF&E, in accordance with the provisions of the Westin Charlotte Management Agreement, then the Westin Charlotte
     Borrower is to deposit the Required FF&E Reserve Amount into the FF&E reserve account. As of the Cut-off Date, the required FF&E Reserve Amount was being deposited into the FF&E Reserve account.

(6)  See "--Lockbox" below.

(7)  Occupancy is the overall occupancy of the Westin Charlotte Mortgaged
     Property for the trailing 12 months ending February 29, 2008.

(8)  The Westin Charlotte Mortgage Loan is collateralized by three separate condominium units, as described in "--Condominium" below. Two of the condominium units are owned in fee by the Westin Charlotte Borrower while the Westin Charlotte Borrower has a leasehold interest in the third. See
     "--Ground Lease" below. A fourth condominium unit, which is not part of the
     Westin Charlotte Mortgaged Property, is leased to Starport Parking I, LLC, an affiliate of the Westin Charlotte Borrower, by the City of Charlotte and
     the Charlotte Regional Visitors Authority.

(9)  Average daily rate ("ADR") and average revenue per available room
     ("RevPAR"), respectively, are the averages of the Westin Charlotte
     Mortgaged Property for the trailing 12 months ending February 29, 2008.

(10) The U/W NCF is based on the actual performance of the property over the trailing twelve months as of February 29, 2008.

     The Borrower and Sponsor. The Westin Charlotte Borrower is Starport Hotel
I, LLC, a Delaware limited liability company. The Westin Charlotte Borrower is sponsored by Starport I, LLC, a Delaware limited liability company. The Westin
Charlotte Borrower is 100% owned by Starport Hotel Mezz I, LLC, the sole member of the Westin Charlotte Borrower. Starport Hotel Mezz I, LLC is 100% owned by
Starport I, LLC. Starport I, LLC is wholly owned by John C. Portman, Jr., and members of his immediate family. Mr. Portman's companies have a development portfolio of 13,000 hotel rooms, including the Marriott Marquis in New York, the
J.W. Marriott San Francisco, the Westin Peachtree Plaza Atlanta and the Le
Meridien - San Francisco.

     The Mortgage Loan. The Westin Charlotte Mortgage Loan was originated on
December 13, 2007 and has a cut-off date principal balance of $75,250,000. The
Westin Charlotte Mortgage Loan is part of the Westin Charlotte Loan Combination in the aggregate principal amount of $185,000,000 that also includes one or more
Westin Charlotte Pari Passu Non-Trust Loan(s) in the aggregate principal amount of $109,750,000. The Westin Charlotte Pari Passu Non-Trust Loan will not be included in the trust and is, at all times, pari passu in right of payment with the Westin Charlotte Mortgage Loan.

     The Westin Charlotte Mortgage Loan and the Westin Charlotte Pari Passu
Non-Trust Loan(s) are ten-year loans with a stated maturity date of January 11,
2018, each of which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.070% per annum. On the eleventh day of each month through and including the payment date in January 2009, the Westin
Charlotte Borrower is required to make payments of interest only for the interest period in which the monthly payment occurs on the Westin Charlotte Loan
Combination. On the eleventh day of each month from and including the payment date in February 2009, up to but excluding the stated maturity date, the Westin
Charlotte Borrower is required to make constant monthly debt service payments in the amount of $1,117,507.95 on the Westin Charlotte Loan Combination (based on a
30-year amortization schedule). The outstanding principal balance of the Westin
Charlotte Loan Combination, plus all accrued and unpaid interest thereon, is due and payable on such stated maturity date.

     The Westin Charlotte Mortgage Loan may not be voluntarily prepaid in whole or in part until the monthly payment date occurring in October 2017 or thereafter, whereupon the Westin Charlotte Mortgage Loan may be paid in whole, but not in part, without payment of any prepayment consideration.

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     The Westin Charlotte Borrower may defease the Westin Charlotte Mortgage
Loan, in whole only, on any date following the date that is two years from the latest issue date in which any component of the Westin Charlotte Loan
Combination is deposited into a securitization, and by doing so obtain the release of the Westin Charlotte Mortgaged Property. A defeasance will be effected by the Westin Charlotte Borrower pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Westin Charlotte Borrower under the Westin Charlotte Mortgage
Loan and are sufficient to pay off the Westin Charlotte Mortgage Loan in its
entirety on October 11, 2017. The Westin Charlotte Borrower's right to defease the entire Westin Charlotte Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Westin Charlotte Mortgage Loan is secured by a first priority mortgage lien on the fee and leasehold interest in the Westin
Charlotte Mortgaged Property, a full-service hotel located at 601 South College
Street, Charlotte, Mecklenburg County, North Carolina. Built in 2001, the Westin
Charlotte Mortgaged Property is located within walking distance of both the
Wachovia Bank and Bank of America world headquarters, contains 700 rooms
(including 20 executive suites and two presidential suites) and approximately
44,000 square feet of conference, ballroom, pre-function and exhibit space. The state-of-the-art 16,276 square foot grand ballroom in the Westin Charlotte
Mortgaged Property is the largest hotel ballroom in Charlotte. Since opening, the Westin Charlotte Borrower has committed an additional $1.l million toward capital upgrades. As of February 29, 2008, the Westin Charlotte Mortgaged
Property had an occupancy rate of 71.0%, an average daily rate of $165.18 and revenue per available room of $117.32 (based on the hotel's income statements for the trailing 12-month period which ended on February 29, 2008).

                       HISTORICAL PERFORMANCE INFORMATION

                                  Average
                    Year        Occupancy(1)  ADR(1)  RevPAR(1)
                 ------------------------------------------------
                    2004 ......    69.3%     $124.27   $ 86.07
                    2005 ......    69.5%     $133.45   $ 92.69
                    2006 ......    71.9%     $151.04   $108.62
                    2007 ......    72.0%     $163.14   $117.42
                    TTM 2/08 ..    71.0%     $165.18   $117.32

(1)  Occupancy, ARD, and RevPAR for the respective period shown are based on the calendar years 2004-2007 and the trailing 12 months ending 2/29/2008.

     For the trailing 12 months ending February 29, 2008, the occupancy, ADR and
REVPAR penetration rates at the Westin Charlotte Mortgaged Property were approximately 99.3%, 111.4% and 110.6%, respectively, as reported in the STAR
Trend Report for February 2008.

              SUBJECT OCCUPANCY, ADR, AND REVPAR PENETRATION RATES

              Westin Charlotte(1)   Competitive Set(1)   Index(1)
-----------------------------------------------------------------
Occupancy              71.0%                71.5%          99.3%
ADR                  165.18               148.32          111.4%
RevPAR               117.32               106.05          110.6%

(1)  Ocupancy, ARD, and RevPAR are based on the Smith Travel Research report for the trailing 12 months ending 2/29/200

     Condominium. The Westin Charlotte Mortgaged Property is part of a condominium consisting of a hotel unit (the "Hotel Unit"), a hotel parking deck unit (the "Hotel Parking Deck Unit"), a meeting facilities unit (the "Meeting
Facilities Unit") and a municipal parking deck (the "City Parking Deck Unit").
The Westin Charlotte Borrower owns the Hotel Unit and the Hotel Parking Deck
Unit in fee. The Westin Charlotte Borrower leases the Hotel Parking Deck Unit to
Starport Parking I, LLC pursuant to that certain Lease Agreement for Hotel
Parking

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Deck Unit and Parking Easement, dated as of January 21, 2004, by and between
Starport I, LLC (which assigned its interest in the Hotel Parking Deck Unit lease to the Westin Charlotte Borrower) and Starport Parking I, LLC, and that certain Memorandum of Lease Agreement for Hotel Parking Deck Unit and Parking
Easement, dated as of January 21, 2004. The Westin Charlotte Borrower ground leases the Meeting Facilities Unit from the City of Charlotte and the Charlotte
Regional Visitors Authority (formerly known as The Auditorium Coliseum
Convention Center Authority) pursuant to the Westin Charlotte Ground Lease (as defined below), and has granted a leasehold mortgage in such ground lease to the lender. The City Parking Deck Unit is owned by the City of Charlotte, but leased to Starport Parking I, LLC pursuant to (i) that certain Parking Spaces Lease
Agreement by and among the City of Charlotte, the Charlotte Regional Visitors
Authority and Starport Parking I, LLC, dated as of July 31, 2007 and (ii) that certain Declaration and Grant of Easements and Consent of Lender, dated as of
October 10, 2000. Each of the foregoing agreements grants the Westin Charlotte
Borrower parking easements in perpetuity that enable the Westin Charlotte
Mortgaged Property to comply with applicable zoning regulations.

     Ground Lease. A portion of the Westin Charlotte Mortgaged Property is subject to a certain Meeting Facilities Lease Agreement (and as further amended, the "Westin Charlotte Ground Lease") dated as of January 21, 2004 between the
City of Charlotte, a municipal corporation organized and existing under the laws of the State of North Carolina, and the Charlotte Regional Visitors Authority
(formerly known as The Auditorium Coliseum Convention Center Authority), as
ground lessor, and the Westin Charlotte Borrower, as ground lessee (as successor in interest to Starport I, LLC). The current term of the Westin Charlotte Ground
Lease extends through January 21, 2029 at which time the Westin Charlotte Ground
Lease shall be automatically renewed for the first of five additional 10-year renewal terms, provided that no event of default has occurred or is continuing under the Westin Charlotte Ground Lease. The Westin Charlotte Borrower has
prepaid all rent due (at $1.00 per year) under the Westin Charlotte Ground
Lease. The Westin Charlotte Borrower has a $1.00 purchase option under the
Westin Charlotte Ground Lease. The Westin Charlotte Ground Lease contains standard leasehold mortgagee protection provisions.

     Lockbox. All funds to be distributed to the Westin Charlotte Borrower by the Westin Charlotte Manager under the management agreement are to be deposited by the Westin Charlotte Manager into a segregated eligible account (the "Deposit
Account") established for the benefit of the lender. In the event that a Westin
Charlotte Interim Management Period (as defined below) occurs, the Westin
Charlotte Borrower shall (or shall cause the property manager to) deposit all funds from the Westin Charlotte Mortgaged Property into the Deposit Account. On each monthly payment date all amounts on deposit in the Deposit Account shall be applied by the lender to payment of all debt service and reserve deposits payable on the next monthly payment date. During a Westin Charlotte Cash
Management Period, all amounts remaining in the Deposit Account are required to be deposited into the excess cash flow reserve account, where they shall be held for the benefit of the lender. A "Westin Charlotte Interim Management Period" is defined as a period that commences when the management agreement with the Westin
Charlotte Manager is terminated and continues until such time as the Westin
Charlotte Manager is replaced with a manager and management agreement acceptable to the lender. A "Westin Charlotte Cash Management Period" is defined as a period that commences (i) upon the occurrence of an event of default or (ii)
upon the occurrence of a debt service coverage ratio at the Westin Charlotte
Mortgaged Property of less than 1.05x (a "Westin Charlotte Lockbox Trigger
Event"), and ending (a) if the Westin Charlotte Cash Management Period was
caused by an event of default, the date such event of default is cured or (b) if the Westin Charlotte Cash Management Period was caused by a Westin Charlotte
Lockbox Trigger Event, the date whereon the debt service coverage ratio (the calculation of which shall not include any capital contributions from or on behalf of Westin Charlotte Borrower) reaches 1.05x for two consecutive quarters;
provided, however, that if a Westin Charlotte Lockbox Trigger Event occurs three
(3) times during the term of the Loan, a cure shall not thereafter occur until the date whereon the debt service coverage ratio reaches 1.05x for three (3)
consecutive quarters. There shall be no cure for a Westin Charlotte Cash
Management Period caused by an event of default arising from the bankruptcy of the Westin Charlotte Borrower.

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     Terrorism Insurance. If terrorism coverage is excluded from the all-risk policy, the Westin Charlotte Borrower will be required to maintain an endorsement to such policy or separate policy of insurance against terrorism, terrorist acts or similar acts of sabotage in an amount equal to the sum of 100%
of the "hard" replacement costs and 24 months of business income insurance;
provided, however, that the Westin Charlotte Borrower shall only be required to obtain such coverage to the extent obtainable for annual premiums not in excess of $250,000.

     Management Agreement. The Westin Charlotte Mortgaged Property is managed by
Starwood-Charlotte Management, LLC, a Delaware limited liability company (the
"Westin Charlotte Manager"), pursuant to a property management agreement, dated
October 29, 2002. The Westin Charlotte Manager is entitled to an annual base management fee (calculated as equal to 3.0% of the gross operating revenue for the Westin Charlotte Mortgaged Property for each operating year), as well as an annual incentive management fee, if applicable (which incentive management fee is calculated as an amount equal to 15.0% of the excess of (x) gross operating profits for each operating year over (y) the sum of the following amounts for each such operating year: (i) base management fees; (ii) taxes; (iii) insurance costs; (iv) any capital lease, real property lease, operating lease and other personal property lease payments; (v) FF&E reserve funds; and (vi) an annual income hurdle, generally equal to $11,000,000). The base management fee is paid monthly in arrears, and the incentive management fee is paid in quarterly installments. Any incentive management fees which have been earned by the Westin
Charlotte Manager but are unpaid in accordance with the management agreement are to be deferred without interest until such time as funds are available to pay any such amounts to the Westin Charlotte Manager and are payable by the Westin
Charlotte Borrower prior to any distribution of net cash flow from the Westin
Charlotte Mortgaged Property to the Westin Charlotte Borrower's members or partners. The Westin Charlotte Manager is not an affiliate of the Westin
Charlotte Borrower. The term of the management agreement is 20 years, with four, five-year extension options. Pursuant to the terms of the management agreement, the Westin Charlotte Borrower may terminate the management agreement upon a default by the Westin Charlotte Manager under the management agreement. Although the base and incentive management fees are not subordinate to the lender's right to receive debt service payments under the Westin Charlotte Mortgage Loan, the
Westin Charlotte Manager executed a Subordination, Non-Disturbance and
Attornment Agreement in connection with the closing of the Westin Charlotte
Mortgage Loan, which, among other matters, (i) provides that the Westin
Charlotte Manager's interest in the Westin Charlotte Mortgaged Property is subordinate to the lien of the Westin Charlotte Mortgage, (ii) affords the lender certain notice and cure rights under the management agreement, (iii)
confirms that, in the event of a foreclosure of the Westin Charlotte Mortgaged
Property, the lender shall have no liability in respect of any deferred and unpaid fees (including deferred incentive management fees) which accrued under the management agreement prior to such foreclosure and (iv) acknowledges the
Westin Charlotte Borrower's collateral assignment of the management agreement to the lender as security for the Westin Charlotte Mortgage Loan. The
Subordination, Non-Disturbance and Attornment Agreement also provides certain recognition and non-disturbance rights in favor of the Westin Charlotte Manager provided such manager is not in default under the management agreement.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                 V. THE COMPUTER SCIENCES BUILDING MORTGAGE LOAN

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LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                 V. THE COMPUTER SCIENCES BUILDING MORTGAGE LOAN

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LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                 V. THE COMPUTER SCIENCES BUILDING MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $73,243,000
LOAN PER SQUARE FOOT:                 $225
% OF INITIAL MORTGAGE POOL BALANCE:   7.3%
SHADOW RATING (S&P/MOODY'S)           NAP(1)
LOAN PURPOSE:                         Acquisition
MORTGAGE INTEREST RATE:               6.850% per annum
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   January 9, 2008
AMORTIZATION TERM:                    30 years(2)
ANTICIPATED REPAYMENT DATE:           NAP(1)
HYPERAMORTIZATION:                    NAP(1)
MATURITY DATE:                        March 9, 2018
MATURITY BALANCE:                     $64,570,594
BORROWER:                             7900 Harkins Rd Holdings, LLC
SPONSOR:                              UrbanAmerica, L.P. II
DEFEASANCE/PREPAYMENT:                Defeasance is permitted two years after
                                      the Issue Date. Prepayment without penalty
                                      is permitted at any time on and after
                                      March 9, 2017.
UP-FRONT RESERVES:                    Tax and Insurance Reserves(3)
                                      Capital Expenditure Reserve(4)
ONGOING RESERVES:                     Tax and Insurance Reserves(3)
                                      Capital Expenditure Reserve(4)
                                      Rollover Reserve(5)
LOCKBOX:                              Hard(6)
OTHER SECURED DEBT:                   Permitted Mezzanine Financing(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
LOCATION:                             Lanham, Maryland
YEAR BUILT:                           2002
YEAR RENOVATED:                       NAP(1)
SQUARE FEET:                          325,000
OCCUPANCY:                            84.6%
OCCUPANCY DATE:                       October 24, 2007
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  UrbanAmerica Property Management LLC, an
                                      affiliate of the borrower
U/W NCF:                              $6,665,183(8)
U/W NCF DSCR:                         1.16x(8)
CUT-OFF DATE U/W NCF DSCR:            1.31x(8)
APPRAISED VALUE:                      $109,000,000
APPRAISAL AS OF DATE:                 October 15, 2007
CUT-OFF DATE LTV RATIO:               67.2%
MATURITY LTV RATIO:                   59.2%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in December 2008.

(3)  At closing, the Computer Sciences Building Borrower deposited $347,649 into a tax reserve account. Additionally, the Computer Sciences Building
     Borrower is required to make monthly deposits into the tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following 12 months. At closing, the Computer Sciences Building Borrower deposited $23,950 into an insurance reserve account. Additionally, the
     Computer Sciences Building Borrower is required to make monthly deposits into the insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.

(4)  At closing, the Computer Sciences Building Borrower deposited $5,417 into a
     Capital Expenditure Reserve Account. Additionally, the Computer Sciences
     Building Borrower is required to make monthly deposits of $5,417 into a capital expenditure account, for annual capital expenditures approved by the lender. The lender may reassess its estimate of the amounts necessary for capital expenditures from time to time and may require the Computer
     Sciences Building Borrower to increase the amounts of such monthly deposits if the lender determines that an increase is necessary to maintain proper operation of the Computer Sciences Building Mortgaged Property.

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(5)  An excess cash flow sweep will commence 48 months prior to the expiration of CSC's (as defined below) initial lease term, at which time all excess cash flow from the Computer Sciences Building Mortgaged Property shall be swept into the rollover account. The excess cash flow sweep shall terminate upon either (i) the execution of CSC's first five-year extension option under the CSC lease or (ii) the execution of a lease (or leases) with one or more replacement tenants acceptable to lender, at the prevailing market rental rate, expiring no earlier than September 30, 2017 and otherwise in accordance with the requirements of the loan documents. The aggregate amount of such swept funds shall not exceed $5,500,000 (the "Excess Cash
     Flow Sweep Cap"), provided that, in the event CSC exercises its one-year extension option under the CSC lease, the Excess Cash Flow Sweep Cap shall no longer apply and the cash flow sweep will continue until the expiration of the lease extension in 2013 or until CSC or one or more replacement tenants executes a lease or leases meeting the requirements of the loan documents. Under the cash flow sweep termination event indicated in (i)
     above, all funds swept into the rollover account during the excess cash flow sweep are required to be released to the Computer Sciences Building
     Borrower; and under the cash flow sweep termination event indicated in (ii)
     above, all funds swept into the rollover account during the excess cash flow sweep in excess of the re-tenanting costs associated with replacement tenant(s) are required to be released to the Computer Sciences Building
     Borrower upon such replacement tenant(s) taking occupancy (of no less than
     275,000 square feet) and paying full, unabated rent.

     An excess cash flow sweep will also commence on March 9, 2016 and continue through the maturity of the loan; provided, however, the excess cash flow sweep shall terminate upon either (i) the execution of CSC's second five-year extension option or (ii) the execution of a lease (or leases)
     with one or more replacement tenants acceptable to lender, at the prevailing market rental rate, expiring no earlier than September 30, 2022 and otherwise in accordance with the requirements of the loan documents.

     Additionally, an excess cash flow sweep will commence upon any termination of the CSC lease. Each of the excess cash flow sweeps above may be substituted with a letter of credit acceptable to lender.

(6)  See "--Lockbox" below.

(7)  See "--Permitted Mezzanine Financing" below.

(8)  U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for
     CSC calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan. Based on the actual in-place rental payments, the U/W NCF DSCR is 1.08x and the U/W
     NCF Cut-off Date DSCR is 1.22x.

                            MAJOR TENANT INFORMATION

                                     APPROXIMATE  % TOTAL SQUARE  % TOTAL BASE                         LEASE EXPIRATION
                 TENANT              SQUARE FEET       FEET         REVENUES     RENT PSF  RATINGS(2)         DATE
----------------------------------   -----------  --------------  ------------  ---------  ----------  ----------------

Computer Sciences Corporation......    275,000          84.6%        100.0%     $27.21(1)   A-/Baa1      9/30/2012(3)
Vacant.............................     50,000          15.4           0.0
                                       -------         -----         -----
TOTAL ALL TENANTS..................    325,000         100.0%        100.0%
                                       =======         =====         =====

(1)  Reflects current in-place base rent. Pursuant to the CSC lease, the rental rate increases on October 1st of each year through CSC's original lease term to $28.02 in 2008, $28.87 in 2009, $29.73 in 2010 and $30.62 in 2011.
     The average base rental payments over CSC's remaining lease term amounts to
     $28.89.

(2)  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated.

(3)  CSC has the option to exercise one, one-year extension option or two, five-year extension options prior to its lease expiration. In addition, CSC has the exclusive right to expand into the second and third floors, totaling 50,000 square feet, which is currently vacant (the "Expansion
     Space") at any time until the end of their initial term. Tenant is under no obligation to exercise its right to possess the Expansion Space.

     The Borrower and Sponsors. The Computer Sciences Building Borrower is 7900
Harkins Rd Holdings, LLC, a Delaware limited liability company and special purpose entity that is indirectly owned by UrbanAmerica, L.P. II. UrbanAmerica,
L.P. II is a real estate investment fund that raised approximately $399,725,000 of equity and is the second fund owned by its parent, UrbanAmerica. UrbanAmerica was founded in 1998 and is a registered investment advisor that specializes in urban center real estate investment nationwide and acquired 28 assets totaling
3,700,000 square feet through its first fund, Urban I. CalPERS, which is the largest public pension fund in the United Stated with assets totaling $244.7 billion as of January 31, 2008, contributed approximately $100 million in equity to the UrbanAmerica, L.P. II fund. CalPERS has a real estate portfolio valued at
$20.7 billion as of January 31, 2008. UrbanAmerica has also partnered with
Fisher Brothers for the UrbanAmerica, L.P.

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II fund and is poised to acquire over $1 billion in assets. Fisher Brothers was founded in 1915 and is recognized as one of New York City's legendary real estate families that have evolved from successful construction and operational subsidiaries into a broad-based investment company with properties throughout the U.S. and Mexico. The Fisher Brothers portfolio consists of approximately five million square feet of office space.

     The Mortgage Loan. The Computer Sciences Building Mortgage Loan was
originated on November 21, 2007 and has a cut-off date principal balance of
$73,243,000. The Computer Sciences Building Mortgage Loan has a stated maturity date of March 9, 2018. The Computer Sciences Building Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.850% per annum. On the ninth day of each month through and including the payment date in December 2008 of the Computer Sciences Building
Mortgage Loan, the Computer Sciences Building Borrower is required to make interest-only payments. On the ninth day of each month from and including the payment date in January 2009, up to but excluding the stated maturity date, the
Computer Sciences Building Borrower is required to make constant monthly debt service payments (based on a 30-year amortization schedule) of $479,931.51 on the Computer Sciences Building Mortgage Loan. The outstanding principal balance of the Computer Sciences Building Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Computer Sciences Building Borrower is prohibited from voluntarily prepaying the Computer Sciences Building Mortgage Loan, in whole or in part, prior to March 9, 2017. From and after March 9, 2017, the Computer Sciences
Building Borrower may prepay the Computer Sciences Building Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Computer Sciences Building Borrower may defease the Computer Sciences
Building Mortgage Loan, in whole only, on any date following the date that is two years from the Issue Date and by doing so, obtain the release of the
Computer Sciences Building Mortgaged Property. A defeasance will be effected by the Computer Sciences Building Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations of the United States of
America that produce payments which replicate the payment obligations of the
Computer Sciences Building Borrower under the Computer Sciences Building
Mortgage Loan up to but not including March 9, 2017, and are sufficient to pay off the Computer Sciences Building Mortgage Loan in its entirety on March 9,
2017. The Computer Sciences Building Borrower's right to defease the entire
Computer Sciences Building Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Computer Sciences Building Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interest in the
Computer Sciences Building Mortgaged Property, a Class A office building located at 7900 Harkins Road, Lanham, Prince Georges County, Maryland. Built in 2002,
the Computer Sciences Building Mortgaged Property contains 325,000 square feet of net rentable area and was built for and is leased by Computer Sciences
Corporation ("CSC"), a Nevada corporation, which, as of the rent roll dated
October 24, 2007, occupies 84.6% of the net rentable area through September
2012. The remaining space (second and third floors, totaling 50,000 square feet)
is held vacant pursuant to the CSC lease, which grants CSC the exclusive right to expand into such space until the end of CSC's initial lease term in September
2012. The CSC lease includes one, one-year option and/or two, five-year extension options.

     Lockbox. The Computer Sciences Building Borrower is required to directly deposit, or cause to be deposited, all rents and other income from the Computer
Sciences Building Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. Upon the occurrence of a Computer
Sciences Building Cash Trap Event Period (as defined below), all funds on deposit in such lockbox account are then required to be deposited into an account controlled and maintained by the lender and shall be deposited on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance account in the amount of the monthly deposit for insurance premiums; (c) to the debt service account in the amount of the

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monthly payment of debt service; (d) to the capital expenditure account in the amount of the monthly capital expenditure deposit; (e) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (f) provided no event of default has occurred and is continuing, to the operating expense account in an amount sufficient to pay operating expenses for the applicable period in accordance with the related approved annual budget; (g) provided no event of default has occurred and is continuing, to the extraordinary expense account in an amount sufficient to pay extraordinary expenses for the applicable period, if any, as approved by Lender; (h) during the Computer Sciences Building Cash Trap Event
Period (as defined below), all amounts then remaining on deposit in the deposit account after the foregoing deposits under clauses (a) through (g) above shall be deposited in the rollover reserve account; and (i) provided no deposits are required under clause (h) above, all amounts remaining in the deposit account after the deposits for items (a) through (h) above shall be deposited in the excess cash flow account, and provided no event of default has occurred and is continuing, shall be returned to the Computer Sciences Building Borrower.

     A "Computer Sciences Building Cash Trap Event Period" will occur upon: (i)
an event of default and shall continue until such time the event of default no longer exists and is continuing; (ii) the commencement of an insolvency period and shall continue until such time as dismissal or other final resolution in accordance with laws relating to bankruptcy and insolvency; (iii) the election of CSC not to renew their lease prior to the date that is 12 months prior to its expiration; (iv) the termination of the CSC lease; (v) the period that is 48 months prior to the expiration of the original term of the CSC lease and shall continue until such time that CSC exercises its first five-year extension option under the CSC lease or the execution of a replacement lease (or leases) with one or more replacement tenants meeting the requirements of the loan documents and otherwise acceptable to lender; (vi) the period from the time CSC exercises its one-year extension option under the CSC lease until such time that CSC or one or more replacement tenants executes a lease (or leases) meeting the requirements of the loan documents and are paying full unabated rent and (vii) the period that is 18 months prior to the expiration of the first five-year extension of the lease until such time that CSC or one or more replacement tenants executes a lease (or leases) meeting the requirements of the loan documents, are paying full unabated rent and are in full occupancy.

     Terrorism Coverage. The Computer Sciences Building Borrower is required to maintain insurance against terrorism or acts of terrorism from any insurer or governmental agency for loss resulting from perils and acts of terrorism on terms (including amounts and deductibles) consistent with the loan agreement, in an amount equal to 100% of the "full replacement cost" providing for no deductible in excess of $50,000. The claims paying ability rating of the insurer is required to be consistent with the requirements of the loan agreement or, if no insurer of such claims paying ability rating is then issuing such terrorism insurance, the chosen insurer is required to be the insurer which is offering such terrorism insurance and which has a claims paying ability rating the closest to that required by the loan agreement; and if perils of terrorism and acts of terrorism or other similar acts or events are hereafter excluded from the Computer Sciences Building Borrower's insurance coverage required under the loan agreement, the Computer Sciences Building Borrower is required to obtain an endorsement to such policy, or a separate policy from an insurance provider which meets the requirements set forth in the loan agreement or is otherwise satisfactory to the lender, insuring against all such excluded acts or events in the amounts required for such coverage pursuant to the loan agreement or such lesser amount as may be approved by the lender in its sole discretion.

     Permitted Mezzanine Financing. On any date after September 30, 2011, future additional mezzanine indebtedness to third party lenders reasonably acceptable to lender is permitted upon the sale of the Computer Sciences Building Mortgaged
Property or upon the transfer of 51% or more of the direct or indirect interests in the Computer Sciences Building Borrower to a bona fide third party purchaser with the consent of lender, subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement acceptable to the lender and the rating agencies, (ii) achievement of an aggregate loan to cost ratio that does not exceed 75%, (iii) achievement of an aggregate loan to value ratio that does not exceed 75%, (iv) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.15x on a trailing-12 month basis, and (v) receipt of rating agency confirmation.

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     Easement and Restrictive Covenant. The Computer Sciences Building Mortgaged
Property is subject to that certain Easement and Restrictive Covenant Agreement
(the "REA") dated November 21, 2007, by and between Vingarden Associates, a
Maryland Limited Partnership and the Computer Sciences Building Borrower.
Vingarden Associates is the owner of parcels of properties adjacent to the
Computer Sciences Building Mortgaged Property (the "Outerparcels"), the prior owner of the Computer Sciences Building Mortgaged Property and prior landlord under the CSC lease. The REA provides, among other things, an easement to allow for the use of the Outerparcels for parking purposes as required under the CSC lease. In the event Vingarden Associates shall elect to develop the
Outerparcels, they shall be required to provide parking facilities to the
Computer Sciences Building Mortgaged Property and shall deliver ownership of such parking facility to the Computer Sciences Building Borrower. The loan agreement and the REA provides (i) the terms and conditions under which REA may be modified and (ii) the requirements prior to a transfer of a parking facility, including certain environmental and zoning-related requirements, and that the newly-acquired parking facility will become part of the Computer Sciences
Building Mortgaged Property.

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                     VI. THE CHARLESTON PLAZA MORTGAGE LOAN

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                     VI. THE CHARLESTON PLAZA MORTGAGE LOAN

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                     VI. THE CHARLESTON PLAZA MORTGAGE LOAN

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                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $39,695,002
LOAN PER SQUARE FOOT:                $299
% OF INITIAL MORTGAGE POOL BALANCE:  3.9%
SHADOW RATING (S&P/MOODY'S):         NAP(1)
LOAN PURPOSE:                        Refinance
MORTGAGE INTEREST RATE:              5.600% per annum
INTEREST CALCULATION:                30/360
FIRST PAYMENT DATE:                  October 11, 2006
AMORTIZATION TERM:                   30 years(2)
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       September 11, 2016
MATURITY BALANCE:                    $33,984,390
BORROWER:                            Charleston Plaza LLC
SPONSOR:                             David B. Dollinger
DEFEASANCE/PREPAYMENT:               Prepayment permitted, in whole only, with
                                     prepayment penalty on or after September
                                     11, 2011. Prepayment permitted, in whole
                                     only, without penalty three months prior to
                                     maturity date.
UP-FRONT RESERVES:                   NAP(1)
ONGOING RESERVES:                    Tax and Insurance Reserve(3)
                                     Replacement Reserve(4)
LOCKBOX:                             Springing Hard(5)
OTHER SECURED DEBT:                  NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
LOCATION:                            Mountain View, California
YEAR BUILT:                          2006
YEAR RENOVATED:                      NAP(1)
GROSS SQUARE FEET:                   132,653
COLLATERAL SQUARE FEET:              132,653
OVERALL OCCUPANCY:                   100.0%
SMALL SHOPS OCCUPANCY:               100.0%
OCCUPANCY DATE:                      February 1, 2008
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 DPM Property Management, Inc, an affiliate
                                     of the Borrower
U/W NCF:                             $3,773,931
U/W NCF DSCR:                        1.37x(6)
CUT-OFF DATE U/W NCF DSCR:           1.37x(6)
APPRAISED VALUE:                     $65,000,000
APPRAISAL AS OF DATE:                February 14, 2008
CUT-OFF DATE LTV RATIO:              61.1%
MATURITY LTV RATIO:                  52.3%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest-only were required through and including the payment date in September 2007.

(3)  The Charleston Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the annual taxes. Notwithstanding the foregoing, so long as certain conditions (as more particularly described in the related loan documents) are satisfied, the amount of taxes and other charges attributable to the Best Buy tenant space shall be deducted from the aggregate amount of annual taxes and other charges taken into account by lender when determining the initial deposit and monthly deposit amount. In addition to the foregoing, the Charleston Plaza Borrower shall not be required to make monthly deposits into the insurance reserve account unless any one or more of the following occurs: (i) a default under the related loan documents, (ii) the Charleston Plaza Borrower fails to pay all taxes and other charges as required under the related loan documents and deliver evidence of such payment to lender or its designee; (iii) the failure of the Charleston Plaza Borrower to maintain all improvements on the Charleston Plaza Mortgaged Property in accordance with the requirements of the related loan documents, (iv) the debt service coverage ratio falls below 1.15x, or (v) if any entity other than Charleston Plaza LLC holds fee title to the Charleston Plaza Mortgaged Property.

(4)  The Charleston Plaza Borrower is not initially required to make monthly deposits into a replacement reserve account. Notwithstanding the foregoing, upon the occurrence of a certain specified replacements deposit event (as described in the related loan documents), the Charleston Plaza Borrower shall commence making monthly deposits in an amount equal to one-twelfth of the annual cost of replacement and repairs of furnishings, fixtures and equipment as determined by lender.

(5)  See "--Lockbox" below.

(6)  Calculated based on U/W NCF and annual debt constant of 6.889% commencing
     October 2007.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                       GROSS LEASABLE AREA (GLA) OVERVIEW

                                     APPROXIMATE    AS %                 ANCHOR LEASE
              STORE                  SQUARE FEET   OF GLA   RATINGS(1)    EXPIRATION
----------------------------------   -----------   ------   ----------   ------------

MAJOR TENANTS
   Bed Bath & Beyond..............      35,000      26.4%     BBB/NR       1/31/2021
   REI............................      30,500      23.0       NR/NR       8/31/2016
   Best Buy.......................      30,000      22.6     BBB/Baa2      1/31/2018
   Petsmart.......................      27,500      20.7       BB/NR       7/31/2020
                                       -------     -----
TOTAL MAJOR TENANTS SPACE.........     123,000      92.7
Small Shops (2)...................       9,653       7.3
                                       -------     -----
TOTAL GLA.........................     132,653     100.0%
                                       =======     =====

(1)  Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

(2)  Small shops include six tenants ranging in size from 1,161 to 2,500 square feet.

                          LEASE EXPIRATION INFORMATION

                    APPROXIMATE                   CUMULATIVE % OF    APPROXIMATE                       CUMULATIVE % OF
                      EXPIRING    AS % OF TOTAL     TOTAL SQUARE    EXPIRING BASE     AS % OF TOTAL       TOTAL BASE
        YEAR        SQUARE FEET    SQUARE FEET          FEET         REVENUES(1)    BASE REVENUES(1)     REVENUES(1)
-----------------   -----------   -------------   ---------------   -------------   ----------------   ---------------

2008.............           0           0.0%             0.0%        $        0            0.0%               0.0%
2009.............           0           0.0              0.0%                 0            0.0                0.0%
2010.............           0           0.0              0.0%                 0            0.0                0.0%
2011.............       2,493           1.9              1.9%           125,928            3.0                3.0%
2012.............           0           0.0              1.9%                 0            0.0                3.0%
2013.............           0           0.0              1.9%                 0            0.0                3.0%
2014.............           0           0.0              1.9%                 0            0.0                3.0%
2015.............           0           0.0              1.9%                 0            0.0                3.0%
2016.............      36,000          27.1             29.0%         1,137,000           26.8               29.8%
2017.............       1,660           1.3             30.3%            89,640            2.1               31.9%
2018 and beyond..      92,500          69.7            100.0%         2,885,004           68.1              100.0%
Vacant...........           0           0.0            100.0%                 0             --              100.0%
                      -------         -----                          ----------          -----
TOTAL............     132,653         100.0%                         $4,237,572          100.0%
                      =======         =====                          ==========          =====

(1)  Based on underwritten base rental revenues excluding any base rental revenues attributable to vacant lease-up assumptions.

     The Borrower and Sponsor. The Charleston Plaza Borrower is Charleston Plaza
LLC, a Delaware limited liability company whose sponsor is David B. Dollinger.
David B. Dollinger is the principal of Dollinger Properties, which is a family-owned business focused on the acquisition, through construction or purchase, of multi-tenant R&D/industrial flex and retail properties for long-term ownership. Dollinger Properties currently owns and manages over 60 properties in California representing more than 4 million square feet. DPM
Property Management, Inc., an affiliate of the Charleston Plaza Borrower, currently manages the Charleston Plaza Mortgaged Property.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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     The Mortgage Loan. The Charleston Plaza Mortgage Loan was originated on
August 17, 2006, and has a cut-off date principal balance of $39,695,002. The
Charleston Plaza Mortgage Loan is a ten-year loan with a stated maturity date of
September 11, 2016. The Charleston Plaza Mortgage Loan accrues interest on a
30/360 Basis at a fixed interest rate, in the absence of default, of 5.600% per annum. On the eleventh day of each month through and including the payment date in September 2007, the Charleston Plaza Borrower is required to make payments of interest only on the Charleston Plaza Mortgage Loan. On the eleventh day of each month from and including October, 2007, up to but excluding the stated maturity date, the Charleston Plaza Borrower is required to make constant monthly debt service payments equal to $229,631.59 on the Charleston Plaza Mortgage Loan
(based on a conventional 30-year amortization schedule). The outstanding principal balance of the Charleston Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Charleston Plaza Borrower is prohibited from voluntarily prepaying the
Charleston Plaza Mortgage Loan, in whole or in part, at any time prior to the monthly payment date occurring September 11, 2011. From and after such date the
Charleston Plaza Borrower may prepay the Charleston Plaza Mortgage Loan in whole, but not in part, on any monthly payment date through and including the monthly payment date occurring June 11, 2016 provided such prepayment is accompanied by a prepayment premium that is the greater of (i) an amount equal to 1% times the amount of the prepayment date principal, or (ii) standard treasury flat yield maintenance. Thereafter, the Charleston Plaza Mortgage Loan may be prepaid in whole, but not in part, without any prepayment penalty or premium on any monthly payment date during the last 90 days preceding the maturity date.

     The Mortgaged Property. The Charleston Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Charleston Plaza
Borrower in the Charleston Plaza Mortgaged Property, a retail shopping center located in Mountain View, California. The Charleston Plaza Mortgaged Property
was built in 2006 and contains 132,653 square feet of net rentable area. The
Charleston Plaza Mortgaged Property is anchored by four stores with an aggregate of 123,000 square feet comprised of Bed Bath & Beyond, REI, Best Buy and
Petsmart. Small shop space at the Charleston Plaza Mortgaged Property is comprised of 9,653 square feet and includes nationally recognized tenants such as Chipotle and Starbucks. As of February 1, 2008, the Charleston Plaza
Mortgaged Property was 100.0% occupied.

     Lockbox. Upon the occurrence of any event of default under the related loan documents (a "Lock-Box Event"), the lock-box administrator is required to establish and maintain a depository account under the control and for the benefit of lender (the "Lock-Box Account"). The Lock-Box Account will be maintained for the purposes of (i) receiving and holding all income and cash flow and other revenues generated from the Charleston Plaza Mortgaged Property at such time, if ever, as the requirement to deposit such funds into the
Lock-Box Account is triggered, and (ii) disbursing sums on deposit therein in accordance with the related loan documents. Within ten days of the date of the occurrence of a Lock-Box Event (or, if the event that constitutes the Lock-Box
Event is of a type that it occurred without any requirement of notice from lender or opportunity for cure by the Charleston Plaza Borrower, within ten days after lender gives the Charleston Plaza Borrower written notice of the occurrence of the Lock-Box Event), the Charleston Plaza Borrower shall direct each tenant of the Charleston Plaza Mortgaged Property, by written notice to remit all payments required under the tenant's lease to the Lock-Box Account.
Notwithstanding the foregoing, the Charleston Plaza Borrower shall be entitled to reinstatement of its right to collect rents directly if all of the following conditions are satisfied: (x) no event of default exists under the related loan documents; (y) a period of 12 months has passed from the date of such cure without the occurrence of another event of default; and (z) there have been no more than a total of two events of default. Upon such reinstatement, lender shall promptly cause all funds then on deposit in the Lock-Box Account to be released to the Charleston Plaza Borrower and the Charleston Plaza Borrower
shall be relieved of its obligation to cause rents and other revenues generated from the Charleston Plaza Mortgaged Property to be deposited into the Lock-Box
Account until such time, if ever, that another Lock-Box Event occurs.

     Terrorism Insurance. The Charleston Plaza Borrower is required to maintain, along with other insurance coverages and requirements, a comprehensive "all risk" insurance policy covering the "Full Replacement Cost" of

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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the Charleston Plaza Mortgaged Property. Although terrorism coverage is not specifically required, the related loan documents do require the Charleston
Plaza Borrower to maintain such other insurance, and in such amounts as lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the
Charleston Plaza Mortgaged Property located in or around the region in which the
Charleston Plaza Mortgaged Property is located.

     Joint Bank Accounts with Affiliates. The related loan documents permit an owner of the Charleston Plaza Borrower to utilize a single bank account for the collection of rents and payment of expenses for the Charleston Plaza Mortgaged
Property and for other properties of such owner's controlled affiliates if certain accounting safeguards are implemented in order to ensure compliance with the Charleston Plaza Borrower's obligation to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of the Charleston Plaza Borrower, or any general partner, member, shareholder, principal or affiliate thereof or any other person.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                     VII. THE KETTERING TOWER MORTGAGE LOAN

                                 [3 PHOTOS OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                     VII. THE KETTERING TOWER MORTGAGE LOAN

                                  [MAP OMITTED]

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                     VII. THE KETTERING TOWER MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $28,000,000(1)
LOAN PER SQUARE FOOT:                 $58(2)
% OF INITIAL MORTGAGE POOL BALANCE:   2.8%
SHADOW RATING (S&P/MOODY'S):          NAP(3)
LOAN PURPOSE:                         Refinance
MORTGAGE INTEREST RATE:               5.880% per annum(4)
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   June 11, 2007
AMORTIZATION TERM:                    30 years(5)
ANTICIPATED REPAYMENT DATE:           NAP(3)
HYPERAMORTIZATION:                    NAP(3)
MATURITY DATE:                        May 11, 2017
MATURITY BALANCE:                     $24,749,618(2)
BORROWER:                             Kettering Towers Partners, LLC
SPONSOR:                              Jack Chitayat, Uri
                                      Mermelstein, Hertzl Moezinia
DEFEASANCE/PREPAYMENT:                Defeasance permitted after the later of
                                      (i) two years from the Issue Date of the
                                      Kettering Tower Mortgage Loan and (ii) May
                                      8, 2010. Prepayment permitted, in whole
                                      only, without penalty permitted three
                                      months prior to maturity date.
UP-FRONT RESERVES:                    TI/LC Reserve(6)
                                      Replacement Reserve(7)
ONGOING RESERVES:                     Tax and Insurance Reserve(8)
                                      TI/LC Reserve(9)
                                      Replacement Reserve(10)
                                      Other Reserves(11)
LOCKBOX:                              Hard(12)
OTHER SECURED DEBT:                   $7,500,000 Non-Trust Loan(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
LOCATION:                             Dayton, Ohio
YEAR BUILT:                           1970
YEAR RENOVATED:                       2006
SQUARE FEET:                          484,265
OCCUPANCY:                            71.7%
OCCUPANCY DATE:                       January 11, 2008
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Neyer Commercial Realty, LLC
U/W NCF:                              $2,527,016
U/W NCF DSCR:                         1.27x (13)(14)
CUT-OFF DATE U/W NCF DSCR:            1.51x(14)(15)
APPRAISED VALUE:                      $56,100,000
APPRAISAL AS OF DATE:                 March 8, 2007
CUT-OFF DATE LTV RATIO:               49.9%(16)
MATURITY LTV RATIO:                   44.1%(16)
--------------------------------------------------------------------------------

(1)  The Kettering Tower Mortgage Loan is part of the Kettering Tower Loan
     Combination that also includes the Kettering Tower Non-Trust Loan in the cut-off date principal amount of $7,500,000. The Kettering Tower Loan
     Combination has a cut-off date principal balance of $35,500,000.

(2)  Based solely on a loan amount comprised of the Kettering Tower Mortgage
     Loan.

(3)  NAP means not applicable.

(4)  The mortgage interest rate for the Kettering Tower Non-Trust Loan is 5.880%
     per annum.

(5)  Payments of interest only are required through and including the payment date in May 2009. Thereafter, constant monthly payments equal to $210,109 are required for the Kettering Tower Loan Combination.

(6)  At origination, the Kettering Tower Borrower deposited $500,000 into a leasing reserve account to be used for the cost of tenant improvements and leasing commissions incurred by the Kettering Tower Borrower in connection with any lease at the Kettering Tower Mortgaged Property.

(7)  At origination, the Kettering Tower Borrower deposited $4,220 into a replacement reserve account.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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(8)  The Kettering Tower Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Kettering Tower Mortgaged
     Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.

(9)  The Kettering Tower Borrower is required to make monthly deposits into a leasing reserve account in an amount equal to $42,000, provided, however, that the monthly deposits shall equal zero during such times as the balance in the leasing reserve account exceeds $1,500,000 (the "Kettering TI/LC
     Reserve Cap"). If JPMorgan Chase Bank, National Association ("JPM") has not
     given notice on or before April 30, 2011 of its exercise of its renewal option with respect to the entire premises covered by its lease of the
     Kettering Tower Mortgaged Property (the "JPM Lease"), the Kettering TI/LC
     Reserve Cap shall not apply and the monthly deposit shall remain at $42,000 regardless of the balance in the leasing reserve account. If JPM has given notice on or before April 30, 2011 of the exercise of its renewal option with respect to only a portion of the premises covered by the JPM Lease, then during such times that the balance in the leasing reserve account exceeds $1,500,000, the monthly deposit shall be equal to the product of
     (1) $42,000 and (2) a fraction, the numerator of which is the rentable square footage to be leased by JPM during the related renewal term, and the denominator of which is 94,000.

(10) The Kettering Tower Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to $4,220.

(11) The Kettering Tower Borrower has deposited $1,708,758 into a reserve fund to be utilized to discharge a mechanic's lien placed on the Kettering Tower
     Mortgaged Property in July 2007. If the mechanic's lien is not discharged by June 3, 2008, then the Kettering Tower Borrower is required pursuant to a letter agreement with the lender to make additional payments in to the reserve of: $136,701 on June 3, 2008 and $11,392 on the eleventh day of
     July 2008 and each succeeding calendar month thereafter, until the mechanic's lien is discharged. The foregoing additional payments are required because the mechanic's lien accrues interest at the rate of 8% per annum and the initial deposit to the reserve may not be sufficient to discharge the lien. Upon discharge of the mechanic's lien, all remaining amounts in the reserve shall be remitted to the Kettering Tower Borrower.

(12) See "--Lockbox" below.

(13) Calculated based on U/W NCF and annual debt constant of 7.102% commencing year three.

(14) Based on U/W NCF for the Kettering Tower Mortgage Loan, without regard to the Kettering Tower Non-Trust Loan. The U/W DSCR and Cut-off Date DSCR
     based on the U/W NCF for the entire Kettering Tower Loan Combination are
     1.00x and 1.19x, respectively, based on a rate of 5.880% per annum for the
     Kettering Tower Mortgage Loan and a rate of 5.880% per annum for the
     Kettering Tower Non-Trust Loan.

(15) Calculated based on U/W NCF and interest-only payments for the first two years based on an interest rate of 5.880% calculated on an Actual/360
     Basis.

(16) The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
     Kettering Tower Mortgage Loan and do not take into account the Kettering
     Tower Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio
     based on the entire Kettering Tower Loan Combination are 63.3% and 55.9%, respectively.

                            MAJOR TENANT INFORMATION

                                           APPROXIMATE     % TOTAL     % TOTAL BASE                                   LEASE
                TENANT(1)                  SQUARE FEET   SQUARE FEET    REVENUES(2)   RENT PSF(3)   RATINGS(4)   EXPIRATION DATE
----------------------------------------   -----------   -----------   ------------   -----------   ----------   ---------------

JP Morgan Chase Bank....................      94,328        19.5%          17.9%         $ 9.75       AA/Aaa         4/30/2012
Dayton Racquet Club.....................      28,291         5.8            5.9          $10.66        NR/NR        11/30/2029
C.H. Dean & Associates..................      25,875         5.3            9.1          $18.00        NR/NR        11/30/2010
Merrill Lynch Pierce Fenner & Smith.....      21,071         4.4            7.5          $18.20        A+/A1        08/31/2014
Sebaly Shillito & Dyer..................      20,936         4.3            7.0          $17.29        NR/NR        10/31/2012
                                             -------        ----           ----
TOTAL...................................     190,501        39.3%          47.3%
                                             =======        ====           ====

(1)  Ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)  Reflects in-place base rent.

(4)  Credit ratings are by S&P and Moody's, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if the tenant is not rated. NR means not rated.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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                          LEASE EXPIRATION INFORMATION

                       APPROXIMATE                                        APPROXIMATE                         CUMULATIVE % OF
                         EXPIRING    AS % OF TOTAL    CUMULATIVE % OF    EXPIRING BASE   AS % OF TOTAL BASE      TOTAL BASE
          YEAR         SQUARE FEET    SQUARE FEET    TOTAL SQUARE FEET    REVENUES(1)        REVENUES(1)        REVENUES(1)
--------------------   -----------   -------------   -----------------   -------------   ------------------   ---------------

2008................      34,670           7.2%              7.2%          $  562,557           10.9%               10.9%
2009................      35,719           7.4              14.5%             677,881           13.2                24.1%
2010................      63,523          13.1              27.7%             981,625           19.1                43.2%
2011................       4,923           1.0              28.7%              81,194            1.6                44.8%
2012................     158,167          32.7              61.3%           2,110,751           41.0                85.8%
2013................         679           0.1              61.5%              13,113            0.3                86.1%
2014................      21,071           4.4              65.8%             383,492            7.5                93.5%
2015................           0           0.0              65.8%                   0            0.0                93.5%
2016................           0           0.0              65.8%                   0            0.0                93.5%
2017................         230           0.0              65.9%              32,000            0.6                94.1%
2018 and beyond.....      28,291           5.8              71.7%             301,632            5.9               100.0%
Vacant..............     136,992          28.3             100.0%                   0             --               100.0%
                         -------         -----                             ----------          -----
TOTAL...............     484,265         100.0%                            $5,144,245          100.0%
                         =======         =====                             ==========          =====

(1)  Based on underwritten base rental revenues excluding any base rental revenues attributable to vacant lease-up assumptions.

     The Borrower and Sponsor. The Kettering Tower Borrower is Kettering Tower
Partners, LLC, a Delaware limited liability company, which is sponsored by Jack
Chitayat, Uri Mermelstein and Hertzl Moezinia. Jack Chitayat is the 100% owner of Atlantic Realty Group, Inc., which was formed in 1992 to acquire, develop, and manage commercial properties in North America. Atlantic Realty Group, Inc.
reports that, since their inception, they have acquired and managed a portfolio in excess of $200,000,000 with 4.2 million square feet in North America. Uri
Mermelstein has been involved in real estate acquisition and the turnaround of underperforming regional malls and office properties since 1990. From 2005 to present, Herzl Moezinia has been the President of Moezinia Bros. Capital, LLC, which invests in distressed assets including non-performing loans and underperforming commercial properties. Neyer Commercial Realty, LLC, a third party firm, currently manages the Kettering Tower Mortgaged Property.

     The Mortgage Loan. The Kettering Tower Mortgage Loan is part of the
Kettering Tower Loan Combination which is comprised of (i) the Kettering Tower
Mortgage Loan and (ii) the Kettering Tower Non-Trust Loan which has a cut-off date principal balance of $7,500,000. Both of the loans which comprise the
Kettering Tower Loan Combination are secured by the Kettering Tower Mortgaged
Property. The Kettering Tower Non-Trust Loan, which will not be included in the trust, is, subsequent to an uncured event of default on the Kettering Tower Loan
Combination, subordinate in right of payment to the Kettering Tower Mortgage
Loan. Both of the loans in the Kettering Tower Loan Combination are obligations of the Kettering Tower Borrower and are cross-defaulted with each other. The respective rights of the holders of the Kettering Tower Mortgage Loan and the
Kettering Tower Non-Trust Loan will be governed by the Kettering Tower Co-Lender
Agreement. See "Description of Mortgage Pool--Loan Combinations--The Kettering
Tower Loan Combination and the Best Western-Clearwater Loan Combination" in this offering prospectus.

     The Kettering Tower Mortgage Loan was originated on May 8, 2007, and has a cut-off date principal balance of $28,000,000. The Kettering Tower Mortgage Loan and the Kettering Tower Non-Trust Loan are ten-year loans with a stated maturity date of May 11, 2017, each of which accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.880% per annum. On the eleventh day of each month through and including the payment date in May 2009, the Kettering Tower Borrower is required to make payments of

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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interest only on the Kettering Tower Mortgage Loan. On the eleventh day of each month from and including June 2009, up to but excluding the stated maturity date, the Kettering Tower Borrower is required to make constant monthly debt service payments aggregating $210,109.26 on the Kettering Tower Loan Combination
(based on a conventional 30-year amortization schedule). The outstanding principal balance of the Kettering Tower Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Kettering Tower Borrower is prohibited from voluntarily prepaying the
Kettering Tower Mortgage Loan, in whole or in part, prior to February 11, 2017.
From and after February 11, 2017, the Kettering Tower Borrower may prepay the
Kettering Tower Loan Combination, in whole only, without payment of any prepayment consideration.

     The Kettering Tower Borrower may defease the Kettering Tower Mortgage Loan, in whole only, at any time after the later of (i) two years following the Issue
Date of the Kettering Tower Mortgage Loan and (ii) May 8, 2010, and by doing so obtain the release of the Kettering Tower Mortgaged Property. A defeasance will be effected by the Kettering Tower Borrower's pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Kettering
Tower Borrower under the Kettering Tower Mortgage Loan and are sufficient to pay off the Kettering Tower Mortgage Loan in its entirety on the stated maturity date. The Kettering Tower Borrower's right to defease the entire Kettering Tower
Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series
2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Kettering Tower Loan Combination is secured by a first mortgage lien on the fee simple interest of the Kettering Tower Borrower in the Kettering Tower Mortgaged Property, an office building located in Dayton,
Ohio. The Kettering Tower Mortgaged Property consists of a 30-story office building containing 484,265 square feet of net rentable area. The 484,265 square feet of office space is leased to a diverse mix of tenants including JP Morgan
Chase Bank (rated AA/Aaa by S&P and Moody's, respectively), which leases 94,328 square feet (19.5% of total office space) through April 2012, Dayton Racquet
Club, which leases 28,291 square feet (5.8% of the total office space) through
November 2029, C.H. Dean & Associates, which leases 25,875 square feet (5.3% of the total office space) through November 2010, Merrill Lynch Pierce Fenner &
Smith (rated A+/A1 by S&P and Moody's, respectively), which leases 21,071 square feet (4.4% of the total office space) through August 2014 and Sebaly Shillito &
Dyer, which leases 20,936 square feet (4.3% of the total office space) through
October 2012 . As of January 11, 2008, based on square footage leased, occupancy at the Kettering Tower Mortgaged Property was 71.7%.

     Lockbox. At closing, the Kettering Tower Borrower established a property account into which the Kettering Tower Borrower is required to deposit, or cause to be deposited, all rents from the Kettering Tower Mortgaged Property. At closing, the Kettering Tower Borrower was obligated to direct all tenants at the
Kettering Tower Mortgaged Property to pay their rents directly to the property account. The property account bank is irrevocably authorized to transfer all funds on deposit in the property account on each business day to a lockbox account. Amounts on deposit in the lockbox account on the eleventh day of each month shall be applied in the following order of priority: (i) to pay any real estate taxes, similar charges or insurance premiums then due and payable; (ii)
to pay the lockbox bank's fees; (iii) to pay interest and principal due on such date; (iv) to replenish all reserves and escrow funds required to be paid by the
Kettering Tower Borrower to the lender; (v) to the Kettering Tower Borrower, provided that if a DSCR Event Period (defined below) shall then be continuing, funds in the lockbox account shall only be disbursed to the Kettering Tower
Borrower to the extent necessary to pay normal and customary operating expenses of the Kettering Tower Mortgaged Property. If a DSCR Event Period shall occur and then cease to continue, all amounts that have accumulated in the lockbox account pursuant to clause (v) above shall be released to the Kettering Tower
Borrower. Following the occurrence of an event of default under

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the related loan documents for the Kettering Tower Mortgage Loan, the lender shall have the right to apply all rents and any other monies in the property account or the lockbox account to repayment of the Kettering Tower Mortgage Loan in such order and priority as the lender shall determine or for such other purposes as may be authorized under the related loan documents for the Kettering
Tower Mortgage Loan. As used herein, "DSCR Event Period" means the period (a)
commencing, as of any calculation date that the debt service coverage ratio for the Kettering Tower Mortgage Loan shall be less than 1.10x, as determined by the lender (based upon an actual trailing 12-month formula set forth in the related loan documents), and (b) terminating as of any calculation date as of which the debt service coverage ratio shall have been restored to above 1.10x for six consecutive calendar months.

     Terrorism Coverage. The Kettering Tower Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism provided such insurance is available at a cost not in excess of $188,400 for each year of the loan term. Insurance against acts of terrorism is defined in the related loan documents as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the
Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance
Act of 2005, as the same may be amended from time to time ("TRIA") is in effect, insurance against terrorism shall mean insurance against an "Act of Terrorism"
as such term is defined in Section 102(1) of the TRIA.

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                      VIII. THE SUTTON PLAZA MORTGAGE LOAN

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                      VIII. THE SUTTON PLAZA MORTGAGE LOAN

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                      VIII. THE SUTTON PLAZA MORTGAGE LOAN

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $26,937,452
LOAN PER SQUARE FOOT:                 $161
% OF INITIAL MORTGAGE POOL BALANCE:   2.7%
SHADOW RATING (S&P/MOODY'S):          NAP(1)
LOAN PURPOSE:                         Refinance
MORTGAGE INTEREST RATE:               5.930%
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   January 11, 2007(2)
AMORTIZATION TERM:                    30 years(2)
ANTICIPATED REPAYMENT DATE:           NAP(1)
HYPERAMORTIZATION:                    NAP(1)
MATURITY DATE:                        December 11, 2017
MATURITY BALANCE:                     $23,834,988
BORROWER:                             Armstrong Sutton Plaza LLC
SPONSOR:                              Benjamin Ringel
DEFEASANCE/PREPAYMENT:                Defeasance is permitted two years after
                                      the Issue Date; Prepayment without penalty
                                      is permitted three months prior to
                                      maturity date.
UP-FRONT RESERVES:                    Dollar Tree Tenant Improvements Reserve(3)
                                      Dollar Tree Tenant Allowance Reserve(4)
                                      PNC Tenant Improvement Reserve(5)
                                      PNC Free Rent Reserve(6)
                                      Tax and Insurance Reserves(7)
                                      Riad Action Letter of Credit(8)
ONGOING RESERVES:                     Tax and Insurance Reserves(7)
                                      TI/LC Reserve(9)
                                      Replacement Reserve(10)
LOCKBOX:                              Springing Hard(11)
OTHER SECURED DEBT:                   NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Anchored Retail
LOCATION:                             Mt. Olive Township, New Jersey
YEAR BUILT:                           1973
YEAR RENOVATED:                       1999
SQUARE FEET:                          167,164
OVERALL OCCUPANCY:                    92.1%(12)
OCCUPANCY DATE:                       March 7, 2008
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Armstrong Management Corp., an affiliate
                                      of the borrower
U/W NCF:                              $2,398,753(12) (13)
U/W NCF DSCR:                         1.25x(12) (13)
CUT-OFF DATE U/W NCF DSCR:            1.48x(12) (13)
APPRAISED VALUE:                      $36,000,000
APPRAISAL AS OF DATE:                 November 5, 2007
CUT-OFF DATE LTV RATIO:               74.8%
MATURITY LTV RATIO:                   66.2%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in December 2009.

(3)  As of March 26, 2008, the Sutton Plaza Borrower deposited $52,925 into a tenant improvement reserve account, which represents the anticipated remaining costs of the landlord work required for delivery of the space leased by Dollar Tree Stores, Inc.

(4)  As of March 26, 2008, the Sutton Plaza Borrower deposited $99,000 into a tenant improvement reserve account, which represents the remaining tenant improvement obligations of the landlord due to Dollar Tree Stores, Inc.
     within 30 days of the tenant opening for business.

(5)  As of March 26, 2008, the Sutton Plaza Borrower deposited $181,000 into a tenant improvement reserve account, which represents the anticipated remaining costs of the landlord work required for delivery of the pad leased by PNC Bank, National Association.

(6)  As of March 26, 2008, the Sutton Plaza Borrower deposited $83,058 into a rent concessions reserve account, which represents seven months of free rent under the PNC Bank, National Association lease. The $83,058 is required to be released to the related borrower upon PNC Bank, National
     Association obtaining all required permits for construction of the improvements and taking possession of the leased pad.

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(7)  At origination, the Sutton Plaza Borrower deposited $71,378 into a tax reserve account and $20,535 into an insurance reserve account. The Sutton
     Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.

(8)  See "--Riad Action Letter of Credit" below.

(9)  The Sutton Plaza Borrower is required to make monthly deposits of $2,521 into a tenant improvement and leasing commission reserve account to pay for costs related to tenant allowances and leasing commissions.

(10) The Sutton Plaza Borrower is required to make monthly deposits of $2,083 into a replacement reserve account for replacements and repairs required to be made to the Sutton Plaza Mortgaged Property.

(11) See "--Lockbox" below.

(12) Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR
     were calculated including rent for two tenants, Dollar Tree Stores, Inc.
     and PNC Bank, National Association, that have executed leases but have not yet taken occupancy. According to the Sutton Plaza Borrower, the space leased by Dollar Tree Stores, Inc. is currently being built out and is required to be delivered to the tenant no later than May 11, 2008, pursuant to the lease. PNC Bank, National Association has executed a ground lease for a to-be-built pad site at the mortgaged property. Excluding the space leased to Dollar Tree Stores, Inc. and the PNC Bank, National Association,
     the occupancy percentage is 83.9% and the U/W NCF DSCR is 1.09x calculated based on a 30-year amortization schedule (1.30x based on interest-only payments as of the Cut-off Date).

(13) U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including the amount by which average rent over the remaining term of the lease or mortgage loan term exceeds the current base rent amount for the spaces leased to The Great Atlantic & Pacific Tea Company, Inc. and PNC
     Bank, National Association. Based on the actual in-place rental payments of
     The Great Atlantic & Pacific Tea Company, Inc. and PNC Bank, National
     Association, the U/W NCF DSCR is 1.17x and the U/W Cut-off Date DSCR is
     1.39x.

                       GROSS LEASABLE AREA (GLA) OVERVIEW

                                          APPROXIMATE  % TOTAL SQUARE  % TOTAL BASE   RENT               TENANT LEASE
                  STORE                   SQUARE FEET       FEET        REVENUES(1)  PSF(2)  RATINGS(3)   EXPIRATION
----------------------------------------  -----------  --------------  ------------  ------  ----------  ------------

MAJOR TENANTS
   The Great Atlantic & Pacific Tea
   Company, Inc. ("A&P")................     58,547         35.0%          45.4%     $19.25      B/B3      2/28/2025
   Tractor Supply Company ..............     44,439         26.6           18.1      $10.13     NR/NR     12/31/2022
   Dollar Tree Stores, Inc.(4)..........      9,800          5.9            4.0      $10.03     NR/NR     12/31/2017
   McDonald's Corporation(5)............      4,586          2.7            4.0      $21.73      A/A3      6/22/2016
   PNC Bank, National Association(6)....      3,930          2.4            5.0      $31.81    AA-/Aa3    12/31/2027
                                            -------        -----          -----
TOTAL MAJOR TENANTS SPACE...............    121,302         72.6           76.5
                                            -------        -----          -----
Other Tenants...........................     32,602         19.5           23.5
Vacant(7)...............................     13,260          7.9             --
                                            -------        -----          -----
TOTAL GLA...............................    167,164        100.0%         100.0%
                                            =======        =====          =====

(1)  The percentages of total base revenues are based on in-place underwritten base rental revenues, including unabated rent for Dollar Tree Stores, Inc.
     and PNC Bank, National Association, which have not yet taken occupancy, and including rent steps through June 30, 2008.

(2)  Rent PSF reflects in-place underwritten base rental payments, including unabated rent for Dollar Tree Stores, Inc. and PNC Bank, National
     Association, which have not yet taken occupancy, and including rent steps through June 30, 2008.

(3)  Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

(4)  Dollar Tree Stores, Inc. has executed its lease but has not yet taken occupancy. According to the related borrower, the space leased by Dollar
     Tree Stores, Inc. is currently being built-out and is expected to be completed by April 25, 2008. In the event that the space is not delivered to the tenant by May 11, 2008, Dollar Tree Stores, Inc. has the right to charge a late fee of $500.00 per day until delivery conditions are met or terminate its lease.

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(5)  McDonald's Corporation owns its own improvements and ground leases its pad from the Sutton Plaza Borrower. The pad, but not the store, is part of the collateral.

(6)  PNC Bank, National Association has executed a ground lease for a to-be-built pad site at the mortgaged property, but has not yet taken occupancy. PNC may terminate its lease in the event the pad is not delivered in accordance with the lease or in the event that PNC is unable to secure necessary building permits by June 30, 2008. The Sutton Plaza
     Borrower has the ability to obtain such building permits directly prior to
     October 31, 2008 in order to void the termination option. Pursuant to the lease, upon delivery of the pad site, PNC Bank, National Association is required to complete the improvements. The pad, but not the store, is part of the collateral.

(7)  Vacant space does not include 13,730 square feet of recently executed leases for two tenants (Dollar Tree Stores, Inc. and PNC Bank, National
     Association) that have not yet taken occupancy.

                          LEASE EXPIRATION INFORMATION

                      APPROXIMATE                   CUMULATIVE % OF   APPROXIMATE                     CUMULATIVE % OF
                       EXPIRING      AS % OF TOTAL    TOTAL SQUARE   EXPIRING BASE    AS % OF TOTAL      TOTAL BASE
       YEAR         SQUARE FEET(1)  SQUARE FEET(1)      FEET(1)       REVENUES(2)   BASE REVENUES(2)     REVENUES(2)
------------------  --------------  --------------  ---------------  -------------  ----------------  ---------------

2008..............        1,400           0.8%            0.8%         $   25,200          1.0%             1.0%
2009..............        2,500           1.5             2.3%             47,250          1.9              2.9%
2010..............        8,360           5.0             7.3%            138,272          5.6              8.5%
2011..............        8,960           5.4            12.7%            150,840          6.1             14.6%
2012..............        3,132           1.9            14.6%             69,778          2.8             17.4%
2013..............        6,150           3.7            18.2%            103,000          4.1             21.5%
2014..............            0           0.0            18.2%                  0          0.0             21.5%
2015..............            0           0.0            18.2%                  0          0.0             21.5%
2016..............        4,586           2.7            21.0%             99,667          4.0             25.5%
2017..............       11,900           7.1            28.1%            146,580          5.9             31.4%
2018 and Beyond...      106,916          64.0            92.1%          1,702,178         68.6            100.0%
Vacant............       13,260           7.9           100.0%                 --           --
                        -------         -----                          ----------        -----
TOTAL.............      167,164         100.0%                         $2,482,764        100.0%
                        =======         =====                          ==========        =====

(1)  Based on collateral square footage, which includes 8,516 square feet occupied by McDonald's Corporation and PNC Bank, National Association,
     which own their improvements and ground lease the pads from the related borrower.

(2)  Based on in-place underwritten base rental revenues, including unabated rent for Dollar Tree Stores, Inc. and PNC Bank, National Association, which have not yet taken occupancy, and including rent steps through June 30,
     2008.

     The Borrower and Sponsor. The Sutton Plaza Borrower is Armstrong Sutton
Plaza, LLC, a Delaware limited liability company. The Sutton Plaza Borrower is
50% indirectly owned and controlled by Benjamin Ringel, the sponsor of the
Sutton Plaza Mortgage Loan, and the President and CEO of Armstrong Capital, LLC
("Armstrong Capital"). Benjamin Ringel's sister, Chana Ringel, indirectly owns the remaining 50% of the Sutton Plaza Borrower. Armstrong Capital is a real estate investment company that specializes in the acquisition, ownership and redevelopment of grocery-anchored and discount-anchored shopping centers in the
Northeastern United States. The firm is fully self-integrated with affiliates responsible for management, new development and maintenance.

     The Mortgage Loan. The Sutton Plaza Mortgage Loan was originated on
November 17, 2006 and has a cut-off date principal balance of $26,937,452. The
Sutton Plaza Mortgage Loan has a stated maturity date of December 11, 2017. The
Sutton Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.930% per annum. At origination, the Sutton Plaza Mortgage Loan had an original principal balance of $22,600,000 and an interest rate of 6.130% per annum. Having fulfilled certain lease-related

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conditions, on November 17, 2007, the Sutton Plaza Borrower obtained an interest rate reduction to 5.930% per annum and a release of an earnout increasing the principal balance of the Sutton Plaza Mortgage Loan to $26,937,452. On the ninth day of each month through and including the payment date in December 2009, the
Sutton Plaza Borrower is required to make monthly payments of interest only on the Sutton Plaza Mortgage Loan. On the ninth day of each month from and including the payment date in January 2010, up to but excluding the stated
maturity date the Sutton Plaza Borrower is required to make monthly payments of principal and interest (based on a 30-year amortization schedule) in the amount of $160,290.64 on the Sutton Plaza Mortgage Loan. The outstanding principal balance of the Sutton Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on December 11, 2017.

     The Sutton Plaza Borrower is prohibited from voluntarily prepaying the
Sutton Plaza Mortgage Loan, in whole or in part, at any time prior to September
11, 2017. From and after September 11, 2017, the Sutton Plaza Mortgage Loan may be prepaid in whole only, without payment of any prepayment consideration.

     The Sutton Plaza Borrower may defease the Sutton Plaza Mortgage Loan, in whole only, on any date following the date that is two years from the Issue
Date, and by doing so obtain the release of the Sutton Plaza Mortgaged Property.
A defeasance will be effected by the Sutton Plaza Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are "government securities" within the meaning of Treasury Regulations Section
1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the Sutton Plaza Borrower under the Sutton Plaza Mortgage Plaza Loan and are sufficient to pay off the Sutton Plaza Mortgage Loan in its entirety on December
11, 2017. The Sutton Plaza Borrower's right to defease the entire Sutton Plaza
Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series
2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Sutton Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Sutton Plaza
Mortgaged Property, a grocery-anchored neighborhood retail shopping center.
Built in 1973 and renovated in 1999, the Sutton Plaza Mortgaged Property is located in Morris County, New Jersey, and contains 167,164 square feet of net rentable area on approximately 21.56 acres. As of the rent roll dated March 7,
2008, the Sutton Plaza Mortgaged Property was approximately 83.9% occupied and
92.1% leased by 19 tenants, with the three largest tenants being The Great
Atlantic & Pacific Tea Company, Inc. ("A&P"), leasing approximately 58,547 square feet (35.0% of total net rentable area), Tractor Supply Company, leasing approximately 44,439 square feet (26.6% of total net rentable area) and Dollar
Tree Stores, Inc., which leases 9,800 square feet (5.9% of total net rentable area).

     Riad Action Reserve. At the closing of the Sutton Plaza Mortgage Loan, there was a judgment in favor of Riad Development Company LLC, et. al. ("Riad")
(the party which sold the Sutton Plaza Mortgaged Property to the Sutton Plaza
Borrower) against the Sutton Plaza Sponsor and Armstrong Capital. The Sutton
Plaza Borrower, the Sutton Plaza Sponsor and Armstrong Capital were all named as defendants in the action. Riad successfully moved for summary judgment against each of the defendants, resulting in a judgment against each of them. However, because the Sutton Plaza Borrower was not a party to the contract that was allegedly breached, and because Riad does not specifically allege that the
Sutton Plaza Borrower was liable under any of the theories for which Riad seeks recovery, the summary judgment motion was vacated against the Sutton Plaza
Borrower. Nevertheless, the judgment still stands against the Sutton Plaza
Sponsor and Armstrong Capital. A $750,000 letter of credit (the "Riad Action
Letter of Credit") was deposited with the lender to satisfy any judgment against the Sutton Plaza Sponsor. The difference between the balance of the Riad Action
Letter of Credit and the amount of any final judgment should be satisfied by either the Sutton Plaza Sponsor or Armstrong Capital; provided, however, that the lender, upon its discretion, may cause the Sutton Plaza Borrower to satisfy any judgment interest which may be outstanding that has not been remitted by either the Sutton Plaza Sponsor or Armstrong Capital. The Riad Action Letter of
Credit will be released by the lender if a final judgment (exhausting all options for

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appeal) has been reached in favor of the Sutton Plaza Sponsor and Armstrong
Capital or will satisfy any judgment against the Sutton Plaza Sponsor and/or
Armstrong Capital.

     Lockbox. From and after the earliest to occur of (i) the date on which the debt service coverage ratio is less than 1.10x as computed by the lender on a trailing 12-month basis as of the last day of any calendar quarter (i.e., March
31, June 30, September 30, and December 31), (ii) the occurrence of an event of default under the Sutton Plaza Mortgage Loan, (iii) if A&P ceases to be in occupancy of its leased premises at the Sutton Plaza Mortgaged Property during the last 18 months of the loan term, for a period of 30 days or more until such time as A&P has reopened for at least 90 days and is paying full unabated rent or is replaced by an acceptable replacement tenant and (iv) the date on which an event of default under the management agreement occurs, the lender shall have the right, upon written notice to the Sutton Plaza Borrower, to require that all gross income from operations at the Sutton Plaza Mortgaged Property be paid directly to a designated lockbox account under the exclusive control of the lender. The Sutton Plaza Mortgage Loan documents provide that the lender may apply amounts on deposit in the lockbox account to all expenses of managing and securing the Sutton Plaza Mortgaged Property, and to the payment of the Sutton
Plaza Mortgage Loan, together with all costs and reasonable attorney's fees.

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                 IX. THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN

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                 IX. THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN

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                 IX. THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
AGGREGATE CUT-OFF DATE BALANCE:    $25,600,000
AGGREGATE LOAN PER SQUARE FOOT:    $176
AGGREGATE % OF INITIAL MORTGAGE
POOL BALANCE:                      2.5%
SHADOW RATING (S&P/MOODY'S):       NAP(1)
LOAN PURPOSE:                      Acquisition
MORTGAGE INTEREST RATE:            6.640% per annum
INTEREST CALCULATION:              Actual/360
FIRST PAYMENT DATE:                December 11, 2007
AMORTIZATION TERM:                 30 years(2)
ANTICIPATED REPAYMENT DATE:        NAP(1)
HYPERAMORTIZATION:                 NAP(1)
MATURITY DATE:                     November 11, 2017
MATURITY BALANCE:                  $23,412,034
BORROWERS:                         Various(3)
SPONSOR:                           Elchonon Schwartz, Martin Rappaport, Raymond
                                   Katz
PREPAYMENT/DEFEASANCE:             Defeasance in whole, but not in part,
                                   permitted two years after Issue Date.
                                   Prepayment permitted, in whole only, without
                                   penalty three months prior to maturity date.
UP-FRONT RESERVES:                 Deferred Maintenance Reserve(4)
                                   Leasing Reserve(5)
                                   Replacement Reserve(6)
                                   Tenant Occupancy Reserve(7)
ONGOING RESERVES:                  Tax and Insurance Reserve(8)
                                   Leasing Reserve(9)
                                   Replacement Reserve(10)
LOCKBOX:                           Springing Soft(11)
OTHER SECURED DEBT:                $1,600,000 Mezzanine Debt(12)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio(13)
PROPERTY TYPE:                     Retail
LOCATION:                          Various(13)
YEAR BUILT:                        1951-2004
YEAR RENOVATED:                    2001
AGGREGATE SQUARE FEET:             145,531
OCCUPANCY:                         87.3%(14)
OCCUPANCY DATE:                    February 12, 2008
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Investec Realty Services, LLC
U/W NCF:                           $2,150,404(15)
U/W NCF DSCR:                      1.09x(16)
CUT-OFF DATE U/W NCF DSCR:         1.25x(17)
AGGREGATE APPRAISED VALUE:         $32,000,000(18)
APPRAISAL AS OF DATE:              August 3, 2007
AGGREGATE CUT-OFF DATE LTV RATIO:  80.0%
AGGREGATE MATURITY LTV RATIO:      73.2%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest-only are required through and including the payment date in November 2010.

(3)  See "--The Borrowers and Sponsor" below.

(4)  At origination, the Memphis Retail Portfolio Borrowers deposited $23,032 into a deferred maintenance reserve account to be used for scheduled repairs at the Memphis Retail Portfolio Mortgaged Properties.

(5)  At origination, the Memphis Retail Portfolio Borrowers deposited $425,000 into a leasing reserve account to be used for the cost of tenant improvements and leasing commissions incurred by Memphis Retail Portfolio
     Borrowers in connection with any lease at the Memphis Retail Portfolio
     Mortgaged Properties.

(6)  At origination, the Memphis Retail Portfolio Borrowers deposited $29,609 into a replacement reserve account to be used for repairs and replacements at the Memphis Retail Portfolio Mortgaged Properties.

(7)  At origination, the Memphis Retail Portfolio Borrowers deposited $50,000 into a tenant occupancy reserve account to be released to the Memphis
     Retail Portfolio Borrowers in $25,000 installments at such time as the tenant under each of the Bunger Busters of Tennessee, LLC lease and the
     Sheffield Antiques Mall, LLC lease (or any tenant under a replacement lease to either such lease) have commenced normal business operations and payment of rent under their respective leases. As of the Issue Date, the conditions for release of any installment of the reserve have not been met.

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(8)  The Memphis Retail Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an aggregate amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.

(9)  The Memphis Retail Portfolio Borrowers are required to make monthly deposits into a leasing reserve account in an amount equal to $8,570;
     provided, however, that the monthly deposits shall be equal to zero during periods in which the balance in the leasing reserve account is equal to or greater than $250,000.

(10) The Memphis Retail Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to $1,248;
     provided, however, that the monthly deposits shall be equal to zero during periods in which the balance in the replacement reserve account is equal to or greater than $29,609.

(11) See "--Lockbox" below.

(12) See "--Mezzanine Financing" below.

(13) The Memphis Retail Portfolio Mortgaged Properties are comprised of five retail properties located in Memphis and Collierville, Tennessee. See
     "--The Mortgaged Properties" below.

(14) Weighted average as of February 12, 2008 based on aggregate square footage and individual underwritten property occupancy. Sheffield Antiques Mall,
     LLC, representing 2,540 square feet at the Chickasaw Gardens mortgaged property is building out their space and is not yet in physical occupancy.

(15) Reflects aggregate in-place U/W NCF of the five Memphis Retail Portfolio
     Mortgaged Properties.

(16) Based on aggregate U/W NCF and calculated based on the annual debt constant of 7.696% commencing year four.

(17) Calculated based on aggregate U/W NCF and interest-only payments for the first three years based on an interest rate of 6.640% calculated on an
     Actual/360 Basis.

(18) Aggregate of appraised values based on a combined portfolio value for the five Memphis Retail Portfolio Mortgaged Properties.

                   THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOANS

                                                                  YEAR BUILT/      APPROXIMATE                 APPRAISED
              PROPERTY(1)                        LOCATION        RENOVATED(2)    SQUARE FOOTAGE   OCCUPANCY      VALUE
------------------------------------------   ----------------   --------------   --------------   ---------   -----------

The Shops of Collierville.................   Collierville, TN      1993/NAP          60,229          85.5%    $14,700,000
Chickasaw Gardens.........................      Memphis, TN     1951-1995/2003       50,750          80.7       7,250,000
Country Club Collections..................   Collierville, TN      2004/NAP          23,800         100.0       6,100,000
Trezevant Enterprises - Fed Ex/Kinko's....      Memphis, TN        2000/NAP           7,500         100.0       2,900,000
Trezevant Enterprises - Corky's...........   Collierville, TN      1978/2001          3,252         100.0       1,050,000
                                                                                    -------         -----     -----------
TOTAL/WEIGHTED AVERAGE(3).................                                          145,531          87.3%    $32,000,000
                                                                                    =======         =====     ===========

(1)  Ranked by appraised value.

(2)  NAP means not applicable.

(3)  Total occupancy reflects overall occupancy for the five Memphis Retail
     Portfolio Mortgaged Properties.

                            MAJOR TENANT INFORMATION

                                                                                                                  LEASE
                                                      APPROXIMATE     % TOTAL     % TOTAL BASE                 EXPIRATION
        TENANT(1)                   PROPERTY          SQUARE FEET   SQUARE FEET    REVENUES(2)   RENT PSF(3)      DATE
-----------------------   -------------------------   -----------   -----------   ------------   -----------   ----------

                           Trezevant Enterprises -
Fed Ex/Kinko's.........          Fed Ex/Kinko's          6,500          4.5%           8.4%         $30.58     10/31/2010
Finovilla Cuisine......   The Shops of Collierville      4,334          3.0            4.0          $22.00      9/30/2015
Superstore, Inc........    Country Club Collections      4,200          2.9            3.2          $18.00      6/30/2010
Century 21.............    Country Club Collections      3,500          2.4            3.0          $20.20      6/30/2009
Steve Galella & Perin
Jones DDS..............   The Shops of Collierville      3,400          2.3            2.5          $17.53      7/31/2008
                                                        ------         ----           ----
TOTAL..................                                 21,934         15.1%          21.0%
                                                        ======         ====           ====

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(1)  Ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place base rent, excluding any base rental revenues attributable to vacant lease-up assumptions.

(3)  Reflects in-place base rent.

                          LEASE EXPIRATION INFORMATION

                        APPROXIMATE                                     APPROXIMATE     AS % OF     CUMULATIVE %
                          EXPIRING   AS % OF TOTAL   CUMULATIVE % OF   EXPIRING BASE  TOTAL BASE   OF TOTAL BASE
          YEAR          SQUARE FEET   SQUARE FEET   TOTAL SQUARE FEET   REVENUES(1)   REVENUES(1)   REVENUES(1)
----------------------  -----------  -------------  -----------------  -------------  -----------  -------------

2008..................     26,183         18.0%            18.0%         $  383,088       16.1%         16.1%
2009..................     24,643         16.9             34.9%            472,744       19.9          36.0%
2010..................     44,423         30.5             65.4%            928,537       39.0          75.0%
2011..................      9,252          6.4             71.8%            207,870        8.7          83.8%
2012..................     15,202         10.4             82.3%            264,087       11.1          94.9%
2013..................          0          0.0             82.3%                  0        0.0          94.9%
2014..................      1,200          0.8             83.1%             27,000        1.1          96.0%
2015..................      4,334          3.0             86.1%             95,348        4.0         100.0%
2016..................          0          0.0             86.1%                  0        0.0         100.0%
2017..................          0          0.0             86.1%                  0        0.0         100.0%
2018 and beyond.......          0          0.0             86.1%                  0        0.0         100.0%
Vacant................     20,294         13.9            100.0%                  0         --         100.0%
                          -------        -----                           ----------      -----
TOTAL.................    145,531        100.0%                          $2,378,674      100.0%
                          =======        =====                           ==========      =====

(1)  Based on in-place base rent excluding any base rental revenues attributable to vacant lease-up assumptions.

     The Borrowers and Sponsor. There are ten separate Memphis Retail Portfolio
Borrowers. The Memphis Retail Portfolio Borrowers are Castle Country Club LLC,
129 Country Club LLC, Castle 743 Poplar LLC, 129 743 Poplar LLC, Castle
Chickasaw LLC, 129 Chickasaw LLC, Castle Collierville LLC, 129 Collierville LLC,
Castle 1130 Germantown LLC and 129 1130 Germantown LLC. The sponsors of the
Memphis Retail Portfolio Borrowers are Elchonon Schwartz, Martin Rappaport and
Raymond Katz. Elchonon Schwartz is one of the co-founders and principals of
Nightingale Properties. Nightingale Properties reports that it owns retail and office properties in New York, Virginia, Connecticut, Illinois, Mississippi,
Pennsylvania, Florida and Tennessee, with a combined value of approximately $134 million. Martin Rappaport reports real estate holdings in New York, New Jersey and Ohio in excess of $85 million. The Memphis Retail Portfolio Mortgaged
Properties are currently managed by Investec Realty Service, LLC ("Investec").
Investec is based in Memphis, Tennessee and has been in the real estate business for over 35 years, providing services in property management, brokerage, tenant relations, and landlord representation.

     The Mortgage Loans. The Memphis Retail Portfolio Mortgage Loan was
originated on October 31, 2007, and has a cut-off date principal balance of
$25,600,000. The Memphis Retail Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2017. The Memphis Retail Portfolio
Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.640% per annum. On the eleventh day of each month through and including the payment date in November 2010, the Memphis
Retail Portfolio Borrowers are required to make payments of interest only on the
Memphis Retail Portfolio Mortgage Loan. On the eleventh day of each month from and including December 2010, up to but excluding the stated maturity date, the
Memphis Retail Portfolio Borrowers are required to make constant monthly debt service payments of $164,173.59 on the Memphis Retail Portfolio Mortgage Loan
(based on a conventional 30-year

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amortization schedule). The outstanding principal balance of the Memphis Retail
Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Memphis Retail Portfolio Borrowers are prohibited from voluntarily prepaying the Memphis Retail Portfolio Mortgage Loan, in whole or in part, prior to August 11, 2017. From and after August 11, 2017, the Memphis Retail Portfolio
Borrowers may prepay the Memphis Retail Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Memphis Retail Portfolio Borrowers may defease the Memphis Retail
Portfolio Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the Memphis Retail
Portfolio Mortgaged Property. A defeasance will be effected by the Memphis
Retail Portfolio Borrowers' pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Memphis Retail Portfolio
Borrowers under the Memphis Retail Portfolio Mortgage Loan and are sufficient to pay off the Memphis Retail Portfolio Mortgage Loan in its entirety on November
11, 2017. The Memphis Retail Portfolio Borrowers' right to defease the entire
Memphis Retail Portfolio Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Properties. The Memphis Retail Portfolio Mortgage Loan is
secured by a first priority mortgage lien on the respective fee simple interests of the Memphis Retail Portfolio Borrowers in the five Memphis Retail Portfolio
Mortgaged Properties. The Memphis Retail Portfolio Mortgaged Properties contain an aggregate of 145,531 square feet and are located in Memphis and Collierville,
Tennessee. The Memphis Retail Portfolio Mortgaged Properties were built between
1951 and 2004 and range in size from 3,252 square feet to 60,229 square feet. As of February 12, 2008, the overall weighted average occupancy based on aggregate square footage and individual underwritten property occupancy of the Memphis
Retail Portfolio Mortgaged Properties was 87.3%.

     Lockbox. The lender has the right to cause all rents from the Memphis
Retail Portfolio Mortgaged Properties to be paid directly to the property manager for the Memphis Retail Portfolio Mortgaged Properties and deposited daily by the property manager to a lock-box account within the control of lender if any of the following conditions are met: (i) an event of default occurs under the related loan documents, (y) the debt service coverage ratio for the Memphis
Retail Portfolio Mortgaged Properties falls below 1.00x or (z) if a discontinuation of operations, lease default, lease termination, or tenant bankruptcy proceeding involving one or more tenants in the aggregate which lease
20% or more of the Memphis Retail Portfolio Mortgaged Properties or account for
20% or more of the rental income at the Memphis Retail Portfolio Mortgaged
Properties. Amounts on deposit in the lock-box account shall be applied on each monthly payment date in the following order of priority: (i) first, to payment of any real estate taxes, similar charges or insurance premiums then due and payable; (ii) second, to payment of the lockbox bank's fees; (iii) third, to payment of monthly debt service due on the Memphis Retail Portfolio Loan; (iv)
fourth, to replenish all reserves and escrow funds required to be paid by the
Memphis Retail Portfolio Borrowers to the lender under the related loan documents; (v) fifth, to payment of normal and customary operating expenses of the Memphis Retail Portfolio Mortgaged Properties which have been approved by the lender; and (vi) sixth, provided no event of default shall exist at the time under the related loan documents, to the leasing reserve account. None of the sums contributed to the leasing reserve account in accordance with (vi) above will be counted towards any balance in the leasing reserve account which serves to limit future contributions to the leasing reserve account from monthly deposits.

     Terrorism Coverage. Although the related loan documents for the Memphis
Retail Portfolio Mortgage Loan do not expressly require the maintenance of terrorism insurance, the Memphis Retail Portfolio Borrowers are

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required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Memphis Retail Portfolio Mortgaged Properties located in or around the region in which the Memphis Retail Portfolio Mortgaged Properties are located. The form of all policies (including exclusions and exceptions) are subject to the approval of the lender.

     Mezzanine Financing. Simultaneously with the origination of the Memphis
Retail Portfolio Mortgage Loan, the holders of the direct membership interests in the Memphis Retail Portfolio Borrowers (the "Memphis Retail Portfolio
Mezzanine Borrowers"), obtained a $1,600,000 loan (the "Memphis Retail Portfolio
Mezzanine Loan") from an affiliate of the mortgage loan seller. The mezzanine loan is secured by a pledge of the Memphis Retail Portfolio Mezzanine Borrowers'
direct membership interests in the Memphis Retail Portfolio Borrowers. The mezzanine loan accrues interest during its term at a fixed rate of 12.00% per annum and has a stated maturity date of November 11, 2017. During the term of the mezzanine loan, the Memphis Retail Portfolio Mezzanine Borrowers are required to make monthly payments of principal and interest in an amount equal to $16,457.80. The Memphis Retail Portfolio Mezzanine Borrowers have the right to prepay the mezzanine loan, in whole but not in part, at any time. The Memphis
Retail Portfolio Mezzanine Loan is subject to an intercreditor agreement between the holder of the Memphis Retail Portfolio Mezzanine Loan and the lender under the Memphis Retail Portfolio Mortgage Loan that sets forth the relative priorities between the Memphis Retail Portfolio Mortgage Loan and the Memphis
Retail Portfolio Mezzanine Loan. The intercreditor agreement provides, among other things, that (a) all payments due under the Memphis Retail Portfolio
Mezzanine Loan documents are subordinate to any and all payments required under the Memphis Retail Portfolio Mortgage Loan documents (except for payments made in connection with the enforcement of the Memphis Retail Portfolio Mezzanine
Loan lender's rights under the Memphis Retail Portfolio Mezzanine Loan documents or, provided no event of default shall exist with respect to Memphis Retail
Portfolio Mortgage Loan, scheduled payments and prepayments of the Memphis
Retail Portfolio Mezzanine Loan), (b) the Memphis Retail Portfolio Mezzanine
Loan lender will have certain rights to receive notice of and cure defaults under the Memphis Retail Portfolio Mortgage Loan, (c) upon the occurrence of an event of default under the Memphis Retail Portfolio Mortgage Loan, except in connection with the enforcement of the Memphis Retail Portfolio Mezzanine Loan lender's rights under the Memphis Retail Portfolio Mezzanine Loan documents, no payments will be retained by the Memphis Retail Portfolio Mezzanine Loan lender on the Memphis Retail Portfolio Mezzanine Loan until all payments that are due or that will become due under the Memphis Retail Portfolio Mortgage Loan are paid in full to the Memphis Retail Portfolio Mortgage Loan lender, (d) the holder of the Memphis Retail Portfolio Mortgage Loan may not amend or modify the
Memphis Retail Portfolio Mortgage Loan in certain respects without the consent of the Memphis Retail Portfolio Mezzanine Loan lender, and the Memphis Retail
Portfolio Mezzanine Loan lender may not amend or modify the Memphis Retail
Portfolio Mezzanine Loan in certain respects without the consent of the Memphis
Retail Portfolio Mortgage Loan lender, (e) the Memphis Retail Portfolio
Mezzanine Loan lender is not permitted to transfer more than 49% of its beneficial interest in the Memphis Retail Portfolio Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2008-C1 certificates has been received, (f) upon the occurrence of an event of default under the Memphis Retail Portfolio Mezzanine Loan documents, the Memphis Retail Portfolio Mezzanine Loan lender may foreclose upon the membership interests in the Memphis Retail Portfolio Borrowers, which could result in a change of control with respect to the Memphis Retail Portfolio
Borrowers and a change in the management of the Memphis Retail Portfolio
Mortgaged Properties, (g) if the Memphis Retail Portfolio Mortgage Loan is
accelerated or becomes specially serviced, the Memphis Retail Portfolio
Mezzanine Loan lender has the right to purchase the Memphis Retail Portfolio
Mortgage Loan, in whole or in part, for a price equal to (1) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest), (2) any advances made by the
Memphis Retail Portfolio Mortgage Loan lender or its servicer and any interest thereon, and (3) under certain circumstances, any liquidation fees payable to a special servicer of the Memphis Retail Portfolio Mortgage Loan, including any liquidation and workout fees, as set forth

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in any related pooling and servicing agreement, and (h) an event of default under the Memphis Retail Portfolio Mortgage Loan will trigger an event of default under the Memphis Retail Portfolio Mezzanine Loan.

     Tenant In Common Structure. The Memphis Retail Portfolio Borrowers are
comprised of two tenants in common which respectively own each of the five
Memphis Retail Portfolio Mortgaged Properties. Castle Country Club LLC owns a
62.50% interest and 129 Country Club LLC owns a 37.50% interest in property known as 2140 - 2150 Poplar Avenue, Collierville, Tennessee. Castle 743 Poplar
LLC owns a 62.50% interest and 129 743 Poplar LLC owns a 37.50% in the property known as 743 West Poplar Avenue, Collierville, Tennessee. Castle Chickasaw LLC
owns a 62.50% interest and 129 Chickasaw LLC owns a 37.50% interest in property known as 3109 - 3183 Poplar Avenue, Memphis, Tennessee. Castle Collierville LLC
owns a 62.50% interest and 129 Collierville LLC owns a 37.50% interest in 849 W.
Poplar Avenue, Collierville, Tennessee. Castle 1130 Germantown LLC owns a 62.50%
interest and 129 1130 Germantown LLC owns a 37.50% interest in property known as
1130 Germantown Parkway, Memphis, Tennessee. Pursuant to the related loan documents, the Memphis Retail Portfolio Borrowers waived their right to partition during the term of the Memphis Retail Portfolio Mortgage Loan to the extent permitted by law.

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                  X. THE CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS

                                [4 PHOTOS OMITTED]

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                  X. THE CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS

                                 [MAP OMITTED]

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                  X. THE CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:      $24,981,247
LOAN PER ROOM:                       $164,350
% OF INITIAL MORTGAGE POOL BALANCE:  2.5%
SHADOW RATING (S&P/MOODY'S):         NAP(1)
LOAN PURPOSE:                        Acquisition
MORTGAGE INTEREST RATE:              6.900% per annum
INTEREST CALCULATION:                Actual/360
FIRST PAYMENT DATE:                  April 11, 2008
AMORTIZATION TERM:                   28.5 years
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       March 11, 2018
MATURITY BALANCE:                    $21,288,764
BORROWERS:                           Brompton Hotel Investments, LLC; Surf Hotel
                                     Investments, LLC; Belmont Hotel
                                     Investments, LLC
SPONSOR:                             Brian R. Massie; Andre A. Koren; Marc Aron
DEFEASANCE/PREPAYMENT:               Defeasance permitted, in whole or in
                                     connection with the release of a Chicago
                                     Hotel Portfolio Mortgaged Property, in
                                     part, after the second anniversary of the
                                     Issue Date.
UP-FRONT RESERVES:                   Capital Improvements Reserve(2)
ONGOING RESERVES:                    Tax and Insurance Reserve(3)
                                     Replacement Reserve(4)
LOCKBOX:                             Springing Soft(5)
OTHER SECURED DEBT:                  Permitted Mezzanine Financing(6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio(7)
PROPERTY TYPE:                       Hotel
LOCATION:                            Chicago, Illinois
YEAR BUILT:                          1926-1929
YEAR RENOVATED:                      1999
NUMBER OF ROOMS:                     152
OCCUPANCY:                           60.9%(8)
OCCUPANCY DATE:                      October 31, 2007
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Broughton Hospitality Group, Inc., a
                                     California corporation
ADR:                                 $176.57(9)
REVPAR:                              $107.47(10)
U/W NCF:                             $2,533,965(11)
U/W NCF DSCR:                        1.26x(12)
CUT-OFF DATE  U/W NCF DSCR:          1.26x(12)
APPRAISED VALUE:                     $36,400,000(13)
APPRAISAL AS OF DATE:                December 6, 2007
CUT-OFF DATE LTV RATIO:              68.6%
MATURITY LTV RATIO:                  58.5%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  At closing, the Chicago Hotel Portfolio Borrowers deposited $1,000,000 into a capital improvements reserve account for to pay for the costs of certain identified capital improvements at the Chicago Hotel Portfolio Mortgaged
     Properties.

(3)  The Chicago Hotel Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an aggregate amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.

(4)  The Chicago Hotel Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an aggregate amount of $20,293.

(5)  See "--Lockbox" below.

(6)  See "--Permitted Mezzanine Financing" below.

(7)  The Chicago Hotel Portfolio is comprised of three cross-collateralized limited service hotel properties located in Chicago, Illinois. See "--The
     Mortgaged Properties" below.

(8)  Occupancy is the overall weighted average occupancy, based on individual loan amounts, of the three cross-collateralized Chicago Hotel Portfolio
     Mortgaged Properties for the trailing 12 months ending October 31, 2007.

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(9)  ADR is the overall weighted average daily rate, based on individual loan amounts, of the three cross-collateralized Chicago Hotel Portfolio
     Mortgaged Properties for the trailing 12 months ending October 31, 2007.

(10) RevPAR is the overall weighted average revenue per available room, based on individual loan amounts, of the three cross-collateralized Chicago Hotel
     Portfolio Mortgaged Properties for the trailing 12 months ending October
     31, 2007.

(11) Reflects aggregate in-place U/W NCF of the three Chicago Hotel Portfolio
     Mortgaged Properties.

(12) Based on aggregate U/W NCF and calculated based on the aggregate annual debt service payments at the mortgage interest rate of 6.900% calculated on an Actual/360 Basis.

(13) Aggregate of appraised values based on a combined portfolio value for the three Chicago Hotel Portfolio Mortgaged Properties.

     The Borrowers and Sponsor. There are three separate Chicago Hotel Portfolio
Borrowers. The Chicago Hotel Portfolio Borrowers are Belmont Hotel Investments,
LLC, Brompton Hotel Investments, LLC and Surf Hotel Investments, LLC, each a
Delaware limited liability company. The sponsors of the Chicago Hotel Portfolio
Borrowers are Brian R. Massie, Andre A. Koren and Marc Aron. Brian R. Massie and
Andre A. Koren are the principals of Reliance Capital Partners ("Reliance
Capital"). Reliance Capital is a real estate investment company focused on acquiring, repositioning and stabilizing multifamily and hotel properties throughout the United States to create revenue streams through rental income and long-term capital appreciation. The Chicago Hotel Portfolio Borrowers have engaged Broughton Hospitality Group, Inc. ("Broughton"), located in Huntington
Beach, California, to manage the three Chicago Hotel Portfolio Mortgaged
Properties collectively. Broughton is a full service hospitality management, consulting and development organization, specializing in the boutique hotel management segment since it was founded in January 2001 by Larry Broughton.
Broughton currently operates and represents ten hotels (in addition to the
Chicago Hotel Portfolio Mortgaged Properties); nine in California and one on the island of Bali.

     The Mortgage Loans. The Chicago Hotel Portfolio Mortgage Loans were originated on February 15, 2008, and have an aggregate cut-off date principal balance of $24,981,247. The Chicago Hotel Portfolio Mortgage Loans are comprised of three separate, cross-defaulted and cross-collateralized loans. Each of the
Chicago Hotel Portfolio Mortgage Loans is a ten-year balloon loan with a stated
maturity date of March 11, 2018. The Chicago Hotel Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, of 6.900% per annum. On the eleventh day of each month, the Chicago
Hotel Portfolio Borrowers are required to make constant monthly debt service payments aggregating $167,294.38, based on a 28.5-year amortization schedule.
The aggregate principal balance of the Chicago Hotel Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on March 11,
2018.

     The Chicago Hotel Portfolio Borrowers are prohibited from voluntarily prepaying the Chicago Hotel Portfolio Mortgage Loans in whole or in part.

     Following the second anniversary of the Issue Date, any of the Chicago
Hotel Portfolio Borrowers may obtain the separate release of its respective
Chicago Hotel Portfolio Mortgaged Property by pledging fixed-rate non-callable obligations that (i) are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended, or direct, non-callable, fixed-rate obligations of the United States of America and (ii)
produce payments equal to or greater than 120% of the payment obligations of the related Chicago Hotel Portfolio Borrower (including the payment due upon the stated maturity date of the respective Chicago Hotel Portfolio Mortgage Loan), with the excess payments from the defeasance collateral to be utilized to reduce the corresponding payments under the remaining Chicago Hotel Portfolio Mortgage
Loans. The right of the Chicago Hotel Portfolio Borrowers to defease the Chicago
Hotel Portfolio Mortgage Loans is further subject to, among other things (i) the remaining Chicago Hotel Portfolio Mortgage Loans, as reduced, satisfying a debt service coverage ratio test of at least 1.20x and not exceeding 80% of the then current fair market value of the remaining undefeased Chicago Hotel Portfolio
Mortgaged Properties, and (ii) each applicable rating agency confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the then current ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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     The Mortgaged Properties. The Chicago Hotel Portfolio Mortgage Loans are
three cross-collateralized and cross-defaulted loans secured by a first priority lien on the respective fee simple interests of the Chicago Hotel Portfolio
Borrowers in the three Chicago Hotel Portfolio Mortgaged Properties. The Chicago
Hotel Portfolio Mortgaged Properties are independent boutique hotels with an aggregate of 152 rooms located in Chicago, Illinois. The hotels range in size from 45 rooms to 55 rooms and were built between 1926 and 1929 with renovations done on all three properties in 1999.

     Certain characteristics of the Chicago Hotel Portfolio Mortgaged Properties
are identified in the table below:

               THE CHICAGO HOTEL PORTFOLIO MORTGAGED PROPERTIES(1)

                                          # OF     YEAR BUILT/                                          APPRAISED        LOAN
        PROPERTY             LOCATION    ROOMS   YEAR RENOVATED   OCCUPANCY(2)    ADR(3)   REVPAR(4)      VALUE         AMOUNT
------------------------   -----------   -----   --------------   ------------   -------   ---------   -----------   -----------

The City Suites Hotel...   Chicago, IL     45       1926/1999         65.5%      $175.36    $114.80    $13,300,000   $ 9,215,000
The Majestic Hotel......   Chicago, IL     52       1929/1999         58.4        180.35     105.30     11,900,000     8,125,000
The Willows Hotel.......   Chicago, IL     55       1928/1999         58.0        174.01     100.94     11,200,000     7,660,000
                                          ---                         ----       -------    -------    -----------   -----------
TOTAL / AVERAGE.........                  152                         60.9%      $176.57    $107.47    $36,400,000   $25,000,000
                                          ===                         ====       =======    =======    ===========   ===========

(1)  Ranked by loan amount.

(2)  Reflects the weighted average occupancy, based on individual loan amounts, of the three cross-collateralized Chicago Hotel Portfolio Mortgaged
     Properties for the trailing 12 months ending October 31, 2007.

(3)  Reflects the weighted average ADR ("average daily rate"), based on individual loan amounts, of the three cross-collateralized Chicago Hotel
     Portfolio Mortgaged Properties for the trailing 12 months ending October
     31, 2007.

(4)  Reflects the weighted average RevPAR ("revenue per available room"), based on individual loan amounts, of the three cross-collateralized Chicago Hotel
     Portfolio Mortgaged Properties for the trailing 12 months ending October
     31, 2007.

     Lockbox. Each Chicago Hotel Portfolio Borrower is required to institute a lockbox procedure upon the occurrence of a default beyond applicable cure periods with respect to the applicable Chicago Hotel Portfolio Mortgage Loan, during any period that the debt service coverage ratio for all three Chicago
Hotel Portfolio Mortgage Loans shall be below 1.10x in the aggregate (such event, a "Cash Management Period"). With respect to the initial Cash Management
Period only, in the event that the debt service coverage ratio shall have been restored above 1.40x for 12 consecutive calendar months, the initial Cash
Management Period shall terminate.

     Terrorism Insurance. Each Chicago Hotel Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of
$48,000 for each year of the loan term. Insurance against acts of terrorism is defined in the related loan documents as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism
(including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk
Insurance Act of 2005, as the same may be amended from time to time ("TRIA") is in effect, insurance against terrorism shall mean insurance against an "Act of
Terrorism" as such term is defined in Section 102(1) of the TRIA.

     Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while TRIA is in effect, insurance against terrorism shall mean insurance against an "Act of Terrorism" as such term is defined in Section
102(1) of the TRIA.

     Permitted Mezzanine Financing. Following February 15, 2011, each Chicago
Hotel Portfolio Borrower shall have the right, not more than one time during the term of its related Chicago Hotel Portfolio Mortgage Loan, to obtain mezzanine financing (the "Mezzanine Financing") from a "qualified mezzanine lender" (as defined in the related loan documents), secured solely by a pledge of partnership or other equity interests in the applicable

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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Chicago Hotel Portfolio Borrower, without the payment of any transfer fee to lender, provided that, among other things, lender receives 60 days' prior written notice of such Mezzanine Financing, no event of default has occurred and is continuing, the qualified mezzanine lender enters into a subordination and intercreditor agreement acceptable to the mortgage lender and the sum of the then outstanding principal balance of the applicable Chicago Hotel Portfolio
Mortgage Loan and the amount of the proposed Mezzanine Financing (a) shall be no more than 80% of the then current value of the applicable Chicago Hotel
Mortgaged Property, and (b) shall have a combined debt service coverage ratio of not less than 1.20x.

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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TIMELINE                                                          LB-UBS 2008-C1
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DATE                     EVENT
--------------------------------------------------------------------------------
Week of April 7, 2008    Structural & Collateral Term Sheets
                         Available/Preliminary Prospectus Supplement
                         Available/Road Shows/Investor Calls/Presale Reports
                         Available on Rating Agency Websites

Week of April 14, 2008   Pricing

April 29, 2008           Closing

LEHMAN BROTHERS                                               UBS SECURITIES LLC

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LEHMAN BROTHERS                                               UBS SECURITIES LLC

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